Execution Copy

PRIMERO MINING CORP.
as Borrower

and

BMO CAPITAL MARKETS
as Lead Arranger and Sole Bookrunner

and

BANK OF MONTREAL
as Administrative Agent

and

THE SEVERAL LENDERS
FROM TIME TO TIME PARTIES HERETO

__________________________________________

CREDIT AGREEMENT

__________________________________________

Dated as of May 23, 2014

Fasken Martineau DuMoulin LLP
Toronto, Ontario

Credit Agreement - Primero Mining

Credit Agreement - Primero Mining

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Credit Agreement - Primero Mining

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Credit Agreement - Primero Mining

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14.17	Redistribution of Payment	97
14.18	Distribution of Notices	97
14.19	Other Security Not Permitted	97
14.20	Discharge of Security	97
14.21	Determination of Exposures	97
14.22	Decision to Enforce Security	99
14.23	Enforcement	99
14.24	Application of Cash Proceeds of Realization	99
14.25	Entering Into Contracts	100
14.26	Survival	100

ARTICLE 15 MISCELLANEOUS		100
15.1	Notices	100
15.2	Severability	101
15.3	Counterparts	101
15.4	Successors and Assigns	102
15.5	Assignment	102
15.6	Entire Agreement	103
15.7	Further Assurances	103
15.8	Judgment Currency	104
15.9	Confidentiality	105

SCHEDULE A PRICING GRID	1

SCHEDULE B LENDERS AND INDIVIDUAL COMMITMENTS	1

SCHEDULE C COMPLIANCE CERTIFICATE	1

SCHEDULE D FORM OF ASSIGNMENT	1

SCHEDULE E FORM OF DRAWDOWN NOTICE	1

SCHEDULE F FORM OF ROLLOVER NOTICE	1

SCHEDULE G FORM OF CONVERSION NOTICE	1

SCHEDULE H CORPORATE STRUCTURE	1

SCHEDULE I SECURITY DOCUMENTS	1

Credit Agreement - Primero Mining

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PAGE

SCHEDULE J QUALIFIED AFFILIATE INSTRUMENT OF ADHESION	1

SCHEDULE K EJIDOS LITIGATION	1

Credit Agreement - Primero Mining

CREDIT AGREEMENT dated as of May 23, 2014 between Primero Mining Corp., a corporation existing under the laws of the Province of British Columbia (the “Borrower”), the lending institutions from time to time parties hereto as Lenders (each a “Lender” and, collectively, the “Lenders”), and Bank of Montreal, as Administrative Agent.

WHEREAS the Borrower has requested the Lenders to provide to it a certain senior secured revolving credit facility for the purposes set forth in Section 11.2(c);

AND WHEREAS the Lenders are each willing to provide such credit facility to the Borrower for the aforementioned purposes upon the terms and conditions contained herein;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

ARTICLE 1
INTERPRETATION

1.1	Defined Terms

The following defined terms shall for all purposes of this agreement, or any amendment, substitution, supplement, replacement, restatement or addition hereto, have the following respective meanings unless the context otherwise specifies or requires or unless otherwise defined herein:

“$” denotes U.S. dollars.

“Acquisition” means:

(a)	if the acquisition is a share purchase, the Borrower shall Control the entity being acquired immediately following the completion of such acquisition; or

(b)	if the acquisition is an asset purchase, all or substantially all of the assets of the vendor (or of a division or unit of the vendor) are being acquired.

“Administrative Agent” means Bank of Montreal, in its capacity as administrative agent of the Lenders, and any successor thereto pursuant to Section 14.12.

“Affected Lender” shall have the meaning ascribed thereto in Section 8.3.

“Affiliate” means an affiliated body corporate and, for the purposes of this agreement, (i) one body corporate is affiliated with another body corporate if one such body corporate is the Subsidiary of the other or both are Subsidiaries of the same body corporate or each of them is Controlled by the same Person and (ii) if two bodies corporate are affiliated with the same body corporate at the same time, they are deemed to be affiliated with each other; for greater certainty for the purposes of this definition, “body corporate” shall include a chartered bank.

Credit Agreement - Primero Mining

“Alternate Base Rate Canada” means, at any particular time, the variable rate of interest per annum, calculated on the basis of a year of 365 days (or 366 days in the case of a leap year), which is equal to the greater of (a) the Base Rate Canada at such time and (b) the Federal Funds Effective Rate at such time plus ½ of 1%.

“Applicable Law” means all public laws, statutes, ordinances, decrees, judgments, codes, standards, acts, orders, by-laws, rules, regulations, Official Body consents, permits, binding policies and guidelines, and requirements of all Official Bodies, which now or hereafter may be lawfully applicable to and enforceable against any Obligor or its property or any part thereof.

“Applicable Margin” means, at any particular time, the aggregate of (a) the applicable interest rate margin or fee rate, as the case may be, expressed as a percentage per annum which are in effect at such time based upon the Total Net Debt Leverage Ratio for the Fiscal Quarter that is the subject of the quarterly Compliance Certificate delivered by the Borrower to the Administrative Agent at the time of the first drawdown hereunder as provided in Section 12.2(e)(iii) or otherwise most recently delivered by the Borrower to the Administrative Agent, as set forth in the table in Schedule A hereto, and (b) where the Borrower fails to pay any amount required to be paid by them hereunder when due in respect of principal, interest, Bankers’ Acceptance reimbursement, BA Acceptance Fees, Letter reimbursement or Letter fees, having received notice that such amount is due, 2% per annum on such overdue amounts in order to compensate the Lenders for the additional risk, provided that (i) changes in the Applicable Margin shall be effective as of the first day of the calendar month next following the relevant Reporting Date and (ii) changes in the Applicable Margin shall apply, as at the effective dates of such changes, to Letters, Loans and Bankers’ Acceptances outstanding on such dates, but only for those portions of the terms of such Letters, Loans and Bankers’ Acceptances after the effective date of such changes, as provided above. Notwithstanding the foregoing, until December 31, 2014, the Applicable Margin shall not be less than that based on Level II in Schedule A hereto.

“Asset Purchase Agreement” means the asset purchase agreement dated July 29, 2010 pursuant to which PEM purchased the San Dimas Mine from Desarrollos Mineros San Luis, S.A. de C.V., as the same may be amended, modified, supplemented or replaced from time to time with the consent of the Lenders.

“Assenting Lender” shall have the meaning ascribed thereto in Section 8.3.

“Available Credit” means, at any particular time, the amount, if any, by which the Credit Limit at such time exceeds the amount of credit outstanding under the Credit Facility at such time.

Credit Agreement - Primero Mining

“BA Acceptance Fee” means, for each issuance of a Bankers’ Acceptance or a BA Equivalent Note, a fee in the amount calculated by multiplying the face amount of such Bankers’ Acceptance or principal amount of such BA Equivalent Loan by an amount equal to the Applicable Margin and then multiplying the product so obtained by a fraction (x) the numerator of which is the number of days in the term to maturity of such Bankers' Acceptance or BA Equivalent Note and (y) the denominator of which is 365 days (or 366 days in the case of a Bankers' Acceptance which matures in a leap year).

“BA Cash Collateral Account” means a special purpose account to be established by the Borrower with the Administrative Agent for the purposes set out in Section 13.2.

“BA Discount Rate” means:

(a)	for Schedule I Lenders, the CDOR Rate with a term identical to the term to maturity of the applicable Bankers’ Acceptance; and

(b)	for Schedule II Lenders, Schedule III Lenders and Non-BA Lenders, the sum of:

(i)	the BA Discount Rate for Schedule I Lenders determined in accordance with subsection (a) above; and

(ii)	10 basis points per annum.

Any Schedule I Lender who declares itself as a Non-BA Lender shall be entitled to receive the BA Discount Rate defined in subsection (b) above.

“BA Discounted Proceeds” means, in respect of any Bankers’ Acceptances to be accepted by a Lender on any day, an amount (rounded to the nearest whole cent and with one-half of one cent being rounded up) calculated on such day by multiplying:

(a)	the aggregate face amount of such Bankers’ Acceptances; by

(b)	the price, where the price is determined by dividing one by the sum of one plus the product of:

(i)	the BA Discount Rate which is applicable to such Bankers’ Acceptance (expressed as a decimal); and

(ii)	a fraction, the numerator of which is the number of days remaining in the term of such Bankers’ Acceptances and the denominator of which is 365;

with the price as so determined being rounded up or down to the fifth decimal place and .000005 being rounded up.

Credit Agreement - Primero Mining

“BA Draft” shall have the meaning ascribed thereto in Section 3.4(i) .

“BA Equivalent Loans” shall have the meaning ascribed thereto in Section 3.5.

“BA Equivalent Note” shall have the meaning ascribed thereto in Section 3.4(i) .

“BA Proceeds” means, with respect to a particular Bankers’ Acceptance, the BA Discounted Proceeds with respect thereto less the amount of the BA Acceptance Fee in respect of such Bankers’ Acceptance.

“Bankers’ Acceptance” means a depository bill or bill of exchange (a) drawn by the Borrower and accepted by a Lender, (b) denominated in Canadian dollars, (c) having a term of 30 to 180 days (subject to availability and subject to the right of the Administrative Agent, in its sole discretion, to restrict the term or maturity dates applicable thereto), (d) issued and payable only in Canada and (e) having a face amount of at least Cdn.$1,000,000.

“Banking Day” means any day of the year, other than a Saturday, Sunday or other day on which banks are required or authorized to close in Toronto, Ontario and, where used in the context of (i) an advance in U.S. dollars, is also a day on which banks are not required or authorized to close in New York, New York; and (ii) a LIBOR Loan, is also a day on which banks are not required or authorized to close in New York, New York and on which dealings are carried on in the London interbank market in respect of transactions in U.S. dollars.

“Base Rate Loan” means monies lent by the Lenders to the Borrower hereunder and upon which interest accrues at a rate referable to the Alternate Base Rate Canada.

“Base Rate Canada” means the variable rate of interest per annum determined by the Administrative Agent from time to time as its base rate for United States dollar loans made by the Administrative Agent in Canada from time to time, being a variable per annum reference rate of interest adjusted automatically upon change by the Administrative Agent, calculated on the basis of a year of 365 days (or 366 days in the case of a leap year).

“Black Fox Mine” means the mining operations located in the Township of Black River - Matheson, Ontario and owned and operated by Primero Gold.

“BMO Fee Letter” means the fee letter dated May 23, 2014 entered into between Bank of Montreal and the Borrower.

“BNS Fee Letter” means the fee letter dated May 23, 2014 entered into between The Bank of Nova Scotia and the Borrower.

“Borrower Silver Purchase Guarantee” means the guarantee of the Borrower in favour of SWC dated August 6, 2010 and pursuant to which the Borrower guaranteed the obligations of STB under the SLW Silver Purchase Agreement, as the same may be amended, modified, supplemented or replaced from time to time with the consent of the Lenders.

Credit Agreement - Primero Mining

“Branch of Account” means the branch of the Administrative Agent located at 595 Burrard Street, Vancouver, British Columbia, or such other branch of the Administrative Agent located in Canada as the Administrative Agent may advise the Borrower from time to time.

“Canadian Dollar Equivalent” means the Exchange Equivalent in Canadian dollars of any amount of United States dollars.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases, but excluding any amount representing capitalized interest) by the Borrower on a consolidated basis, during such period that, in conformity with GAAP, are or are required to be included as additions during such period to tangible fixed assets, provided that the term “Capital Expenditures” shall not include (a) expenditures made in connection with the replacement, substitution or restoration of assets (i) to the extent financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored or (ii) to the extent funded with awards of compensation arising from the expropriation, taking by eminent domain or condemnation of the assets being replaced, (b) the purchase price of equipment that is purchased simultaneously with the trade in of existing equipment to the extent of the credit granted by the seller of such equipment for the equipment being traded in at such time, (c) the purchase price of tangible fixed assets and other capital expenditures made within 60 days of the sale of any asset to the extent purchased with the proceeds of such sale, or (d) expenditures that constitute any part of rental expenses under operating leases for real or personal property.

“Capital Lease”, as applied to any Person, shall mean any lease of any property (whether real, personal or mixed and including, without limitation, equipment) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a finance lease obligation on the balance sheet of that Person.

“Capital Reorganization” means any change in the issued and outstanding Shares of an Obligor.

“Cash” means cash and Cash Equivalents of the Borrower determined on a consolidated basis.

“Cash Equivalents” means (i) securities issued or directly and fully guaranteed or insured by the United States or Canadian government or any agency or instrumentality thereof with maturities of 12 months or less from the date of acquisition, (ii) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank incorporated in the United States or any Canadian chartered bank having capital and surplus in excess of $500,000,000, (iii) repurchase obligations for underlying securities of the types described in clauses (i) and (ii) entered into with any financial institution meeting the qualifications specified in clause (ii) above, (iv) commercial paper rated A 1 or the equivalent thereof by Moody’s or S&P and in each case maturing within one year after the date of acquisition, (v) investment funds investing at least 95% of their assets in securities of the types described in clauses (i) to (iv) above and (vi) readily marketable direct obligations issued by any state of the United States or province of Canada or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 12 months or less from the date of acquisition.

Credit Agreement - Primero Mining

“Cash Management Agreement” means any present or future agreement pursuant to which any Obligor contracts for the provision of a cash management facility.

“Cash Proceeds of Realization” means the aggregate of (i) all Proceeds of Realization in the form of cash and (ii) all cash proceeds of the sale or disposition of non-cash Proceeds of Realization, in each case expressed in United States dollars.

“CDOR Rate” means, with respect to an issue of Bankers’ Acceptances with the same maturity date to be accepted by a Lender hereunder, the discount rate per annum, calculated on the basis of a year of 365 days, (i) equal to, as determined by the Administrative Agent, the discount rate of such Lender that appears on the Reuters Screen CDOR Page for such Lender at or about 10:00 a.m. (Toronto time) on the date of issue and acceptance of such Bankers’ Acceptances, for bankers’ acceptances having a comparable face value and an identical maturity date to the face value and maturity date of such issue of Bankers’ Acceptances or (ii) if such rate does not appear on such Page for such Lender, equal to the rate per annum for Canadian dollar bankers’ acceptances having such term which is quoted by such Lender at such time.

“Cerro de Gallo Project” means the mining operations located in the state of Guanajuato, Mexico and owned and operated by San Anton de las Minas, SA. de C.V.

“Change of Control” means any transaction the consummation of which results in (i) another entity owning at least 50% of the voting power of the Shares of the Borrower, (ii) any entity acquiring Control of the Borrower; (iii) the Borrower ceasing to own or control, directly or indirectly, 100% of the issued and outstanding shares of each of the Guarantors or (iv) the Borrower ceasing to own or control, directly or indirectly, any Material Project.

Credit Agreement - Primero Mining

“Closing Certificate” of a particular Obligor means a certificate of a senior officer of such Obligor addressed to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, acting reasonably, and certifying (a) the truth and correctness of attached copies of the articles of incorporation and by-laws of such Obligor (or the equivalent in the jurisdiction of formation of the Obligor) and the resolution of the board of directors of such Obligor (or the equivalent in the jurisdiction of formation of the Obligor) authorizing it to execute, deliver and perform its obligations under the Credit Documents to which it is a party, (b) specimen signatures of the individuals authorized to sign Credit Documents on behalf of such Obligor and (c) in the case of the Closing Certificate of the Borrower, (i) that no Default has occurred and is continuing or would arise immediately after or as a result of this agreement becoming effective, (ii) no Material Adverse Change has occurred since December 31, 2013 and (iii) there exists no pending or threatened (in writing) litigation, proceedings or investigations which (x) contest the entering into of this agreement or (y) could reasonably be expected to have a Material Adverse Effect.

“Collateral Agency Agreement” means the collateral agency agreement dated the date hereof between the Mexican Collateral Agent, the Non-Mexican Proceeds Agent, the Administrative Agent, SWC, Goldcorp and each Obligor (other than Primero Gold), in form and substance satisfactory to the Administrative Agent, and pursuant to which, inter alia, the Mexican Collateral Agent and the Non-Mexican Proceeds Agent were appointed to hold certain collateral owned by the Obligors for and on behalf of the Administrative Agent, SWC and Goldcorp.

“Common Cash Management Agreements” means any Cash Management Agreement between an Obligor on the one hand and a Qualified Cash Management Lender on the other hand.

“Common Risk Management Agreements” means any Risk Management Agreement between an Obligor on the one hand and a Qualified Risk Management Lender on the other hand.

“Companies” means the Borrower and its Subsidiaries and “Company” means any of the Companies.

“Compliance Certificate” means a compliance certificate, in the form attached as Schedule C and signed by a senior financial officer of the Borrower, evidencing compliance with the terms of this agreement.

“Contaminant” means any contaminant, as defined by the EPA.

“Contributing Lender” shall have the meaning ascribed thereto in Section 3.3.

“Control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting equity, by contract or otherwise and “Controlled” shall have a similar meaning.

Credit Agreement - Primero Mining

“Conversion Notice” shall have the meaning ascribed thereto in Section 6.4.

“Corporate Reorganization” means any change in the legal existence of any Company (other than a Capital Reorganization) including by way of amalgamation, merger, winding up, continuance or plan of arrangement, provided such change does not involve any Person other than the Companies.

“Credit Documents” means this agreement, the Guarantees, the Fee Letters, the Security Documents, the Perfection Certificate, the Postponement and Subordination Undertaking, the Intercreditor Documents, the Sandstorm Subordination Agreement and all instruments and agreements executed and delivered by the Obligors in favour of the Finance Parties or the Mexican Collateral Agent from time to time in connection with this agreement or any other Credit Document, but specifically excluding the Common Cash Management Agreements and the Common Risk Management Agreements.

“Credit Excess” means, as at a particular date, the amount, if any, by which the aggregate amount of credit outstanding hereunder as at the close of business on such date exceeds the amount of the Credit Facility (as such amount may be reduced from time to time pursuant to the terms hereof) as at the close of business on such date.

“Credit Facility” means the revolving term credit facility established by the Lenders in favour of the Borrower pursuant to Section 2.1.

“Credit Facility Repayment Date” means the date on which all Secured Obligations under or in connection with the Credit Facility have been permanently repaid in full and the Lenders have no further commitments with respect to the Credit Facility.

“Credit Limit” means, at any particular time, $75,000,000 (as such amount may be reduced pursuant to Section 2.3) .

“Default” means any event which is or which, with the passage of time, the giving of notice or both, would be an Event of Default.

“Defaulting Lender” shall have the meaning ascribed thereto in Section 3.3.

“Designated Accounts” means the Borrower’s United States dollar account numbered 004-4719-550 and Canadian dollar account numbered 004-1936-702, each maintained by the Administrative Agent at the Branch of Account for the purposes of transactions under the Credit Facility and “Designated Account” means any one of the Designated Accounts.

Credit Agreement - Primero Mining

“Disposition” shall mean any sale, assignment, transfer, conveyance, lease, license or other disposition of any nature or kind whatsoever of any property or of any right, title or interest in or to any property, and the verb “Dispose” shall have a correlative meaning.

“Draft” means any draft, bill of exchange, receipt, acceptance, demand or other request for payment drawn or issued under or in respect of a Letter.

“Drawdown Notice” shall have the meaning ascribed thereto in Section 4.1.

“EBITDA” means for any particular Fiscal Quarter, Net Income for such Fiscal Quarter plus, to the extent deducted in determining Net Income, the aggregate of:

(a)	Interest Expenses for such Fiscal Quarter;

(b)	consolidated income tax expenses of the Borrower (but excluding any Subsidiaries which are not Guarantors) for such Fiscal Quarter; and

(c)

consolidated depreciation and amortization expenses and other non-cash expenses of the Borrower (which shall include, for certainty, the Borrower’s non-cash stock options but excluding any Subsidiaries which are not Guarantors) for such Fiscal Quarter;

in each case expressed in United States dollars.

The calculation of EBITDA shall be adjusted, without duplication, for unrealized derivative financial instrument gains or losses, non-cash revenues and expenses of the Borrower on a consolidated basis but excluding any Subsidiaries which are not Guarantors including, without limitation, deferred revenue and the difference between accrued and cash reclamation costs. If any of the Obligors shall have acquired the assets of any going concern business, or the shares of another Person which shall have become a Subsidiary of the relevant Obligor during such period, such acquisition shall be deemed to have occurred on the first day of such period and any Indebtedness incurred or assumed by the relevant Obligor in connection with such acquisition shall be deemed to have been incurred or assumed on the first day of such period; provided, however in determining the results of operations of such going concern, business or such Person for purposes of Sections 11.1(b) and 11.1(c) hereof for any portion of such period prior to the date of its acquisition or becoming a Subsidiary of the relevant Obligor, such determination shall be made by using historical results with adjustments to exclude those revenues actually received and operating expenses actually incurred by such other Person during such period that are reasonably expected to be eliminated following the acquisition thereof by the Borrower and are approved by the Majority Lenders (all such exclusions to be identified on a separate schedule delivered by the Borrower to the Administrative Agent and the Lenders). EBITDA for any period prior to the closing date of any Disposition by any of the Obligors out of the ordinary course of business shall be adjusted to take into account on a pro forma basis the EBITDA for such period for the Person or property Disposed of as agreed to by the Borrower and the Majority Lenders prior to the closing date of such Disposition.

Credit Agreement - Primero Mining

“Ejidos” means a communal ownership of land recognized by the federal laws in Mexico which controls surface rights over its communal property through a board of directors.

“Ejidos Claims” means those claims commenced by Ejidos as of December 11, 2013, as more particularly described in Schedule K hereto.

“Enforcement Date” means:

(a)

the date on which the Administrative Agent notifies the Borrower, pursuant to Section 13.1, that all indebtedness of the Borrower to the Lenders hereunder has become immediately due and payable or on which such indebtedness automatically becomes due and payable pursuant to Section 13.1, whichever occurs first; or

(b)

if all indebtedness of the Borrower to the Lenders hereunder has been repaid in full and all commitments of the Lenders hereunder have terminated, the date on which a Qualified Cash Management Lender or Qualified Risk Management Lender notifies the Borrower that all indebtedness of the Borrower to such Qualified Cash Management Lender or Qualified Risk Management Lender under the relevant Common Cash Management Agreement or Common Risk Management Agreement, as the case may be, has become immediately due and payable or on which such indebtedness automatically becomes due and payable, whichever occurs first.

“Environment” means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

“Environmental Law” means any Legal Requirement that addresses, is related to or is otherwise concerned with environmental, health or safety issues, including any Legal Requirement relating to any emissions, releases or discharges of Hazardous Materials into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, existence, treatment, storage, disposal, transport, handling, clean-up or control of Hazardous Materials, including the Equator Principles and the World Bank Environment, Health and Safety Guidelines for Mining and Milling, each as amended from time to time.

“EPA” means the Environmental Protection Act (Ontario), as amended from time to time, and any successor statute.

Credit Agreement - Primero Mining

“Equator Principles” means the Equator Principles III, being the principles developed and adopted by various banks and financial institutions, to the extent applicable to the operation of mines and based on (but not limited to) the:

(a)	IFC Performance Standards;

(b)	IFC Environmental, Health and Safety General Guidelines; and

(c)	IFC Environmental, Health and Safety Guidelines for Mining.

“Equity” means, at any particular time, the amount, expressed in United States dollars, which would, in accordance with GAAP, be classified on the consolidated balance sheet of the Borrower (but excluding any Subsidiaries which are not Guarantors) at such time as shareholder’s equity.

“Event of Default” means any one of the events set forth in Section 13.1.

“Exchange Equivalent” means, as of any date of determination, with reference to any amount expressed in one currency, the amount of another applicable currency required to purchase such amount in the first currency on such date either (i) in the case of any amount derived directly or indirectly from any financial statements of the Borrower, the exchange rate used to convert from one currency to another, as applicable, in the preparation of such financial statements, (ii) in determining the amount of Available Credit, the spot rate of exchange for converting from one currency to another quoted by the Bank of Canada at approximately 12:00 noon (Toronto time) on the first Banking Day of the calendar month in which the calculation is being made, and (iii) in all other cases, the spot rate of exchange for converting from one currency to another quoted by the Bank of Canada at approximately 12:00 noon (Toronto time) on the effective date of such conversion.

“Excluded Taxes” means any (a) Taxes imposed on or measured by, net income (however denominated), franchise Taxes, branch profits Taxes or capital Taxes imposed on a Lender, in each case by any jurisdiction (or political subdivision thereof) as a result of a present or former connection between the Lender and the jurisdiction (or political subdivision thereof) other than Taxes levied by reason of the fact that the Lender has executed, delivered, become party to or performed its obligations under, or has enforced or perfected a security interest under any Credit Documents, or sold or assigned any credit or commitment or interest under any Credit Documents, (b) U.S. withholding tax imposed under FATCA, and (c) Taxes solely attributable to a Lender’s failure to comply with Section 8.6(h) .

“Exposure” means, with respect to a particular Finance Party at a particular time, the amount of the Secured Obligations owing to such Finance Party at such time, determined by such Finance Party in good faith in accordance with Section 14.21.

“FATCA” means sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986 or any associated regulations or other official guidance as of the date of this agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with).

Credit Agreement - Primero Mining

“Federal Funds Effective Rate” means, for any particular day, the variable rate of interest per annum, calculated on the basis of a year of 365 days (or 366 days in the case of a leap year) and for the actual number of days elapsed, equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers as published for such day (or, if such day is not a Banking Day, for the next preceding Banking Day) by the Federal Reserve Bank of New York or, for any Banking Day on which such rate is not so published by the Federal Reserve Bank of New York, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

“Fee Letters” means the BMO Fee Letter and the BNS Fee Letter.

“Finance Documents” means the Credit Documents, the Common Cash Management Agreements and the Common Risk Management Agreements.

“Finance Parties” means the Administrative Agent, the Lenders, the Qualified Cash Management Lenders and the Qualified Risk Management Lenders.

“Fiscal Quarter” means any of the three-month periods ending on the last day of March, June, September and December in each Fiscal Year.

“Fiscal Year” means the twelve-month period ending on the last day of December in each year.

“GAAP” means, at any given date, International Financial Reporting Standards, which include standards and interpretations adopted by the International Accounting Standards Board, applied on a consistent basis.

“Goldcorp” means Goldcorp Inc., a corporation incorporated under the laws of the Province of Ontario.

“Goldcorp Indemnity Agreement” means the deed of indemnity dated August 6, 2010 and entered into by the Borrower and STB in favour of Goldcorp and pursuant to which the Borrower and STB indemnified Goldcorp for certain payments required to be made by Goldcorp under the Goldcorp Silver Purchase Guarantee.

“Goldcorp Note” means the $50,000,000 promissory note dated August 6, 2010 issued by PEM to Desarrollos Mineros San Luis, S.A. de C.V., as assigned to International Mineral Finance S.a.r.l. by assignment agreement dated August 6, 2010.

Credit Agreement - Primero Mining

“Goldcorp Obligations” means the obligations of the Obligors and others under the Goldcorp Indemnity Agreement and the Goldcorp Security.

“Goldcorp Security” means, collectively, (i) the security interests granted by the Borrower to Goldcorp in the SW/Borrower Secured Assets as security for the obligations of the Borrower under the Goldcorp Indemnity Agreement, (ii) the security interests granted by STB to Goldcorp in the SW/STB Secured Assets as security for the obligations of STB under the Goldcorp Indemnity Agreement, (iii) the security interests granted by PEM to Goldcorp in the SW/PEM Secured Assets as security for the obligations of PEM under the Goldcorp Indemnity Agreement, (iv) the security interests granted by the minority shareholders of PEM to Goldcorp in the shares of PEM as security for the obligations of such minority shareholders under or with respect to the Goldcorp Indemnity Agreement and (v) the security interests to be granted by the Future Owners (as defined in the Goldcorp Indemnity Agreement) in the present and future personal property of such Future Owners other than the Excluded Collateral (as defined in the Goldcorp Indemnity Agreement) as security for the obligations of such Future Owners under or in respect of the Goldcorp Indemnity Agreement.

“Goldcorp Silver Purchase Guarantee” means the guarantee dated August 6, 2010 and entered into by Goldcorp in favour of SWC and pursuant to which Goldcorp guaranteed certain of the obligations of STB under the SLW Silver Purchase Agreement, as the same may be amended, modified, supplemented or replaced from time to time.

“Grey Fox Project” means the exploration property owned by Primero Gold and located approximately four kilometers south-east of the Black Fox Mine.

“Guarantees” means, collectively, the guarantees to be entered into by each Obligor in favour of the Administrative Agent for the benefit of the Finance Parties and, if applicable, the Mexican Collateral Agent, in each case form and substance satisfactory to the Administrative Agent, and pursuant to which each Obligor shall guarantee all of the Secured Obligations of each other Obligor, as the same may be amended, modified, supplemented or replaced from time to time.

“Guarantors” means, collectively, Primero Gold, San Anton Resource Corporation, Kings-San Anton, S.A. de C.V., San Anton de las Minas, S.A. de C.V., San Anton del Oro, S.A. de C.V., PEM, STB and PML and all other Material Subsidiaries of the Borrower including those that become Guarantors pursuant to Section 11.2(o) .

“Hazardous Materials” means any waste or other substance that is hazardous, radioactive, toxic, a pollutant or a contaminant, or that is regulated, listed, defined, designated, or classified, or otherwise determined to be, as such under or pursuant to any Environmental Law, including any mixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes thereof and asbestos or asbestos-containing materials and cyanide or cyanide-containing compounds.

Credit Agreement - Primero Mining

“IFC” means the International Finance Corporation.

“IFC Environmental, Health and Safety Guidelines for Mining” means the guidelines and standards relating to the mining sector dated August 20, 2008, relevant and applicable to the Projects from time to time.

“IFC Environmental, Social, Health and Safety Guidelines” means all environmental, social, health and safety regulations, orders, standards, customs, policies, procedures, guidelines and practices published by the IFC, relevant and applicable to the Projects from time to time.

“IFC Performance Standards” means the environmental and social policies providing guidance on matters relevant to the IFC’s operations, and any other environmental standards, requirements and guidelines published by the IFC, relevant and applicable to the Projects from time to time.

“Indebtedness” of any Person means, without duplication, all debts, liabilities and obligations of such Person which would, in accordance with GAAP, be recorded as liabilities on the consolidated balance sheet of such Person including, without limitation, (i) indebtedness of such Person for borrowed money or for the deferred purchase price of property and services, other than trade payables incurred in the ordinary course of business and payable in accordance with customary practices, (ii) other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (iii) obligations of such Person under any Capital Lease, (iv) Purchase Money Indebtedness of such Person, (v) reimbursement obligations of such person in respect of bankers’ acceptances; (vi) contingent obligations of such Person in respect of any letter of credit, bank guarantee or surety bond, (vii) to the extent accelerated, obligations of any Person under any commodity hedging transaction, spot or forward foreign exchange transaction, interest rate swap transaction, currency swap transaction, forward rate transaction, rate cap transaction, rate floor transaction, rate collar transaction, any other exchange or rate protection, any combination of such transactions or any option with respect to any such transaction, and (viii) the contingent obligations of such Person under any guarantee or other agreement assuring payment of any obligations of any Person of the type described in the foregoing clauses (i) to (vii); provided, however, that Indebtedness of any Person shall exclude indebtedness of such Person which, at any and all times and at the option of such Person, can be converted into shares of such Person.

“Indemnified Parties” shall have the meaning ascribed thereto in Section 8.5(a) .

“Indemnified Liabilities” shall have the meaning ascribed thereto in Section 8.5(a) .

Credit Agreement - Primero Mining

“Indebtedness Currency” shall have the meaning ascribed thereto in Section 15.8(a) .

“Individual Commitment” means, with respect to a particular Lender, the amount set forth in Schedule B attached hereto, as reduced or amended from time to time pursuant to, as applicable, Sections 2.2, 2.3, 8.3 and 15.5 as the individual commitment of such Lender, provided that, upon the termination of the Credit Facility pursuant to Section 2.4, the Individual Commitment of each Lender shall thereafter be equal to the Individual Commitment of such Lender immediately prior to the termination of the Credit Facility.

“Intellectual Property” shall mean all issued patents and patent applications, industrial design registrations, trade-marks, registrations and applications therefor, trade-names and styles, logos, copyright registrations and applications therefor, all of the foregoing owned by or licensed to any Obligor and used in or necessary to the operation of its business.

“Intercreditor Agreement” means the intercreditor agreement dated the date hereof between the Mexican Collateral Agent, the Non-Mexican Proceeds Agent, the Administrative Agent, SWC and Goldcorp, as acknowledged by each Obligor (other than Primero Gold), in form and substance satisfactory to the Administrative Agent, and pursuant to which the relative priorities of the Security, the SWC Security and the Goldcorp Security and the priority of payment between the Secured Obligations and the SWC Obligations and the Goldcorp Obligations are agreed upon.

“Intercreditor Documents” means the Intercreditor Agreement and the Collateral Agency Agreement.

“Interest Coverage Ratio” means, at any particular time, the ratio of Rolling EBITDA at such time to Rolling Interest Expenses at such time.

“Interest Expenses” means, for any particular period, the amount, expressed in United States dollars, which would, in accordance with GAAP consistently applied, be classified on the consolidated income statement of the Borrower (but excluding any Subsidiaries which are not Guarantors) for such period as gross interest expenses.

“Interest Period” means, in the case of any LIBOR Loan, the applicable period for which interest on such LIBOR Loan shall be calculated pursuant to Article 7.

“Investment” shall mean any advance, loan, extension of credit or capital contribution to, purchase of Shares, bonds, notes, debentures or other securities of, or any other investment made in, any Person but shall exclude any Acquisition. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity, or distributions or dividends paid, thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair value of such property at the time of such Investment, as determined in good faith by the Borrower.

Credit Agreement - Primero Mining

“Issuing Lender” means Bank of Montreal or any other Lender selected by the Administrative Agent and acceptable to the Borrower who assumes in writing the obligation of issuing Letters under the Credit Facility on behalf of the Lenders.

“Judgment Currency” shall have the meaning ascribed thereto in Section 15.8(a) .

“Judgment Conversion Date” shall have the meaning ascribed thereto in Section 15.8(a)(ii) .

“Lead Arranger” means BMO Capital Markets.

“Legal Requirement” means any federal, state, local, provincial, municipal, foreign, international, multinational or other administrative order, constitution, ordinance, regulation, statute or treaty.

“Lenders” means the individual financial institutions set out and described in Schedule B, as amended from time to time, and “Lender” means any of the Lenders. After the Credit Facility Repayment Date, “Lender” shall mean each Person that was a Lender immediately prior to the Credit Facility Repayment Date but only for so long as such Person is a Qualified Cash Management Lender or Qualified Risk Management Lender.

“Letter Cash Collateral Account” means a special purpose account to be established by the Borrower with the Administrative Agent for the purposes set out in Section 13.3.

“Letters” means standby letters of credit issued by the Issuing Lender at the request, and on the credit, of the Borrower, each being denominated in United States dollars or Canadian dollars, having a term of not more than one year, being renewable in the sole discretion of the Issuing Lender, being issued to a named beneficiary acceptable to the Issuing Lender and being otherwise in a form satisfactory to the Issuing Lender.

“LIBOR” means, with respect to a particular Interest Period, the rate of interest per annum which appears on page 3750 of the Telerate screen at approximately 11:00 a.m. (London time) two London Business Days before the first day of such Interest Period; or if such Telerate screen is not available, then the rate of interest per annum which appears on LIBOR01 page of the Reuters screen at approximately 11:00 a.m. (London time) two London Business Days before the first day of such Interest Period; or if such LIBOR01 page is not available, then the rate of interest per annum equal to the rate per annum which the Administrative Agent offers U.S. dollar deposits to leading banks in the London interbank market at approximately 11:00 a.m. (London time), two London Business Days before the first day of such Interest Period, for a period comparable to such Interest Period and in an amount approximately equal to the amount of such LIBOR Loan. For the purposes of this definition, “London Business Day” means a day on which dealings are carried on in the London inter-bank market in respect of transactions in U.S. dollars.

Credit Agreement - Primero Mining

“LIBOR Loan” means monies lent by the Lenders to the Borrower in United States dollars and upon which interest accrues at a rate referable to LIBOR.

“Lien” means any deed of trust, mortgage, charge, hypothec, assignment, pledge, lien, vendor’s privilege, vendor’s right of reclamation, security interest, deemed trust or encumbrance of whatever kind or nature, regardless of form and whether consensual or arising by operation of law (statutory or otherwise), that secures the payment of any indebtedness or liability or the observance or performance of any obligation (including any agreement to give any of the foregoing and any filing of or agreement to give any financing statement under the PPSA or any similar action under any similar law of any other jurisdiction).

“Loans” means Prime Rate Loans, BA Equivalent Loans, Base Rate Loans and LIBOR Loans.

“Majority Lenders” (i) such group of Lenders (and, if there is less than three Lenders, all of the Lenders) whose Individual Commitments aggregate at least two-thirds of the Total Commitment Amount at such time, and (ii) means, at any time following the Credit Facility Repayment Date, such group of Finance Parties which have aggregate Exposure in an amount at least two-thirds of the aggregate Exposure of all of the Finance Parties at such time.

“Material Adverse Change” means any change of circumstances or event (or any Lender becoming aware of any facts not previously disclosed or known) which, in the case of Section 12.2(d) of this Agreement, the Lenders determine, and in each other case, the Majority Lenders determine, is reasonably likely to have a Material Adverse Effect.

“Material Adverse Effect” means a material adverse effect (or a series of adverse effects, none of which is material in and of itself but which, cumulatively, result in a material adverse effect) on:

(a)	the business, property, assets, liabilities or condition (financial or otherwise) of the Companies taken as a whole;

(b)	the ability of any Obligor to perform its obligations under any Credit Document to which it is a party; or

(c)	the ability of any Finance Party or the Mexican Collateral Agent to enforce its rights under any Credit Document.

Credit Agreement - Primero Mining

Notwithstanding the foregoing, normal course adverse price fluctuations in the commodity markets shall not, in and of themselves, be deemed to constitute a Material Adverse Effect.

“Material Agreements” means, at any particular time, those agreements set forth in Section 7 of the Perfection Certificate.

“Material Properties” means the San Dimas Mine, the Black Fox Mine , the Grey Fox Project, the Cerro de Gallo Project and the Ventanas Property.

“Material Subsidiary” means any direct or indirect Subsidiary of the Borrower:

(a)

in respect of which the product obtained by multiplying (i) the percentage of the Shares of such Subsidiary directly or indirectly owned by the Borrower by (ii) the gross revenues of such Subsidiary for the most recently completed four Fiscal Quarters, is greater than $5,000,000; or

(b)

in respect of which the product obtained by multiplying (i) the percentage of the Shares directly or indirectly owned by the Borrower by (ii) the book value of the assets of such Subsidiary as at the last day of the most recently completed fiscal quarter of such Subsidiary, is greater than $10,000,000; or

(c)	which owns any direct or indirect interest in a Material Property; or

(d)	which is a party to a Material Agreement (including but not limited to STB).

For certainty, a direct or indirect Subsidiary of the Borrower that satisfies the criteria of paragraph (a), (b) or (c) above, solely by being an intermediate holding company, shall nonetheless constitute a “Material Subsidiary”.

“Maturity Date” means May 23, 2017, as the same may be extended from time to time pursuant to Section 9.2.

“Mexican Collateral” shall have the meaning ascribed thereto in the Intercreditor Documents.

“Mexican Collateral Agent” means Banco Nacional de México, S.A., integrante del Grupo Financiero Banamex, División Fiduciaria, in its capacity as Mexican collateral agent appointed by the Administrative Agent, Goldcorp and SLW pursuant to the Collateral Agency Agreement to hold, for and on behalf of the Administrative Agent, Goldcorp and SLW, the Mexican Collateral pursuant to the Mexican Collateral Documents.

“Mexican Collateral Documents” shall have the meaning ascribed thereto in the Intercreditor Documents.

Credit Agreement - Primero Mining

“Mexico” means the United Mexican States.

“Mining Properties” means all mining rights, claims, leases and concessions in connection with or in respect of the Material Properties.

“Moody’s” means Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.

“Net Cash Proceeds” means, with respect to any Prepayment Trigger Event, the gross cash proceeds (including payments from time to time in respect of instalment obligations, if any) received by or on behalf of an Obligor in respect of such Prepayment Trigger Event less the sum of:

(a)	the amount, if any, of all Taxes paid or estimated to be payable by or on behalf of the Obligor in connection with such Prepayment Trigger Event; and

(b)	reasonable and customary fees, commissions, expenses, issuance costs, deductibles, discounts and other costs paid by or on behalf of the Obligor in connection with such Prepayment Trigger Event.

“Net Income” means, for any particular period, the amount, expressed in United States dollars, which would, in accordance with GAAP, be classified on the consolidated income statement of the Borrower (but excluding any Subsidiaries which are not Guarantors) for such period as the net income of the Borrower excluding any extraordinary items.

“Net Disposition Proceeds” means, with respect to any Disposition, the gross proceeds received by or on behalf of an Obligor in respect of such Disposition less the sum of:

(a)	the amount, if any, of all Taxes paid or estimated to be payable by or on behalf of the Obligor in connection with such Disposition; and

(b)	reasonable and customary fees, commissions, expenses, issuance costs, deductibles, discounts and other costs paid by or on behalf of the Obligor in connection with such Disposition.

“Non-BA Lender” shall have the meaning ascribed thereto in Section 3.5.

“Non-Mexican Collateral” shall have the meaning ascribed thereto in the Intercreditor Documents.

“Non-Mexican Proceeds Agent” means Citi Trust Company Canada, in its capacity as agent to receive the proceeds of all Non-Mexican Collateral for the purpose of distributing same to the Administrative Agent, SLW and Goldcorp pursuant to the terms of the Collateral Agency Agreement.

Credit Agreement - Primero Mining

“Obligors” means the Borrower and the Guarantors and “Obligor” means any of the Obligors.

“Official Body” means any national, provincial, territorial, state or municipal government or government of any political subdivision thereof, or any agency, authority, board, central bank, monetary authority, commission, department or instrumentality thereof, or any court, tribunal, grand jury, mediator, arbitrator or referee, whether foreign or domestic.

“Order” means an order, judgment, injunction or other determination by an Official Body restricting payment by the Issuing Lender under and in accordance with a Letter or extending the Issuer Lender’s liability under a Letter beyond the expiration date stated therein.

“Other Capital Lease” means any Capital Lease in respect of which the subject lessor

(a)	has no financial recourse to any Obligor; or

(b)	has entered into a non-disturbance agreement in favour of the Administrative Agent or, if applicable, the Mexican Collateral Agent, in form and substance satisfactory to the Administrative Agent.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, this agreement or any other Credit Document.

“Participant” shall have the meaning ascribed thereto pursuant to Section 15.5(b) .

“Payment” shall have the meaning ascribed thereto in Section 8.6(a) .

“PEM” mean Primero Empresa Minera, S.A. de C.V., a corporation incorporated under the laws of Mexico.

“PEM Silver Purchase Guarantees” means the guarantee of PEM in favour of SWC dated August 6, 2010 and pursuant to which PEM guaranteed the obligations of STB under the SLW Silver Purchase Agreement, as the same may be amended, modified, supplemented or replaced from time to time with the consent of the Lenders.

“Perfection Certificate” means the certificate of a senior officer of the Borrower, addressed to the Administrative Agent or the Mexican Collateral Agent, as applicable, in form and substance satisfactory to the Administrative Agent and pursuant to which certain factual matters relating to the Companies and the Secured Assets are certified true and correct, together with all schedules and exhibits attached thereto or referred to therein, as the same may be updated from time to time pursuant to Sections 11.2(b), 11.2(o) and 11.2(p) .

Credit Agreement - Primero Mining

“Permitted Acquisition” means any Acquisition that satisfies each of the following conditions:

(a)	the entity or assets being acquired are in the mining industry, mineral exploration or mineral extraction;

(b)

if the subject Acquisition is financed solely with Shares of the Borrower, the entity or assets being acquired are in a Permitted Jurisdiction, Brazil, Peru, Chile, Columbia, Guyana, Suriname or Uruguay and otherwise if the subject Acquisition is paid in whole or in part with cash or by way of an assumption of debt, the entity or assets being acquired are in a Permitted Jurisdiction, Chile, Brazil or Peru;

(c)	no Default or Event of Default would have occurred and be continuing at the time of such Acquisition or would arise immediately after such Acquisition and as a result thereof;

(d)

in the case of an Acquisition not financed solely by the issuance of Shares of the Borrower, (i) immediately after the Acquisition, the aggregate of Unrestricted Cash in Permitted Jurisdictions and Available Credit is no less than $25,000,000, (ii) after giving effect to the Acquisition, the Borrower would be in pro forma compliance with each of the financial covenants in Section 11.1 and the Borrower shall have delivered to the Administrative Agent a Compliance Certificate to such effect, (iii) the Acquisition is made pursuant to a negotiated agreement and (iv) the Borrower shall have delivered to the Administrative Agent information with respect to the acquired entity or the acquired assets, as the case may be, which any of the Lenders may reasonably require; and

(e)	in the case of an Acquisition of an entity which becomes a direct or indirect Subsidiary of the Borrower, the Borrower shall have complied with Section 11.2(o).

“Permitted Capital Reorganization” means any Capital Reorganization (i) that does not result in any change in the combined direct and indirect percentage ownership interest of the Borrower in any Obligor; (ii) notice of which (and reasonable details thereof) has been provided by the Borrower to the Administrative Agent in writing not later than ten Banking Days before its proposed completion date, and (iii) where at the time of the delivery of the aforesaid notice by the Borrower to the Administrative Agent, the Borrower delivers to the Administrative Agent an officer’s certificate (A) certifying that the completion of the Capital Reorganization will not have a Material Adverse Effect and (B) in which the Borrower shall covenant to deliver or cause to be delivered to the Administrative Agent or the Mexican Collateral Agent, as applicable, contemporaneously with the completion of any such Capital Reorganization involving an Obligor, any Credit Documents and/or amendments thereto, certificates, opinions and other things as the Administrative Agent or the Mexican Collateral Agent may request to ensure the completion of such Capital Reorganization shall not adversely affect any rights of any Finance Party or, if applicable, the Mexican Collateral Agent under any Credit Document and (iv) certifying that no Default or Event of Default has occurred and is outstanding at the time of the completion of the Capital Reorganization or would arise immediately upon giving effect thereto.

Credit Agreement - Primero Mining

“Permitted Corporate Reorganization” means any Corporate Reorganization (i) notice of which (and reasonable details thereof) has been provided by the Borrower to the Administrative Agent in writing not later than ten Banking Days before its proposed completion date, and (ii) the aforesaid notice by the Borrower to the Administrative Agent, the Borrower delivers to the Administrative Agent includes an officer’s certificate (A) certifying that the completion of the Corporate Reorganization will not have a Material Adverse Effect and (B) in which the Borrower shall covenant to deliver or cause to be delivered to the Administrative Agent or the Mexican Collateral Agent, as applicable, contemporaneously with the completion of such Corporate Reorganization involving an Obligor, any Credit Documents and/or amendments thereto, certificates, opinions and other things as the Administrative Agent or the Mexican Collateral Agent may request to ensure the completion of such Capital Reorganization shall not adversely affect any rights of any Finance Party or, if applicable, the Mexican Collateral Agent under any Credit Document and (iii) certifying that no Default or Event of Default has occurred and is outstanding at the time of the completion of the Corporate Reorganization or would arise immediately upon giving effect thereto.

“Permitted Dispositions” means any one or more of the following:

(a)	Dispositions of inventory, product or produced or unprocessed minerals, metals or other mineral or extracted materials Disposed of in the ordinary course of business;

(b)	Dispositions of worn out, unserviceable or obsolete equipment in the ordinary course of business;

(c)	Dispositions of publicly traded securities Disposed of for their fair market value; and

(d)

other Dispositions provided that the aggregate Net Disposition Proceeds of such Dispositions do not exceed $10,000,000 in any Fiscal Year (for the avoidance of doubt, such $10,000,000 threshold excludes the proceeds of any Permitted Dispositions referenced in paragraphs (a), (b) and (c) of this definition);in each case, further provided that a Disposition will be deemed not to be a Permitted Disposition if (i) the asset Disposed of is an asset of a Material Property (other than the Disposition of the Ventanas Property to an Obligor and the Disposition of worn out, unserviceable or obsolete equipment Disposed of in the ordinary course of business) or (ii) a Default or Event of Default has occurred and is continuing at the time of such Disposition or would arise immediately after such Disposition as a result thereof.

Credit Agreement - Primero Mining

“Permitted Indebtedness” means any one or more of the following:

(a)	the Secured Obligations;

(b)

Indebtedness of the Obligors arising under Capital Leases and Purchase Money Indebtedness of the Obligors; provided that, at any particular time, the aggregate amount of such Indebtedness does not exceed $10,000,000;

(c)

Indebtedness of the Obligors under Other Capital Leases provided that, at any particular time, the aggregate amount of such Indebtedness does not exceed $30,000,000 (for the avoidance of doubt, such amount being in excess to the amount referenced in paragraph (b), above);

(d)

at all times that the Intercreditor Documents remain in full force and effect, Indebtedness of the Obligors existing at the date hereof including Indebtedness under the SLW Silver Purchase Agreement, the Borrower Silver Purchase Guarantee, the PEM Silver Purchase Guarantee and the Goldcorp Indemnity Agreement;

(e)

vendor-take-back Indebtedness incurred pursuant to a Permitted Acquisition which has no recourse to any entity which has any direct or indirect ownership interest in the San Dimas Mine and where the recourse of such Indebtedness is limited to (i) the acquired assets, (ii) the acquired entity, or (iii) the relevant Obligor’s equity interest in the acquired entity, in each case provided that the Borrower has provided evidence satisfactory to the Lenders that (x) no Default or Event of default has occurred and is continuing at the time of or would arise as a result of the incurring of such Indebtedness and (y) the Borrower would be in compliance with all of the financial covenants in Section 11.1 on a pro forma basis after giving effect to the incurring of such Indebtedness;

(f)	at all times that the Postponement and Subordination Undertaking remains in full force and effect, Indebtedness of the Obligors to any other Obligor or to any other Company;

(g)	trade payables and other accrued liabilities of the Obligors incurred in the ordinary course of business and payable in accordance with customary practices;

Credit Agreement - Primero Mining

(h)

any other unsecured Indebtedness for borrowed money not referred to in clauses (a) to (l) above which does not have a maturity or any scheduled repayment due prior to the third anniversary of the Maturity Date, is otherwise on terms no more onerous than the Secured Obligations and does not aggregate more than $200,000,000; and

(i)	an unsecured overdraft facility in the maximum amount of $10,000,000 obtain in the ordinary course of business;

(j)

unsecured Risk Management Agreements with non-Lenders obtained in the ordinary course of business, including any guarantees given in relation to the same; provided that, at any particular time, the aggregate amount of such Indebtedness under such unsecured Risk Management Agreements does not exceed $10,000,000;

(k)	at all times that the Sandstorm Subordination Agreement remains in full force and effect, Indebtedness of Primero Gold under the Sandstorm Gold Purchase Agreement; and

(l)	any guarantee or indemnity in respect of Permitted Indebtedness;

in each case, provided that no Default or Event of Default has occurred and is continuing at the time of the incurrence of such Indebtedness or would arise immediately after the incurrence of such Indebtedness.

“Permitted Investments” means any one or more of the following:

(a)	Investments constituting Capital Expenditures;

(b)	Investments in Cash;

(c)	Investments financed by the issuance of shares of the Borrower;

(d)	Investments by any Obligor in another Obligor; and

(e)	other Investments in an aggregate amount not exceeding $10,000,000 at any time;

in each case, provided that no Default or Event of Default has occurred and is continuing at the time of the Investment or would arise immediately after the Investment.

“Permitted Jurisdictions” means Canada, the United States and Mexico and “Permitted Jurisdiction” means any of the Permitted Jurisdictions.

Credit Agreement - Primero Mining

“Permitted Liens” means any one or more of the following with respect to the property and assets of the Obligors:

(a)	the Security;

(b)	for so long as the Intercreditor Documents remain in full force and effect, the SWC Security and the Goldcorp Security;

(c)

Liens for taxes, assessments or governmental charges or levies not at the time due or delinquent or the validity of which are being contested in good faith by appropriate proceedings and as to which reserves are being maintained in accordance with GAAP;

(d)

the Lien of any judgment rendered or the Lien of any claim filed which is being contested in good faith by appropriate proceedings and as to which reserves are being maintained in accordance with GAAP;

(e)

Liens and charges incidental to construction or current operations which have not at such time been filed pursuant to law or which relate to obligations not due or delinquent or the validity of which are being contested in good faith by appropriate proceedings and as to which reserves are being maintained in accordance with GAAP;

(f)

restrictions, easements, rights-of-way, servitudes or other similar rights in land granted to or reserved by other persons which in the aggregate do not materially impair the usefulness, in the operation of the business of any Obligor, of the property subject to such restrictions, easements, rights-of-way, servitudes or other similar rights in land granted to or reserved by other persons;

(g)

the right reserved to or vested in any municipality or governmental or other public authority by the terms of any lease, licence, franchise, grant or permit acquired by any Obligor or by any statutory provision, to terminate any such lease, licence, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof and any right of such municipality or government or other public authority in the event of failure to make such annual or other payments;

(h)

the Lien resulting from the deposit of cash or securities (i) in connection with contracts, tenders or expropriation proceedings, or (ii) to secure workers’ compensation, surety or appeal bonds, letters of credit, costs of litigation when required by law and public and statutory obligations, or (iii) in connection with the discharge of Liens or claims incidental to construction and mechanics’, warehouseman’s, carriers’ and other similar liens or construction and mechanics' and other similar Liens arising in the ordinary course of business;

Credit Agreement - Primero Mining

(i)

security given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with the operations of any Obligor, all in the ordinary course of business;

(j)

the restrictions, exceptions, reservations, limitations, provisos and conditions, if any, expressed in any original patents or grants from any Official Body, and any statutory and common law limitations, exceptions, reservations and qualifications;

(k)	title defects or irregularities which are of a minor nature and in the aggregate will not materially impair the use of the property for the purpose for which it is held;

(l)

applicable municipal and other governmental restrictions affecting the use of land or the nature of any structures which may be erected thereon, provided such restrictions have been complied with and will not materially impair the use of the property for the purpose for which it is held;

(m)

Liens on minerals or the proceeds of sale of such minerals arising or granted pursuant to a processing or refining arrangement entered into in the ordinary course and upon usual market terms, securing the payment of any Obligor’s portion of the fees, costs and expenses attributable to the processing of such minerals under any such processing or refining arrangement, but only insofar as such Liens relate to obligations which are at such time not past due;

(n)	Liens securing Indebtedness arising under clauses (b), (c), (d) and (k) of the definition of Permitted Indebtedness; and

(o)

the extension, renewal or refinancing of any Permitted Lien, provided that the amount so secured does not exceed the original amount secured immediately prior to such extension, renewal or refinancing and the Lien is not extended to any additional property.

“Permitted Reorganizations” means Permitted Corporate Reorganizations and Permitted Capital Reorganizations.

“Person” means any natural person, corporation, firm, partnership, joint venture, joint stock company, incorporated or unincorporated association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

“PML” means Primero Mining Luxembourg, a société anonyme formed under the laws of Luxembourg.

“Pollutant” means any pollutant, as defined by EPA.

Credit Agreement - Primero Mining

“Postponement and Subordination Undertaking” means the postponement and subordination undertaking to be entered into by certain Companies in favour of the Administrative Agent and, if applicable, the Mexican Collateral Agent pursuant to Section 11.2(q), in form and substance satisfactory to the Administrative Agent, as the same may be amended, modified, supplemented or replaced from time to time.

“PPSA” means the Personal Property Security Act (British Columbia), as amended.

“Primero Gold” means Primero Gold Canada Inc. (formerly Brigus Gold Corp.), a corporation amalgamated under the laws of Canada.

“Prepayment Notice” shall have the meaning ascribed thereto in Section 9.5.

“Prepayment Trigger Event” means the receipt by any Company of any insurance proceeds in excess of $5,000,000 or the Exchange Equivalent thereof, where such proceeds or any portion thereof have not been used or committed by such Company to repair or replace the subject assets within six months of such Company’s receipt thereof.

“Prime Rate” means the higher of the following: (i) the floating rate of interest announced from time to time by the Administrative Agent as its reference rate then in effect for determining rates of interest on Canadian dollar loans to its customers in Canada and designated as its prime rate; and (ii) the thirty (30) day CDOR Rate plus one percent (1%) per annum. Any change in the Prime Rate shall be effective on the date the change becomes effective generally without the necessity for any notice.

“Prime Rate Loan” means monies lent by the Lenders to the Borrower hereunder in Canadian dollars and upon which interest accrues at a rate referrable to the Prime Rate.

“Pro Rata Share” means, at any particular time with respect to a particular Lender, the ratio of the Individual Commitment of such Lender at such time to the aggregate of the Individual Commitments of all of the Lenders at such time.

“Proceeds of Realization” means all cash and non-cash proceeds derived from any sale, disposition or other realization of the Secured Assets or received from the Guarantors pursuant to the Guarantees (i) after any notice being sent by the Administrative Agent to the Borrower pursuant to Section 13.1 declaring all indebtedness of the Borrower hereunder to be immediately due and payable, (ii) upon any dissolution, liquidation, winding-up, reorganization, bankruptcy, insolvency or receivership of any Obligor (or any other arrangement or marshalling of the Secured Assets that is similar thereto) or (iii) upon the enforcement of, or any action taken with respect to, the Guarantees or the Security Documents. For greater certainty, insurance proceeds derived as a result of the loss or destruction of any of the Secured Assets or cash or non-cash proceeds derived from any expropriation or other condemnation of any of the Secured Assets shall not constitute Proceeds of Realization prior to the Enforcement Date.

Credit Agreement - Primero Mining

“Properties” means, collectively, all mines, all projects for the development of mines and all exploration properties now or hereafter owned by the Obligors.

“Purchase Money Indebtedness” means Indebtedness assumed by any Obligor as part of, or issued or incurred by such Obligor to pay or provide funds to pay, all or a part of the purchase price of any property, goods, chattels or equipment hereafter or previously acquired by such Obligor (including, without limitation, any title retention arrangement).

“Purchasing Lenders” shall have the meaning ascribed thereto in Section 15.5(c) .

“Qualified Affiliate” means an Affiliate of a Lender who has executed and delivered to the Administrative Agent an instrument of adhesion in the form set forth in Schedule J.

“Qualified Cash Management Lender” means any Person that enters into a Cash Management Agreement at a time when such Person is a Lender.

“Qualified Risk Management Lender” means (x) any Person that enters into a Risk Management Agreement at a time when such Person is a Lender or (y) any Qualified Affiliate that enters into a Risk Management Agreement at a time when the Lender with which such Qualified Affiliate is affiliated is a Lender.

“Receiver” means a receiver, receiver and manager or other Person having similar powers or authority appointed by the Administrative Agent or, if applicable, the Mexican Collateral Agent or by a court at the instance of the Administrative Agent or, if applicable, the Mexican Collateral Agent in respect of the Secured Assets or any part thereof.

“Release” means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping or other releasing into the Environment, whether intentional or unintentional.

“Relevant Taxes” shall have the meaning ascribed thereto in Section 8.6(g) .

“Reporting Date” means the 45th day following the last day of any of the first three Fiscal Quarters of a Fiscal Year or the 90th day following the last day of a Fiscal Year.

“Restraint” shall have the meaning ascribed thereto in Section 8.2(a) .

“Restricted Payment” means:

Credit Agreement - Primero Mining

(a)

the declaration, payment or setting aside for payment of any dividend or other distribution on or in respect of any shares in the capital of the Borrower, other than a dividend declared, paid or set aside for payment by the Borrower which is payable in shares of the Borrower;

(b)

the payment or setting aside for payment of any amount in consideration of the redemption, retraction, purchase, retirement or other acquisition, in whole or in part, of any shares in the capital of the Borrower or any securities, instruments or contractual rights capable of being converted into, exchanged or exercised for shares in the capital of the Borrower, including, without limitation, options, warrants, conversion or exchange privileges and similar rights; or

(c)

the payment or prepayment of interest or the repayment or prepayment of principal with respect to any Indebtedness of the Borrower which is postponed in right of payment to the Secured Obligations (including, for certainty, under or in connection with the Postponement and Subordination Undertaking).

“Risk Management Agreement” means any present or future agreement which evidences any gold, silver or other commodity hedging transaction, spot or forward foreign exchange transaction, interest rate swap transaction, currency swap transaction, forward rate transaction, rate cap transaction, rate floor transaction, rate collar transaction, and any other exchange or rate protection transaction, any combination of such transactions or any option with respect to any such transaction entered into by any Obligor.

“Rolling EBITDA” means:

(a)	for the Fiscal Quarter ending June 30, 2014, EBITDA for such Fiscal Quarter multiplied by four;

(b)	for the Fiscal Quarter ending September 30, 2014, the aggregate amount of EBITDA for such Fiscal Quarter and for the immediately preceding Fiscal Quarter multiplied by two;

(c)	for the Fiscal Quarter ending December 31, 2014, the aggregate amount of EBITDA for such Fiscal Quarter and for the two immediately preceding Fiscal Quarters multiplied by 4/3; and

(d)	for each Fiscal Quarter thereafter, the aggregate amount of EBITDA for such Fiscal Quarter and for the three immediately preceding Fiscal Quarters.

“Rolling Interest Expenses” means:

(a)	for the Fiscal Quarter ending June 30, 2014, Interest Expenses for such Fiscal Quarter multiplied by four;

Credit Agreement - Primero Mining

(b)	for the Fiscal Quarter ending September 30, 2014, the aggregate amount of Interest Expenses for such Fiscal Quarter and for the immediately preceding Fiscal Quarter multiplied by two;

(c)	for the Fiscal Quarter ending December 31, 2014, the aggregate amount of Interest Expenses for such Fiscal Quarter and for the two immediately preceding Fiscal Quarters multiplied by 4/3; and

(d)	for each Fiscal Quarter thereafter, the aggregate amount of Interest Expenses for such Fiscal Quarter and for the three immediately preceding Fiscal Quarters.

“Rollover Notice” shall have the meaning ascribed thereto in Section 5.3.

“Royalties” means:

(a)	the 4% net smelter royalty with respect to the San Anton (T-205335) concession payable to the Mexican Geological Service; and

(b)

the 3% net smelter royalty with respect to the La Libertad (T-198427), Nuevo San Anton (T-208424), El Cipres (T-210168), Ave de Gracia (T- 216707) and Dolores (T-220992) concessions payable to Corporacion Turistica Sanluis, S.A. de C.V.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and its successors.

“San Dimas Mine” means the mining operations located approximately 125 kilometres northeast of Mazatlan, Sinaloa, Mexico and approximately 150 kilometres west of Durango, Durango, Mexico and owned and operated by PEM.

“Sandstorm” means Sandstorm Gold Ltd. (formerly Sandstorm Resources Ltd.).

“Sandstorm Gold Purchase Agreement” means the gold purchase agreement in respect of the Black Fox Mine dated November 9, 2010 between Primero Gold and Sandstorm Gold Ltd.

“Sandstorm Subordination Agreement” means the subordination agreement dated May 23, 2014 entered into between Sandstorm and the Administrative Agent, as acknowledged by Primero Gold pursuant to which Sandstorm subordinates the Project Charge (as defined in the Sandstorm Gold Purchase Agreement) to the Administrative Agent’s Security over Primero Gold’s assets.

“Schedule I Lenders” means Lenders which are listed in Schedule I to the Bank Act (Canada).

“Schedule II Lenders” means Lenders which are listed in Schedule II to the Bank Act (Canada).

Credit Agreement - Primero Mining

“Schedule III Lenders” means Lenders which are listed in Schedule III to the Bank Act (Canada).

“Secured Assets” means:

(a)	all of the present and future assets, property and undertaking of the Obligors; and

(b)	any and all proceeds of any of the foregoing.

“Secured Obligations” shall mean all indebtedness, obligations and liabilities, present or future, absolute or contingent, matured or not, at any time owing by the Obligors to the Finance Parties or the Mexican Collateral Agent, or remaining unpaid to the Finance Parties, under or in connection with the Finance Documents and Secured Obligations of a particular Obligor shall mean all indebtedness, obligations and liabilities, present or future, absolute or contingent, matured or not, at any time owing by such Obligor to the Finance Parties or the Mexican Collateral Agent, or remaining unpaid to the Finance Parties or the Mexican Collateral Agent, under or in connection with the Finance Documents to which such Obligor is a party. For certainty, “Secured Obligations” shall include interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, in accordance with and at the rate (including any rate applicable upon any Default or Event of Default to the extent lawful) specified herein, whether or not such interest is an allowable claim in such bankruptcy proceeding.

“Security” means the collateral security constituted by the Security Documents.

“Security Documents” means the security documents described in Schedule I hereto as well as any other security documents granted from time to time by any Obligor in favour of the Administrative Agent or the Mexican Collateral Agent, as applicable, to secure all or any part of the Secured Obligations.

“Senior Net Debt” means that portion of Total Net Debt which ranks pari passu with or in priority to the Secured Obligations.

“Senior Net Debt Leverage Ratio” means, at any particular time, the ratio of Senior Net Debt at such time to Rolling EBITDA at such time.

“Share Purchase Agreement” means the share purchase agreement dated July 29, 2010 pursuant to which the Borrower bought the shares of STB from Goldcorp Silver (Barbados) Ltd. (as may be amended from time to time with the consent of the Majority Lenders).

“Shares”, as applied to the shares of any corporation or other entity, means the shares or other ownership interests of every class whether now or hereafter authorized, regardless of whether such shares or other ownership interests shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of such corporation or other entity.

Credit Agreement - Primero Mining

“SLW” means Silver Wheaton Corp., a corporation incorporated under the laws of the Province of Ontario.

“SLW Silver Purchase Agreement” means the second amended and restated silver purchase agreement effective August 6, 2010 between STB, SWC, the Borrower and SLW, as the same may be amended, modified, supplemented or replaced from time to time with the consent of the Lenders.

“STB” means Silver Trading (Barbados) Limited, a corporation incorporated under the laws of Barbados.

“Subsidiary” means, with respect to any Person, any corporation, company or other similar business entity (including, for greater certainty, a chartered bank) of which more than fifty per cent (50%) of the outstanding Shares or other equity interests (in the case of Persons other than corporations) having ordinary voting power to elect a majority of the board of directors or the equivalent thereof of such corporation, company or similar business entity (irrespective of whether at the time Shares of any other class or classes of the Shares of such corporation, company or similar business entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

“Subsidiary Notice” shall have the meaning ascribed thereto in Section 11.2(o) .

“SW/Borrower Secured Assets” means all of the present and after acquired property of the Borrower other than Excluded Collateral (as defined in the SLW Silver Purchase Agreement).

“SWC” means Silver Wheaton (Caymans) Ltd., a corporation incorporated under the laws of the Cayman Islands.

“SWC Obligations” means the obligations of the Obligors and others under the SLW Silver Purchase Agreement, the Borrower Silver Purchase Guarantee, the PEM Silver Purchase Guarantee and the SWC Security.

“SWC Security” means, collectively, (i) the security interests granted by STB to SWC in the SW/STB Secured Assets as security for the obligations of STB under the SLW Silver Purchase Agreement, (ii) the security interests granted by the Borrower to SWC in the SW/Borrower Secured Assets as security for the obligations of the Borrower under the Borrower Silver Purchase Guarantee, (iii) the security interests granted by PEM to SWC in the SW/PEM Secured Assets as security for the obligations of PEM under the PEM Silver Purchase Guarantee, (iv) the security interests granted by the minority shareholders of PEM to SWC in the shares of PEM as security for the obligations of such minority shareholders under or with respect to the SLW Silver Purchase Agreement and (v) the security interests to be granted by the Future Owners (as defined in the SLW Silver Purchase Agreement) in the present and future personal property of such Future Owners other than the Excluded Collateral (as defined in the SLW Silver Purchase Agreement) as security for the obligations of such Future Owners under or in respect of the SLW Silver Purchase Agreement.

Credit Agreement - Primero Mining

“SWC Subsidiary Debtors” means the following debtors under the SLW Silver Purchase Agreement and their respective successors and permitted assigns: PEM, Primero Compania Minera, S.A. de C.V., Primero Servicios Mineros, S.A. de C.V., Eduardo Luna (minority shareholder), STB and PML.

“SW/PEM Secured Assets” means all of the present and after acquired property of PEM other than Excluded Collateral (as defined in the SLW Silver Purchase Agreement).

“SW/STB Secured Assets” means all of the present and after acquired personal property of STB other than Excluded Collateral (as defined in the SLW Silver Purchase Agreement).

“Tangible Net Worth” means, at any particular time, the amount of Equity at such time less the aggregate of the amounts at such time, expressed in United States dollars, which would, in accordance with GAAP, be classified upon the consolidated balance sheet of the Borrower (but excluding any Subsidiaries which are not Guarantors) as goodwill and other intangible assets (measured at their book value).

“Tax Act” means the Income Tax Act (Canada), as amended from time to time, and regulations promulgated thereunder.

“Taxes” means all taxes, royalties, assessments, fees, rates, levies, imposts, deductions, dues, duties and other charges of any nature, including any interest, fines, penalties or other liabilities with respect thereto, imposed, levied, collected, withheld or assessed by any Official Body (including a federal, state, provincial, territorial, municipal or foreign Official Body), and whether disputed or not.

“Total Commitment Amount” means, at any particular time, the aggregate of the Individual Commitments of all of the Lenders at such time.

“Total Net Debt” means, at any particular time, the aggregate Indebtedness of the Borrower, calculated on a consolidated basis but excluding any Subsidiaries which are not Guarantors, at such time less the aggregate of (i) all Unrestricted Cash of the Obligors held in a Permitted Jurisdiction at such time and (ii) any such Indebtedness for which the holder thereof has no recourse to any of the Obligors.

Credit Agreement - Primero Mining

“Total Net Debt Leverage Ratio” means, at any particular time, the ratio of Total Net Debt at such time to Rolling EBITDA at such time.

“Transferee” shall have the meaning ascribed thereto in Section 15.5(d) .

“Unrestricted Cash” means Cash other than Cash held in reserve to satisfy any liabilities, contingent or otherwise.

“U.S.” and “United States” means the United States of America.

“U.S. Dollar Equivalent” means the relevant Exchange Equivalent in United States dollars of any amount of Canadian dollars.

“Ventanas Property” means the exploration property located in the Ventanas Mining District or southern part of the San Dimas District along the western flank of the Sierra Madre Occidental mountain range in Durango State, Mexico, composed of 23 near-contiguous mining concessions covering approximately 3,470 hectares or 35 square kilometres that are centered near coordinates 23°54‘06”N latitude and 105°44‘58”W longitude, near the border of Sinaloa and Durango states and 120 kilometres west of the city of Durango, the capital of Durango State.

“Waste” means any waste, as defined by EPA.

1.2	Other Usages

References to “this agreement”, “the agreement”, “hereof”, “herein”, “hereto” and like references refer to this agreement and not to any particular Article, Section or other subdivision of this agreement. Any references herein to any agreements or documents shall mean such agreements or documents as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof and thereof.

1.3	Plural and Singular

Where the context so requires, words importing the singular number shall include the plural and vice versa.

1.4	Headings

The division of this agreement into Articles and Sections and the insertion of headings in this agreement are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

1.5	Currency

Unless otherwise specified herein, all statements of or references to dollar amounts in this agreement shall mean lawful money of the United States.

Credit Agreement - Primero Mining

1.6	Applicable Law

This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Any legal action or proceeding with respect to this agreement may be brought in the courts of the Province of Ontario and, by execution and delivery of this agreement, the parties hereby accept for themselves and in respect of their property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each party irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party to the address prescribed by Section 15.1, such service to become effective five Banking Days after such mailing. Nothing herein shall limit the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

1.7	Time of the Essence

Time shall in all respects be of the essence of this agreement.

1.8	Non-Banking Days

Subject to Section 7.4(c), whenever any payment to be made hereunder shall be stated to be due or any action to be taken hereunder shall be stated to be required to be taken on a day other than a Banking Day, such payment shall be made or such action shall be taken on the next succeeding Banking Day and, in the case of the payment of any amount, the extension of time shall be included for the purposes of computation of interest, if any, thereon.

1.9	Consents and Approvals

Whenever the consent or approval of a party hereto is required in a particular circumstance, unless otherwise expressly provided for therein, such consent or approval shall not be unreasonably withheld or delayed by such party.

1.10	Amount of Credit

Any reference herein to the “amount of credit outstanding” or “outstanding amount of credit” or any similar phrase shall mean, at any particular time:

(a)	in the case of a Prime Rate Loan or a BA Equivalent Loan, the U.S. Dollar Equivalent of the principal amount thereof;

(b)	in the case of a Bankers’ Acceptance, the U.S. Dollar Equivalent of the face amount of the Bankers’ Acceptance;

(c)	in the case of a Base Rate Loan or a LIBOR Loan, the principal amount thereof;

(d)	in the case of a Letter denominated in Canadian dollars, the U.S. Dollar Equivalent of the contingent liability of the Issuing Lender thereunder at such time; and

(e)	in the case of a Letter denominated in United States dollars, the contingent liability of the Issuing Lender thereunder at such time.

Credit Agreement - Primero Mining

1.11	Schedules

Each and every one of the schedules which is referred to in this agreement and attached to this agreement shall form a part of this agreement.

1.12	Extension of Credit

For the purposes hereof, each drawdown, rollover and conversion shall be deemed to be an extension of credit to the Borrower hereunder.

1.13	Accounting Terms – GAAP

All accounting terms not specifically defined in this agreement shall be interpreted in accordance with GAAP.

1.14	Change in Accounting Polices

Whereas the Borrower may adopt new accounting policies from time to time, whereby such adoption is compelled by accounting or regulatory bodies having jurisdiction or at its own discretion, and whereas these accounting changes may result in a material change in the calculation of the financial covenants or financial covenant thresholds or terms used in this agreement or any other Credit Document, then the Borrower, the Administrative Agent and the Lenders agree to enter into good faith negotiations in order to amend such provisions of this agreement or such Credit Document, as applicable, so as to equitably reflect such accounting changes with the desired result that the criteria for evaluating the Borrower’s financial condition, financial covenants, financial covenant thresholds or terms used in this agreement or any other Credit Document shall be the same after such accounting changes as if such accounting changes had not been made; provided, however, that the agreement of the Majority Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. If the Borrower and the Majority Lenders cannot agree upon the required amendments immediately prior to the date of implementation of any accounting policy change, then all calculations of financial covenants, financial covenant thresholds or terms used in this agreement or any other Credit Document shall be prepared and delivered without reflecting the accounting policy change.

1.15	Paramountcy

In the event of any conflict or inconsistency between the provisions of this agreement and the provisions of the Intercreditor Documents, the provisions of the Intercreditor Documents shall prevail and be paramount. If any covenant, representation, warranty or event of default contained in any other Security Document or Finance Document (other than the Intercreditor Documents) is in conflict with or is inconsistent with a provision of this agreement relating to the same specific matter, such covenant, representation, warranty or event of default shall be deemed to be amended to the extent necessary to ensure that it is not in conflict with or inconsistent with the provision of this agreement relating to the same specific matter.

Credit Agreement - Primero Mining

ARTICLE 2
CREDIT FACILITY

2.1	Establishment of Credit Facility

Subject to the terms and conditions hereof, the Lenders hereby establish in favour of the Borrower a revolving term credit facility (the “Credit Facility”) in an amount equal to the Credit Limit (as such amount may be reduced from time to time).

2.2	Lenders’ Commitments

Subject to the terms and conditions hereof, the Lenders agree to extend credit to the Borrower from time to time provided that the aggregate amount of credit extended by each Lender shall not at any time exceed the Individual Commitment of such Lender and further provided that the aggregate amount of credit outstanding shall not at any time exceed the amount of the Credit Limit. All credit requested shall be made available to the Borrower contemporaneously by all of the Lenders. Each Lender shall provide to the Borrower its Pro Rata Share of each credit, whether such credit is extended by way of drawdown, rollover or conversion. No Lender shall be responsible for any default by any other Lender in its obligation to provide its Pro Rata Share of any credit nor shall the Individual Commitment of any Lender be increased as a result of any such default of another Lender in extending credit hereunder. The failure of any Lender to make available to the Borrower its Pro Rata Share of any credit shall not relieve any other Lender of its obligation hereunder to make available to the Borrower its Pro Rata Share of such credit.

2.3	Reduction of Credit Limit

The Borrower may, from time to time and at any time, by notice in writing to the Administrative Agent, permanently reduce the amount of the Credit Limit in whole or in part to the extent the Credit Facility is not being utilized at the time such notice is given, provided that such reduction shall not become effective until five Banking Days after such notice has been given. The amount of the Credit Limit will be permanently reduced with respect to repayment or prepayment made in accordance with Section 9.1 or 9.4. The Credit Limit shall also be permanently reduced, at the time of any Prepayment Trigger Event, by the amount, if any, of the Net Cash Proceeds not deployed by the Borrower as a mandatory prepayment under the Credit Facility pursuant to Section 9.4. Any repayment or prepayment of credit outstanding under the Credit Facility (other than as set forth above) shall not cause a reduction in the amount of the Credit Limit. Any repayment of outstanding credit which forms part of any conversion from one type of credit to another type of credit under Article 3 or Article 6 or of any rollover under Article 5 shall not cause any reduction in the amount of the Credit Limit. Upon any reduction of the amount of the Credit Limit, the Individual Commitment of each Lender shall thereupon be reduced by an amount equal to such Lender’s Pro Rata Share of such reduction of the amount of the Credit Limit.

Credit Agreement - Primero Mining

2.4	Termination of Credit Facility

(a)	The Credit Facility shall terminate upon the earliest to occur of:

(i)	the termination of the Credit Facility in accordance with Section 13.1;

(ii)	the date on which the amount of the Credit Limit has been permanently reduced to zero pursuant to Section 2.3; and

(iii)	the Maturity Date.

(b)

Upon the termination of the Credit Facility, the right of the Borrower to obtain any credit hereunder and all of the obligations of the Lenders to extend credit hereunder shall automatically terminate.

ARTICLE 3
GENERAL PROVISIONS RELATING TO CREDITS

3.1	Types of Credit Availments

Subject to the terms and conditions hereof the Borrower may obtain credit from the Lenders through the Branch of Account by way of one or more Prime Rate Loans, BA Equivalent Loans, Bankers’ Acceptances, Base Rate Loans, LIBOR Loans and Letters. Any extension of credit hereunder by way of drawdown of LIBOR Loans shall be in the amount of at least $1,000,000. Any extension of credit hereunder by way of drawdown of Bankers’ Acceptances or BA Equivalent Loans shall be in the amount of at least Cdn.$1,000,000 or an integral multiple of Cdn.$100,000 in excess thereof and, in determining a Lender’s Pro Rata Share of outstanding Bankers’ Acceptances or BA Equivalent Loans, the Administrative Agent shall be entitled, in its sole discretion and notwithstanding any other provision hereof, to increase or decrease the face amount of any Bankers’ Acceptance or the principal amount of any BA Equivalent Loan to the nearest Cdn.$100,000. The aggregate face amount of all outstanding Letters shall not at any time exceed $25,000,000.

3.2	Funding of Loans

Each Lender shall make available to the Administrative Agent its Pro Rata Share of the principal amount of each Loan prior to 11:00 a.m. (Toronto time) on the date of the extension of credit. The Administrative Agent shall, upon fulfilment by the Borrower of the terms and conditions set forth in Article 12 and unless otherwise irrevocably authorized and directed in the Drawdown Notice, make such funds available to the Borrower on the date of the extension of credit by crediting the relevant Designated Account (or causing such account to be credited). Unless the Administrative Agent has been notified by a Lender at least one Banking Day prior to the date of the extension of credit that such Lender will not make available to the Administrative Agent its Pro Rata Share of such Loan, the Administrative Agent may assume that such Lender has made such portion of the Loan available to the Administrative Agent on the date of the extension of credit in accordance with the provisions hereof and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent has made such assumption, to the extent such Lender shall not have so made its Pro Rata Share of the Loan available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand, such Lender’s Pro Rata Share of the Loan and all reasonable costs and expenses incurred by the Administrative Agent in connection therewith together with interest thereon at the then prevailing interbank rate for each day from the date such amount is made available to the Borrower until the date such amount is paid or repaid to the Administrative Agent; provided, however, that notwithstanding such obligation, if such Lender fails so to pay, the Borrower shall, without prejudice to any rights that the Borrower might have against such Lender, repay such amount to the Administrative Agent forthwith after demand therefor by the Administrative Agent. The amount payable by each Lender to the Administrative Agent pursuant hereto shall be set forth in a certificate delivered by the Administrative Agent to such Lender and the Borrower (which certificate shall contain reasonable details of how the amount payable is calculated) and shall constitute prima facie evidence of such amount payable. If such Lender makes the payment to the Administrative Agent required herein, the amount so paid shall constitute such Lender’s Pro Rata Share of the Loan for purposes of this agreement and shall entitle the Lender to all rights and remedies against the Borrower in respect of such Loan.

Credit Agreement - Primero Mining

3.3	Failure of Lender to Fund Loan

If any Lender (a “Defaulting Lender”) fails to make available to the Administrative Agent its Pro Rata Share of any Loan as required and the Administrative Agent has not funded pursuant to Section 3.2, the Administrative Agent shall forthwith give notice of such failure by such Defaulting Lender to the Borrower and the other Lenders and such notice shall state that any Lender may make available to the Administrative Agent all or any portion of the Defaulting Lender’s Pro Rata Share of such Loan (but in no way shall any other Lender or the Administrative Agent be obliged to do so) in the place and stead of the Defaulting Lender. If more than one Lender gives notice that it is prepared to make funds available in the place and stead of a Defaulting Lender in such circumstances and the aggregate of the funds which such Lenders (herein collectively called the “Contributing Lenders” and individually called the “Contributing Lender”) are prepared to make available exceeds the amount of the advance which the Defaulting Lender failed to make, then each Contributing Lender shall be deemed to have given notice that it is prepared to make available its pro rata share of such advance based on the Contributing Lenders’ relative commitments to advance in such circumstances. If any Contributing Lender makes funds available in the place and stead of a Defaulting Lender in such circumstances, then the Defaulting Lender shall pay to any Contributing Lender making the funds available in its place and stead, forthwith on demand, any amount advanced on its behalf together with interest thereon at the then prevailing interbank rate for each day from the date of advance to the date of payment, against payment by the Contributing Lender making the funds available of all interest received in respect of the Loan from the Borrower. In addition to interest as aforesaid, the Borrower shall pay all amounts owing by the Borrower to the Defaulting Lender hereunder (with respect to the amounts advanced by the Contributing Lenders on behalf of the Defaulting Lender) to the Contributing Lenders until such time as the Defaulting Lender pays to the Administrative Agent for the Contributing Lenders all amounts advanced by the Contributing Lenders on behalf of the Defaulting Lender.

Credit Agreement - Primero Mining

3.4	Funding of Bankers’ Acceptances.

(a)

If the Administrative Agent receives from the Borrower a Drawdown Notice, Rollover Notice or Conversion Notice requesting a drawdown of, a rollover of or a conversion into Bankers’ Acceptances, the Administrative Agent shall notify each of the Lenders prior to 11:00 a.m. (Toronto time) on the second Banking Day prior to the date of such extension of credit of such request and of each Lender’s Pro Rata Share of such extension of credit. The Administrative Agent shall also at such time notify the Borrower of each Lender’s Pro Rata Share of such extension of credit. Each Lender shall, not later than 11:00 a.m. (Toronto time) on the date of each extension of credit by way of Bankers’ Acceptance, accept drafts of the Borrower which are presented to it for acceptance and which have an aggregate face amount equal to such Lender’s Pro Rata Share of the total extension of credit being made available by way of Bankers’ Acceptances on such date, as advised by the Administrative Agent. Each Lender shall purchase the Bankers’ Acceptances which it has accepted for a purchase price equal to the BA Discounted Proceeds therefor. Each Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any and all Bankers’ Acceptances accepted and purchased by it.

(b)

The Borrower shall provide for payment to the accepting Lenders of the face amount of each Bankers’ Acceptance at its maturity, either by payment of such amount or through an extension of credit hereunder or through a combination of both. The Borrower hereby waives presentment for payment of Bankers’ Acceptances by the Lenders and any defence to payment of amounts due to a Lender in respect of a Bankers’ Acceptance which might exist by reason of such Bankers’ Acceptance being held at maturity by the Lender which accepted it and agrees not to claim from such Lenders any days of grace for the payment at maturity of Bankers’ Acceptances.

(c)

In the case of a drawdown by way of Bankers’ Acceptance, each Lender shall, forthwith after the acceptance of drafts of the Borrower as aforesaid, make available to the Administrative Agent the BA Proceeds with respect to the Bankers’ Acceptances accepted by it. The Administrative Agent shall, upon fulfilment by the Borrower of the terms and conditions set forth in Article 12, make such BA Proceeds available to the Borrower on the date of such extension of credit by crediting the relevant Designated Account. In the case of a rollover of or conversion into Bankers’ Acceptances, each Lender shall retain the Bankers’ Acceptance accepted by it and shall not be required to make any funds available to the Administrative Agent for deposit to the relevant Designated Account; however, forthwith after the acceptance of drafts of the Borrower as aforesaid, the Borrower shall pay to the Administrative Agent on behalf of such Lenders an amount equal to the aggregate amount of the BA Acceptance Fees in respect of such Bankers’ Acceptances plus the amount by which the aggregate face amount of such Bankers’ Acceptances exceeds the aggregate BA Discounted Proceeds with respect thereto.

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(d)

Any Bankers’ Acceptance may, at the option of the Borrower, be executed in advance by or on behalf of the Borrower (as otherwise provided herein), by mechanically reproduced or facsimile signatures of any two officers of the Borrower who are properly so designated and authorized by the Borrower from time to time. Any Bankers’ Acceptance so executed and delivered by the Borrower to the Lenders shall be valid and shall bind the Borrower and may be dealt with by the Lenders to all intents and purposes as if the Bankers’ Acceptance had been signed in the executing officers’ own handwriting.

(e)

The Borrower shall notify the Lenders as to those officers whose signatures may be reproduced and used to execute Bankers’ Acceptances in the manner provided in Section 3.4(d). Bankers’ Acceptances with the mechanically reproduced or facsimile signatures of designated officers may be used by the Lenders and shall continue to be valid, notwithstanding the death, termination of employment or termination of authorization of either or both of such officers or any other circumstance until such time as the Borrower shall otherwise notify the Lenders.

(f)

The Borrower hereby indemnifies and agrees to hold harmless the Lenders against and from all losses, damages, expenses and other liabilities caused by or attributable to the use of the mechanically reproduced or facsimile signature instead of the original signature of an authorized officer of the Borrower on a Banker’s Acceptance prepared, executed, issued and accepted pursuant to this agreement, except to the extent determined by a court of competent jurisdiction to be due to the negligence or wilful misconduct of the Lenders.

(g)

Each of the Lenders agrees that, in respect of the safekeeping of executed depository bills of the Borrower which are delivered to it for acceptance hereunder, it shall exercise the same degree of care which it gives to its own property, provided that it shall not be deemed to be an insurer thereof.

(h)

All Bankers’ Acceptances shall be issued in the form of depository bills made payable originally to and deposited with The Canadian Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada).

(i)

To facilitate the issuance of Bankers’ Acceptances pursuant to this agreement, the Borrower irrevocably appoints each Lender from time to time as the attorney-in- fact of the Borrower to execute, endorse and deliver on behalf of the Borrower drafts in the forms prescribed by such Lender (if such Lender is not a Non-BA Lender) for bankers’ acceptances denominated in Canadian dollars (each such executed draft that has not yet been accepted by a Lender being referred to as a “BA Draft”) or non interest-bearing promissory notes of the Borrower in favour of such Lender (if such Lender is a Non-BA Lender) (each such promissory note being referred to as a “BA Equivalent Note”). Each Bankers’ Acceptance and BA Equivalent Note executed and delivered by a Lender on behalf of the Borrower as provided for in this Section 3.4(i) shall be as binding on the Borrower as if it had been executed and delivered by a duly authorized officer of the Borrower.

Credit Agreement - Primero Mining

3.5	BA Equivalent Loans.

If, in the sole judgement of a Lender, such Lender is unable to extend credit by way of Bankers’ Acceptances in accordance with this agreement, such Lender shall give an irrevocable notice to such effect to the Administrative Agent and the Borrower prior to 10:00 a.m. (Toronto time) on the date of the requested credit extension (such Lender being herein referred to as a “Non-BA Lender”) and shall make available to the Borrower prior to 11:00 a.m. (Toronto time) on the date of such requested credit extension a Canadian dollar loan (a “BA Equivalent Loan”) in the principal amount equal to such Lender’s Pro Rata Share of the total credit to be extended by way of Bankers’ Acceptances, such BA Equivalent Loan to be funded in the same manner as a Loan is funded pursuant to Sections 3.2 and 3.9. Such BA Equivalent Loan shall have the same term as the Bankers’ Acceptances for which it is a substitute and shall bear such rate of interest per annum throughout the term thereof as shall permit such Non-BA Lender to obtain the same effective rate as if such Non-BA Lender had accepted and purchased a Bankers’ Acceptance at the same BA Acceptance Fee and pricing at which the Administrative Agent would have accepted and purchased such Bankers’ Acceptance at approximately 11:00 a.m. (Toronto time) on the date such BA Equivalent Loan is made, on the basis that, and the Borrower hereby agrees that, for such a BA Equivalent Loan, interest shall be payable in advance on the date of the extension of credit by the Non-BA Lender deducting the interest payable in respect thereof from the principal amount of such BA Equivalent Loan. All BA Equivalent Loans shall be evidenced by a promissory note in the form of a depository note made payable originally to and deposited with The Canadian Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada).

3.6	Timing of Credit Availments

No LIBOR Loan, Bankers’ Acceptance or BA Equivalent Loan may have a maturity date later than the Maturity Date.

3.7	Inability to Fund U.S. Dollar Advances in Canada

If a Lender determines in good faith, which determination shall be final, conclusive and binding on the Borrower, and the Administrative Agent notifies the Borrower that (i) by reason of circumstances affecting financial markets inside or outside Canada, deposits of United States dollars are unavailable to such Lender in Canada, (ii) adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided in the definition of LIBOR or Alternate Base Rate Canada, as the case may be, (iii) the making or continuation of United States dollar advances in Canada has been made impracticable by the occurrence of a contingency (other than a mere increase in rates payable by such Lender to fund the advance) which materially and adversely affects the funding of the advances at any interest rate computed on the basis of the LIBOR or the Alternate Base Rate Canada, as the case may be, or by reason of a change in any Applicable Law or government regulation, guideline or order (whether or not having the force of law but, if not having the force of law, one with which a responsible Canadian chartered bank would comply) or in the interpretation thereof by any Official Body affecting such Lender or any relevant financial market, which results in LIBOR or the Alternative Base Rate Canada, as the case may be, no longer representing the effective cost to such Lender of deposits in such market for a relevant Interest Period, or (iv) any change to present law or any future law, regulation, order, treaty or official directive (whether or not having the force of law but, if not having the force of law, one with which a responsible Canadian chartered bank would comply) or any change therein or any interpretation or application thereof by any Official Body has made it unlawful for such Lender to make or maintain or give effect to its obligations in respect of United States dollar advances in Canada as contemplated herein, then:

Credit Agreement - Primero Mining

(a)

the right of the Borrower to obtain any affected Base Rate Canada Loan or LIBOR Loan from such Lender shall be suspended until such Lender determines, acting reasonably, that the circumstances causing such suspension no longer exist and such Lender so notifies the Borrower;

(b)	if any affected Base Rate Canada Loan or LIBOR Loan is not yet outstanding, any applicable Drawdown Notice shall be cancelled and the advance requested therein shall not be made;

(c)

if any LIBOR Loan is already outstanding at any time when the right of the Borrower to obtain credit by way of a LIBOR Loan is suspended, it shall, subject to the Borrower having the right to obtain credit by way of a Base Rate Canada Loan at such time, be converted on the last day of the Interest Period applicable thereto (or on such earlier date as may be required to comply with any Applicable Law) to a Base Rate Canada Loan in the principal amount equal to the principal amount of the LIBOR Loan or, if the Borrower does not have the right to obtain credit by way of a Base Rate Canada Loan at such time, such LIBOR Loan shall be converted on the last day of the Interest Period applicable thereto (or on such earlier date as may be required to comply with any applicable law) to a loan in such other currency as may be mutually agreed upon in the principal amount equal to the Exchange Equivalent of such LIBOR Loan; and

(d)

if any Base Rate Canada Loan is already outstanding at any time when the right of the Borrower to obtain credit by way of a Base Rate Canada Loan is suspended, it shall, subject to the Borrower having the right to obtain credit by way of a LIBOR Loan at such time, be immediately converted to a LIBOR Loan in the principal amount equal to the principal amount of the Base Rate Canada Loan and having an Interest Period of one month or, if the Borrower does not have the right to obtain credit by way of a LIBOR Loan at such time, it shall be immediately converted to a loan in such other currency as may be mutually agreed upon in the principal amount equal to the Exchange Equivalent of the principal amount of the Base Rate Canada Loan.

3.8	Time and Place of Payments

Unless otherwise expressly provided herein, the Borrower shall make all payments pursuant to this agreement or pursuant to any document, instrument or agreement delivered pursuant hereto by deposit to the relevant Designated Account before 12:00 noon (Toronto time) on the day specified for payment and the Administrative Agent shall be entitled to withdraw the amount of any payment due to the Administrative Agent or the Lenders hereunder from such account on the day specified for payment. In addition to the foregoing, the Borrower authorizes and directs the Administrative Agent to debit automatically, by mechanical, electronic or manual means, any bank account of the Borrower maintained with the Administrative Agent for all amounts due and payable by the Borrower under this agreement, including the repayment of principal and the payment of interest, fees and all charges for the keeping of that bank account. The Administrative Agent shall notify the Borrower as to the particulars of those debits in the normal course.

Credit Agreement - Primero Mining

3.9	Remittance of Payments

Forthwith after the withdrawal from the relevant Designated Account or other bank account by the Administrative Agent of any payment of principal, interest, fees or other amounts for the benefit of the Lenders pursuant to Section 3.6, the Administrative Agent shall, subject to Sections 3.3 and 8.3 remit to each Lender, in immediately available funds, such Lender’s Pro Rata Share of such payment (except to the extent such payment results from a Loan with respect to which a Lender had failed, pursuant to Section 3.2, to make available to the Administrative Agent its Pro Rata Share and, where any other Lender has made funds available in the place and stead of a Defaulting Lender); provided that if the Administrative Agent, on the assumption that it will receive, on any particular date, a payment of principal (including, without limitation, a prepayment), interest, fees or other amount hereunder, remits to each Lender its Pro Rata Share of such payment and the Borrower fails to make such payment, each Lender agrees to repay to the Administrative Agent, forthwith on demand, to the extent that such amount is not recovered from the Borrower on demand and after reasonable efforts by the Administrative Agent to collect such amount (without in any way obligating the Administrative Agent to take any legal action with respect to such collection), such Lender’s Pro Rata Share of the payment made to it pursuant hereto together with interest thereon at the then prevailing interbank rate for each day from the date such amount is remitted to the Lenders until the date such amount is paid or repaid to the Administrative Agent, the exact amount of the repayment required to be made by the Lenders pursuant hereto to be as set forth in a certificate delivered by the Administrative Agent to each Lender, which certificate shall constitute prima facie evidence of such amount of repayment.

3.10	Evidence of Indebtedness

The Administrative Agent shall open and maintain accounts wherein it shall record the amount and type of credit outstanding, each advance and each payment of principal and interest on account of each Loan, each Bankers’ Acceptance accepted and cancelled, the amount and currency of each Letter issued and drawn upon and all other amounts becoming due to and being paid to the Lenders (including the Issuing Lender) and the Administrative Agent hereunder. The Administrative Agent’s accounts constitute, in the absence of manifest error, prima facie evidence of the indebtedness of the Borrowers to the Lenders (including the Issuing Lender) and the Administrative Agent hereunder.

3.11	General Provisions Relating to All Letters

(a)

Each request by the Borrower for the issuance or amendment of a Letter shall be deemed to be a representation by the Borrower that the extension of credit so requested complies with the conditions set forth in Section 12.1. The Borrower hereby acknowledges and confirms to the Issuing Lender that the Issuing Lender shall not be obliged to make any inquiry or investigation as to the right of any beneficiary to make any claim or Draft under a Letter and payment by the Issuing Lender pursuant to a Letter shall not be withheld by the Issuing Lender by reason of any matters in dispute between the beneficiary thereof and the Borrower. The sole obligation of the Issuing Lender with respect to Letters issued by it is to cause to be paid a Draft drawn or purporting to be drawn in accordance with the terms of the applicable Letter and for such purpose the Issuing Lender is only obliged to determine that the Draft purports to comply with the terms and conditions of the relevant Letter.

Credit Agreement - Primero Mining

(b)

The Issuing Lender shall not have any responsibility or liability for or any duty to inquire into the form, sufficiency (other than to the extent provided in the preceding paragraph), authorization, execution, signature, endorsement, correctness (other than to the extent provided in the preceding paragraph), genuineness or legal effect of any Draft, certificate or other document presented to it pursuant to a Letter issued by the Issuing Lender and the Borrower unconditionally assumes all risks with respect to the same. The Borrower agrees that it assumes all risks of the acts or omissions of the beneficiary of any Letter with respect to the use by such beneficiary of the relevant Letter. The Borrower shall promptly examine a copy of each Letter and each amendment thereto that is delivered to it and, in the event of any claim of non-compliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the Issuing Lender. The Borrower shall be conclusively deemed to have waived any such claim against the Issuing Lender and its correspondents unless such notice is given as aforesaid.

(c)	The obligations of the Borrower hereunder with respect to Letters shall be absolute, unconditional and irrevocable and shall not be reduced by any event or occurrence including, without limitation:

(i)	any lack of validity or enforceability of this agreement or any such Letter;

(ii)	any amendment or waiver of or any consent to departure from this agreement;

(iii)

the existence of any claim, set-off, defense or other rights which the Borrower may have at any time against any beneficiary or any transferee of any such Letter (or any person or entities for whom any such beneficiary or any such transferee may be acting), any Lender, the Issuing Lender or any other person or entity;

(iv)

any Draft, statement or other document presented under any such Letter proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

Credit Agreement - Primero Mining

(v)	any non-application or misapplication by the beneficiary of such Letter of the proceeds of any drawing under such Letter;

(vi)	the surrender or impairment of any Security;

(vii)	any reduction or withdrawal of the Issuing Lender’s credit rating by any rating agency; or

(viii)

any other circumstance or happening whatsoever, similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

The obligations of the Borrower hereunder with respect to Letters shall remain in full force and effect and shall apply to any amendment to or extension of the expiration date of any such Letter, approved in writing by the Borrower. The Issuing Lender shall not be under any obligation to amend any Letter if (A) the Issuing Lender would have no obligation at such time to issue such Letter in its amended form under the terms hereof, or (B) the beneficiary of such Letter does not accept the proposed amendment to such Letter.

(d)

Any action, inaction or omission taken or suffered by the Issuing Lender or any of its correspondents under or in connection with a Letter or any Draft made thereunder, if in good faith and in conformity with foreign or domestic laws, regulations or customs applicable thereto, shall be binding upon the Borrower and shall not place the Issuing Lender or any of its correspondents under any resulting liability to the Borrower. Without limiting the generality of the foregoing, the Issuing Lender and its correspondents may receive, accept or pay as complying with the terms of a Letter, any Draft thereunder, otherwise in order which may be signed by, or issued to, the administrator or any executor of, or the trustee in bankruptcy of, or the receiver for any property of, or other person or entity acting as the representative or in the place of, such beneficiary or its successors and assigns. The Borrower covenants that it will not take any steps, issue any instructions to the Issuing Lender or any of its correspondents or institute any proceedings intended to derogate from the right or ability of the Issuing Lender or its correspondents to honour and pay any Draft or Drafts.

(e)

The Borrower agrees that the Lenders, the Issuing Lender and the Administrative Agent shall have no liability to it for any reason in respect of or in connection with any Letter, the issuance thereof, any payment thereunder, or any other action taken by the Lenders, the Issuing Lender or the Administrative Agent or any other Person in connection therewith, other than on account of the Issuing Lender’s gross negligence or wilful misconduct.

(f)

Save to the extent expressly provided otherwise in this Section 3.9, the rights and obligations between the Issuing Lender and the Borrower with respect to each Letter shall be determined in accordance with the applicable provisions of the (i) Uniform Customs and Practice for Documentary Credits, ICC Publications 600 or (ii) the International Standby Practices - ISP98, ICC Publication No. 590, as applicable.

Credit Agreement - Primero Mining

(g)

The Issuing Lender shall act on behalf of the Lenders with respect to any Letters issued by it and the documents associated therewith, and the Issuing Lender shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article 14 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters issued by it or proposed to be issued by it and any documentation pertaining to such Letters as fully as if the term “Administrative Agent” as used in Article 14 included the Issuing Lender with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Issuing Lender.

(h)

Immediately upon the issuance of each Letter, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a risk participation in such Letter in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter.

(i)

None of the Issuing Lender, the Administrative Agent nor any correspondent, participant or assignee of the Issuing Lender shall be liable to any Lender for (i) any action of any of the Issuing Lender, the Administrative Agent or any correspondent, participant or assignee of the Issuing Lender taken or omitted in connection herewith at the request or with the approval of the Lenders or the Majority Lenders, as applicable, (ii) any action of any of the Issuing Lender, the Administrative Agent or any correspondent, participant or assignee of the Issuing Lender taken or omitted in the absence of such party’s gross negligence or wilful misconduct; or (iii) any deficiency in the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter.

3.12	Notice Periods

Each Drawdown Notice, Rollover Notice, Conversion Notice and Prepayment Notice shall be given to the Administrative Agent or the Issuing Lender, as the case may be:

(a)	prior to 10:00 a.m. (Toronto time) on the tenth day prior to the date of any voluntary prepayment;

(b)	prior to 10:00 a.m. (Toronto time) on the fifth Banking Day prior to the issuance of a Letter;

(c)	prior to 10:00 a.m. (Toronto time) on the third Banking Day prior to the date of a drawdown of, rollover of, conversion into or conversion of a LIBOR Loan; and

(d)	prior to 10:00 a.m. (Toronto time) on the second Banking Day prior to the date of any other drawdown, rollover or conversion.

3.13	Administrative Agent’s Discretion to Allocate

Notwithstanding the provisions of Section 3.2 with respect to the funding of Loans in accordance with each Lender’s Pro Rata Share, the Administrative Agent shall be entitled to reallocate the funding obligations among the Lenders in order to ensure, to the greatest extent practicable, that after such funding the aggregate amount of credit extended hereunder by each Lender coincides with such Lender’s Pro Rata Share of the aggregate amount of credit extended by all of the Lenders, provided that no such allocation shall result in the aggregate amount of credit extended hereunder by any Lender exceeding such Lender’s Individual Commitment.

Credit Agreement - Primero Mining

ARTICLE 4
DRAWDOWNS

4.1	Drawdown Notice

Subject to Sections 3.1 and 3.7 and provided that all of the applicable conditions precedent set forth in Article 12 have been fulfilled by the Borrower or waived by the Lenders as provided in Section 14.14, the Borrower may, from time to time, obtain credit hereunder by giving to the Administrative Agent an irrevocable notice in substantially the form of Schedule E hereto (“Drawdown Notice”) in accordance with Section 3.12 and specifying, as applicable:

(a)	the date the credit is to be obtained;

(b)	whether the credit is to be obtained by way of a Prime Rate Loan, a BA Equivalent Loan, a Base Rate Loan, a LIBOR Loan, a Bankers’ Acceptance or a Letter;

(c)	in the case of any credit to be obtained by way of a Loan, the principal amount of the Loan;

(d)	if the credit is to be obtained by way of LIBOR Loan, the applicable Interest Period;

(e)	if the credit is to be obtained by way of Bankers’ Acceptances, the aggregate face amount of the Bankers’ Acceptances to be issued and the term of the Bankers’ Acceptances;

(f)

if the credit is to be obtained by way of Letter, the date of issuance of the Letter, whether the Letter is to be a letter of credit or a letter of guarantee, the named beneficiary of the Letter, the maturity date and amount of the Letter, the currency in which the Letter is to be denominated and all other terms of the Letter; and

(g)	the details of any irrevocable authorization and direction pursuant to Section 3.2.

Credit Agreement - Primero Mining

ARTICLE 5
ROLLOVERS

5.1	LIBOR Loans

Subject to Section 3.7 and provided that the Borrower has, by giving notice to the Administrative Agent in accordance with Section 5.3, requested the Lenders to continue to extend credit by way of a LIBOR Loan to replace all or a portion of an outstanding LIBOR Loan as it matures, each Lender shall, on the maturity of such LIBOR Loan, continue to extend credit to the Borrower by way of a LIBOR Loan (without a further advance of funds to the Borrower) in the principal amount equal to such Lender’s Pro Rata Share of the principal amount of the matured LIBOR Loan or the portion thereof to be replaced.

5.2	Bankers’ Acceptances

Subject to Section 3.4 and provided that the Borrower has, by giving notice to the Administrative Agent in accordance with Section 5.3, requested the Lenders to accept its drafts to replace all or a portion of outstanding Bankers’ Acceptances as they mature, each Lender shall, on the maturity of such Bankers’ Acceptances and concurrent with the payment by the Borrower to such Lender of the face amount of such Bankers’ Acceptances or the portion thereof to be replaced, accept the Borrower’s draft or drafts having an aggregate face amount equal to its Pro Rata Share of the aggregate face amount of the matured Bankers’ Acceptances or the portion thereof to be replaced.

5.3	Rollover Notice

The notice to be given to the Administrative Agent pursuant to Section 5.1 or 5.2 (“Rollover Notice”) shall be irrevocable, shall be given in accordance with Section 3.12, shall be in substantially the form of Schedule F hereto and shall specify:

(a)	the maturity date of the maturing Bankers’ Acceptances or the expiry date of the Interest Period of the LIBOR Loan to be replaced, as the case may be;

(b)	the face amount of the maturing Bankers’ Acceptances or the principal amount of the LIBOR Loan to be replaced, as the case may be, and the portion thereof to be replaced; and

(c)

the aggregate face amount of the new Bankers’ Acceptances and the term or terms of the new Bankers’ Acceptances or the principal amount of the new LIBOR Loans, as the case may be, and the Interest Period or Interest Periods of the new LIBOR Loans.

5.4	Rollover by Lenders

Upon written notice to such effect to the Borrower at such time as a Default has occurred and is continuing, the Administrative Agent may, as applicable:

Credit Agreement - Primero Mining

(a)

on the maturity date of a LIBOR Loan, rollover such LIBOR Loan into a LIBOR Loan having an Interest Period of one month or such other period as the Lenders may determine, as though a notice to such effect had been given in accordance with Section 5.3.

(b)

on the maturity date of a Bankers’ Acceptance, rollover such Bankers’ Acceptance into a Bankers’ Acceptance having a term of 30 days or such other period as the Lenders may determine, as though a notice to such effect had been given in accordance with Section 5.3.

ARTICLE 6
CONVERSIONS

6.1	Converting Loan to Other Type of Loan

Subject to Sections 3.1 and 3.7 and provided that the Borrower has, by giving notice to the Administrative Agent in accordance with Section 6.4, requested the Lenders to convert all or a portion of an outstanding Loan into another type of Loan, each Lender shall, on the date of conversion (which, in the case of the conversion of all or a portion of an outstanding LIBOR Loan, shall be the date on which such Loan matures), continue to extend credit to the Borrower by way of the type of Loan into which the outstanding Loan or a portion thereof is converted (with a repayment and a subsequent advance of funds to the Borrower) in the aggregate principal amount equal to such Lender’s Pro Rata Share of the principal amount of the outstanding Loan or the portion thereof which is being converted.

6.2	Converting Loan to Bankers’ Acceptances

Subject to Section 3.4 and provided that the Borrower has, by giving notice to the Administrative Agent in accordance with Section 6.4, requested the Lenders to accept its drafts to replace all or a portion of an outstanding Loan and, if a LIBOR Loan or a BA Equivalent Loan is to be replaced, the date of conversion is the date on which such Loan matures, each Lender shall, on the date of conversion and concurrent with the payment by the Borrower to each Lender of the principal amount of such outstanding Loan or the portion thereof which is being converted, accept the Borrower’s draft or drafts having an aggregate face amount as provided in the Conversion Notice.

6.3	Converting Bankers’ Acceptances to Loan

Each Lender shall, on the maturity date of a Bankers’ Acceptance which such Lender has accepted, pay to the holder thereof the face amount of such Bankers’ Acceptance. Subject to Sections 3.1 and 3.7, and provided that the Borrower has, by giving notice to the Administrative Agent in accordance with Section 6.4, requested the Lenders to convert all or a portion of outstanding maturing Bankers’ Acceptances into a particular type of Loan, each Lender shall, upon the maturity date of such Bankers’ Acceptances and the payment by such Lender to the holders of such Bankers’ Acceptances of the aggregate face amount thereof, make credit available to the Borrower by way of the Loan into which the matured Bankers’ Acceptances or a portion thereof are converted in the aggregate principal amount as provided in the Conversion Notice. Where a particular Non-BA Lender has funded the Borrower by way of a BA Equivalent Loan rather than by way of Bankers’ Acceptances, the provisions of this Section 6.3 as they relate to Bankers’ Acceptances shall apply mutatis mutandis to such BA Equivalent Loan.

Credit Agreement - Primero Mining

6.4	Conversion Notice

The notice to be given to the Administrative Agent pursuant to Section 6.1, 6.2 or 6.3 (“Conversion Notice”) shall be irrevocable, shall be given in accordance with Section 3.12, shall be in substantially the form of Schedule G hereto and shall specify:

(a)	whether an outstanding Loan or Bankers’ Acceptances are to be converted and, if an outstanding Loan is to be converted, the type of Loan to be converted;

(b)	the date on which the conversion is to take place;

(c)	the face amount of the Bankers’ Acceptances or the portion thereof which is to be converted or the principal amount of the Loan or the portion thereof which is to be converted;

(d)	the type and amount of the Loan or Bankers’ Acceptances into which the outstanding Loan or Bankers’ Acceptances are to be converted;

(e)	if outstanding extension of credit is to be converted into a LIBOR Loan, the applicable Interest Period; and

(f)	if an outstanding Loan is to be converted into Bankers’ Acceptances, the aggregate face amount of the new Bankers’ Acceptances to be issued, the term or terms of the new Bankers’ Acceptances.

6.5	Absence of Notice

Subject to Section 3.6 and 3.7, in the absence of a Rollover Notice or Conversion Notice within the appropriate time periods referred to herein, a maturing Bankers’ Acceptance or BA Equivalent Loan shall be automatically converted to a Prime Rate Loan and a maturing LIBOR Loan shall be automatically converted to a Base Rate Loan as though a notice to such effect had been given in accordance with Section 6.4.

6.6	Conversion by Lenders

If an Event of Default has occurred and is continuing at 10:00 a.m. (Toronto time) on the third Banking Day prior to the maturity date of a Bankers’ Acceptance, BA Equivalent Loan or a LIBOR Loan, such Bankers’ Acceptances or BA Equivalent Loan shall be automatically converted to a Prime Rate Loan and such LIBOR Loan shall be automatically converted to a Base Rate Loan as though a notice to such effect had been given in accordance with Section 6.4.

Credit Agreement - Primero Mining

ARTICLE 7
INTEREST AND FEES

7.1	Interest Rates

The Borrower shall pay to the Lenders, in accordance with Section 3.8, interest on the outstanding principal amount from time to time of each Loan and on overdue interest thereon, at the rate per annum equal to:

(i)	in the case of each Prime Rate Loan, the Prime Rate plus the Applicable Margin;

(ii)	in the case of each Base Rate Loan, the Alternate Base Rate Canada plus the Applicable Margin; and

(iii)	in the case of each LIBOR Loan, LIBOR plus the Applicable Margin.

7.2	Calculation and Payment of Interest

(a)

Interest on the outstanding principal amount from time to time of each LIBOR Loan and on overdue interest thereon shall accrue from day to day from and including the date on which credit is obtained by way of such Loan or on which such overdue interest is due, as the case may be, to but excluding the date on which such Loan or overdue interest, as the case may be, is repaid in full (both before and after maturity and judgment) and shall be calculated on the basis of the actual number of days elapsed divided by 360.

(b)

Interest on the outstanding principal amount from time to time of each Prime Rate Loan and Base Rate Loan and on overdue interest thereon shall accrue from day to day from and including the date on which credit is obtained by way of such Loan or on which such overdue interest is due, as the case may be, to but excluding the date on which such Loan or overdue interest, as the case may be, is repaid in full (both before and after maturity and judgment) and shall be calculated on the basis of the actual number of days elapsed divided by 365 or, in the case of a leap year, 366.

(c)	Accrued interest shall be paid,

(i)	in the case of interest on Prime Rate Loans and Base Rate Loans, monthly in arrears on the last day of each calendar month; and

(ii)	in the case of interest on LIBOR Loans, in arrears on the last day of the applicable Interest Period but, in any event, at least every 3 months.

7.3	General Interest Rules

(a)

For the purposes hereof, whenever interest is calculated on the basis of a year of 360 or 365 days, each rate of interest determined pursuant to such calculation expressed as an annual rate for the purposes of the Interest Act (Canada) is equivalent to such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365 days, respectively.

Credit Agreement - Primero Mining

(b)	Interest on each Loan and on overdue interest thereon shall be payable in the currency in which such Loan is denominated during the relevant period.

(c)

If the Borrower fails to pay any fee or other amount (other than principal or interest) of any nature payable by it to the Administrative Agent or the Lenders hereunder or under any document, instrument or agreement delivered pursuant hereto on the due date therefor, the Borrower shall pay to the Administrative Agent or the Lenders, as the case may be, interest on such overdue amount in the same currency as such overdue amount is payable from and including such due date to but excluding the date of actual payment (as well before and after judgment) at the rate per annum, calculated and compounded monthly, which is equal to the Alternate Base Rate Canada plus 4.00%. Such interest on overdue amounts shall become due and be paid on demand made by the Administrative Agent.

(d)

No interest or fee to be paid hereunder shall be paid at a rate exceeding the maximum rate permitted by Applicable Law. In the event that such interest or fee exceeds such maximum rate, such interest or fees shall be reduced or refunded, as the case may be, so as to be payable at the highest rate recoverable under Applicable Law.

7.4	Selection of Interest Periods

With respect to each LIBOR Loan, the Borrower shall specify in the Drawdown Notice, Rollover Notice or Conversion Notice, the duration of the Interest Period provided that:

(a)

Interest Periods shall have a duration from one, two, three or six months (subject to availability and subject to the right of the Administrative Agent, in its sole discretion, to restrict the term or maturity date of Interest Periods);

(b)

the first Interest Period for a LIBOR Loan shall commence on and include the day on which credit is obtained by way of such Loan and each subsequent Interest Period applicable thereto shall commence on and include the date of the expiry of the immediately preceding Interest Period applicable thereto; and

(c)

if any Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next succeeding Banking Day unless such next succeeding Banking Day falls in the next calendar month, in which case such Interest Period shall be shortened to end on the immediately preceding Banking Day.

Credit Agreement - Primero Mining

7.5	BA Acceptance Fees

With respect to each BA Draft of the Borrower accepted pursuant hereto and each BA Equivalent Note issued hereunder, the Borrower shall pay to the Lenders, in advance, the BA Acceptance Fee therefor. Such BA Acceptance Fees shall be non-refundable and shall be fully earned when due.

7.6	Standby Fees

Upon the first Banking Day following the completion of each Fiscal Quarter and on the termination of the Credit Facility, the Borrower shall pay, in accordance with Section 3.6, to the Lenders, in arrears, a standby fee calculated at the rate per annum, on the basis of the actual number of days elapsed and a year of 365 or 366 days, as the case may be, set forth in Schedule A hereto, on the Available Credit, such fee to accrue daily from the date of the execution and delivery of this agreement to and including the termination of the Credit Facility.

7.7	Letter Fees

(a)

The Borrower shall pay in accordance with Section 3.8 to the Administrative Agent, for the benefit of the Lenders, an issuance fee (in the currency which the Letter is denominated) in advance on the date each Letter is issued or renewed, calculated at the rate per annum equal to the Applicable Margin (on the basis of a year of 365 or 366 days, as the case may be) on the amount of each such Letter. In addition, with respect to all Letters, the Borrower shall from time to time pay to the Lenders its usual and customary fees (at the then prevailing rates) for the amendment, delivery and administration of letters of credit and letters of guarantee such as the Letters. Each such payment is non-refundable and fully earned when due.

(b)

With respect to each Letter issued hereunder at the time when there is one or more Lenders other than the Issuing Lender, the Borrower shall pay to the Administrative Agent for the account of the Issuing Lender a fee (in the currency in which the Letter is denominated) in advance on the date each such Letter is issued or renewed, calculated at a rate per annum equal to 0.25% on the amount of each such Letter for the number of days in the term of such Letter in the year of 365 or 366 days, as the case may be, in which the Letter is issued or renewed. Each such payment is non-refundable and fully earned when due.

ARTICLE 8
RESERVE, CAPITAL, INDEMNITY AND TAX PROVISIONS

8.1	Conditions of Credit

The obtaining or maintaining of credit hereunder shall be subject to the terms and conditions contained in this Article 8.

Credit Agreement - Primero Mining

8.2	Change of Circumstances

(a)

If, with respect to any type of credit, the introduction or adoption of any law, regulation, guideline, request or directive (whether or not having the force of law) of any governmental authority, central bank or comparable agency (“Restraint”) or any change therein or in the application thereof to the Borrower or to any Lender or in the interpretation or administration thereof or any compliance by any Lender therewith:

(i)

prohibits or restricts extending or maintaining such type of credit or the charging of interest or fees in connection therewith, the Borrower agrees that such Lender shall have the right to comply with such Restraint, shall have the right to refuse to permit the Borrower to obtain such type of credit and shall have the right to require, at the option of the Borrower, the conversion of such outstanding credit to another type of credit to permit compliance with the Restraint or repayment in full of such credit together with accrued interest thereon on the last day on which it is lawful for such Lender to continue to maintain and fund such credit or to charge interest or fees in connection therewith, as the case may be; or

(ii)

shall impose or require any reserve, special deposit requirements or tax (excluding taxes measured with reference to the net income of such Lender or capital taxes or receipts and franchise taxes), shall establish an appropriate amount of capital to be maintained by such Lender or shall impose any other requirement or condition which results in an increased cost to such Lender of extending or maintaining a credit or obligation hereunder or reduces the amount received or receivable by such Lender with respect to any credit under this agreement or reduces such Lender’s effective return hereunder or on its capital or causes such Lender to make any payment or to forego any return based on any amount received or receivable hereunder, then, on notification to the Borrower by such Lender, the Borrower shall pay immediately to such Lender such amounts as shall fully compensate such Lender for all such increased costs, reductions, payments or foregone returns which accrue up to and including the date of receipt by the Borrower of such notice and thereafter, upon demand from time to time, the Borrower shall pay such additional amount as shall fully compensate such Lender for any such increased or imposed costs, reductions, payments or foregone returns. Such Lender shall notify the Borrower of any actual increased or imposed costs, reductions, payments or foregone returns forthwith on becoming aware of same and shall concurrently provide to the Borrower a certificate of an officer of such Lender setting forth the amount of compensation to be paid to such Lender and the basis for the calculation of such amount. Notwithstanding this Section 8.2(a)(ii), the Borrower shall not be liable to compensate such Lender for any such cost, reduction, payment or foregone return occurring more than 60 days before receipt by the Borrower of the aforementioned notification from such Lender; provided, however, that the aforementioned limitation shall not apply to any such cost, reduction, payment or foregone return of a retroactive nature.

Credit Agreement - Primero Mining

For certainty, the Dodd-Frank Wall Street Reform and Consumer Protection Act as well as Basel III and all request, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a “Restraint”, regardless of the date enacted, adopted, promulgated or issued.

(b)

Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to seek additional amounts from the Borrower pursuant to Section 8.2(a), it will use reasonable efforts to make, fund or maintain the affected credit of such Lender through another lending office or take such other actions as it deems appropriate, in its sole discretion, if as a result thereof the additional moneys which would otherwise be required to be paid in respect of such credit pursuant to Section 8.2(a), would be reduced and if, as determined by such Lender in its sole discretion, the making, funding or maintaining of such affected credit through such other lending office or the taking of such other actions would not otherwise adversely affect such credit or such Lender and would not, in such Lender’s sole discretion, be commercially unreasonable.

8.3	Failure to Fund as a Result of Change of Circumstances

If any Lender but not all of the Lenders seeks additional compensation pursuant to Section 8.2(a), if any Lender becomes either a Defaulting Lender or a Lender in respect of which any amounts are paid or become payable by the Borrower pursuant to Section 8.6 (the “Affected Lender”), then the Borrower may indicate to the Administrative Agent in writing that it desires to replace the Affected Lender with one or more of the other Lenders, and the Administrative Agent shall then forthwith give notice to the other Lenders that any such Lender or Lenders may, in the aggregate, advance all (but not part) of the Affected Lender’s Pro Rata Share of the affected credit and, in the aggregate, assume all (but not part) of the Affected Lender’s Individual Commitment and obligations hereunder and acquire all (but not part) of the rights of the Affected Lender and assume all (but not part) of the obligations of the Affected Lender under each of the other Credit Documents (but in no event shall any other Lender or the Administrative Agent be obliged to do so). If one or more Lenders shall so agree in writing (herein collectively called the “Assenting Lenders” and individually called an “Assenting Lender”) with respect to such advance, acquisition and assumption, the Pro Rata Share of such credit of each Assenting Lender and the Individual Commitment and the obligations of such Assenting Lender hereunder and the rights and obligations of such Assenting Lender under each of the other Credit Documents shall be increased by its respective pro rata share (based on the relative Individual Commitment of the Assenting Lenders) of the Affected Lender’s Pro Rata Share of such credit and Individual Commitment and obligations hereunder and rights and obligations under each of the other Credit Documents on a date mutually acceptable to the Assenting Lenders and the Borrower. On such date, the Assenting Lenders shall extend to the Borrower the Affected Lender’s Pro Rata Share of such credit and shall prepay to the Affected Lender the advances of the Affected Lender then outstanding, together with all interest accrued thereon and all other amounts owing to the Affected Lender hereunder, and, upon such advance and prepayment by the Assenting Lenders, the Affected Lender shall cease to be a “Lender” for purposes of this agreement and shall no longer have any obligations hereunder. Upon the assumption of the Affected Lender’s Individual Commitment as aforesaid by an Assenting Lender, Schedule B hereto shall be deemed to be amended to increase the Individual Commitment of such Assenting Lender by the respective amounts of such assumption.

Credit Agreement - Primero Mining

8.4	Indemnity Relating to Credits

Upon notice from the Administrative Agent to the Borrower, the Borrower shall pay to the Administrative Agent, for the benefit of the Lenders (including the Issuing Lender), such amount or amounts (as determined by each lender in accordance with its usual practice) as will compensate the Lenders for any loss, cost or expense incurred by them:

(a)	in the liquidation or redeposit of any funds acquired by the Lenders to fund or maintain any portion of a LIBOR Loan or a BA Equivalent Loan as a result of:

(i)

the failure of the Borrower to borrow or make repayments on the dates specified under this agreement or in any notice from the Borrower to the Administrative Agent (provided that if any notice specifies the repayment of a LIBOR Loan or a BA Equivalent Loan at any time other than its maturity date, then the Borrower shall be responsible for any loss, costs or expenses referred to above); or

(ii)

the repayment or prepayment of any amounts on a day other than the payment dates prescribed herein or in any notice from the Borrower to the Administrative Agent (provided that if any notice specifies the repayment of a LIBOR Loan or a BA Equivalent Loan at any time other than its maturity date, then the Borrower shall be responsible for any loss, costs or expenses referred to above); or

(b)

with respect to any Bankers’ Acceptance or Letter, arising from claims or legal proceedings, and including reasonable legal fees and disbursements, respecting the collection of amounts owed by the Borrower hereunder in respect of such Bankers’ Acceptance or Letter or the enforcement of the Administrative Agents’ or Lenders’ rights hereunder in respect of such Bankers’ Acceptance or Letter including, without limitation, legal proceedings attempting to restrain the Lenders (including the Issuing Lender) from paying any amount under such Bankers’ Acceptance or Letter; or

(c)

in converting United States dollars into Canadian dollars or Canadian dollars into United States dollars as a result of the failure of the Borrower to make repayments of outstanding credit hereunder in the currency in which such outstanding credit was denominated.

The aforesaid notice from the Administrative Agent shall be accompanied by a written certificate from each Lender showing in reasonable detail the basis for such claim, which shall be deemed to be prima facie correct absent manifest error.

Credit Agreement - Primero Mining

8.5	Indemnity for Transactional and Environmental Liability

(a)

The Borrower hereby agrees to indemnify and hold the Administrative Agent, each Lender and each of their respective Affiliates, shareholders, officers, directors, employees, and agents (collectively, the “Indemnified Parties”) free and harmless from and against any and all claims, demands, actions, causes of action, suits, losses, costs, charges, liabilities and damages, and expenses in connection therewith (irrespective of whether such Indemnified Party is a party to the action for which indemnification hereunder is sought), and including, without limitation, reasonable legal fees and out of pocket disbursements and amounts paid in settlement which are approved by the Borrower (collectively in this Section 8.5(a), the “Indemnified Liabilities”), incurred or suffered by, or asserted against, the Indemnified Parties or any of them as a result of, or arising out of, or relating to (i) the extension of credit contemplated herein, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any credit extended hereunder, (iii) any actual or threatened investigation, litigation or other proceeding relating to any credit extended or proposed to be extended as contemplated herein or (iv) the execution, delivery, performance or enforcement of the Credit Documents and any instrument, document or agreement executed pursuant hereto, except for any such Indemnified Liabilities that a court of competent jurisdiction’s binding and non- appealable decision held that such Indemnified Liability arose on account of the relevant Indemnified Party’s gross negligence or willful misconduct.

(b)

Without limiting the generality of the indemnity set out in the preceding clause (a), the Borrower hereby further agrees to indemnify and hold the Indemnified Parties free and harmless from and against any and all claims, demand, actions, causes of action, suits, losses, costs, charges, liabilities and damages, and expenses in connection therewith, including, without limitation, reasonable and documented legal fees and out of pocket disbursements and amounts paid in settlement which are approved by the Borrower, of any and every kind whatsoever paid (collectively in this Section 8.5(b), the “Indemnified Liabilities”), incurred or suffered by, or asserted against, the Indemnified Parties or any of them for, with respect to, or as a direct or indirect result of, (i) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, any real property legally or beneficially owned (or any estate or interest which is owned), leased, used or operated by any Company of any Hazardous Material, Contaminant, Pollutant or Waste, and (ii) any other violation of or liability pursuant to an Environmental Law with respect to any Company, and regardless of whether caused by, or within the control of, such Company, except for any such Indemnified Liabilities that a court of competent jurisdiction’s binding and non-appealable decision held that such Indemnified Liability arose on account of the relevant Indemnified Party’s gross negligence or willful misconduct.

(c)

All obligations provided for in this Section 8.5 shall survive indefinitely the permanent repayment of the outstanding credit hereunder and the termination of the Credit Agreement. The obligations provided for in this Section 8.5 shall not be reduced or impaired by any investigation made by or on behalf of the Administrative Agent or any of the Lenders.

Credit Agreement - Primero Mining

(d)

The Borrower hereby agrees that, for the purposes of effectively allocating the risk of loss placed on the Borrower by this Section 8.5, the Administrative Agent and each Lender shall be deemed to be acting as the agent or trustee on behalf of and for the benefit of their respective shareholders, officers, directors, employees and agents.

(e)

If, for any reason, the obligations of the Borrower pursuant to this Section 8.5 shall be unenforceable, the Borrower agrees to make the maximum contribution to the payment and satisfaction of each obligation that is permissible under Applicable Law.

(f)	The indemnity under this Section 8.5 shall not apply to any matters specifically dealt with in Sections 8.2, 8.4, 8.6 or 11.2(f).

8.6	Payments Free and Clear of Taxes

(a)

Any and all payments made by or on behalf of the Borrower under this agreement or under any other Credit Document (any such payment being hereinafter referred to as a “Payment”) to or for the benefit of the Administrative Agent or any Lender shall be made without set-off or counterclaim, and free and clear of, and without deduction or withholding for, or on account of, any and all present or future Taxes except to the extent that such deduction or withholding is required by law or the administrative practice of any Official Body. If any such Taxes are so required to be deducted or withheld from or in respect of any Payment made to or for the benefit of the Administrative Agent or any Lender, the Borrower shall:

(i)	promptly notify the Administrative Agent of such requirement;

(ii)

with respect to Taxes other than Excluded Taxes, pay to the Administrative Agent or Lender, as the case may be, in addition to the Payment to which the Administrative Agent or Lender is otherwise entitled, such additional amount as is necessary to ensure that the net amount actually received by the Administrative Agent or Lender (free and clear, and net, of any such Taxes, including the full amount of any Taxes required to be deducted or withheld from any additional amount paid by the Borrower under this Section 8.6(a), whether assessable against the Borrower, the Administrative Agent or such Lender) equals the full amount the Administrative Agent or Lender, as the case may be, would have received had no such deduction or withholding been required;

(iii)	make such deduction or withholding;

(iv)

pay to the relevant Official Body in accordance with Applicable Law the full amount of Taxes required to be deducted or withheld (including the full amount of Taxes required to be deducted or withheld from any additional amount paid by the Borrower to the Administrative Agent or Lender under this Section 8.6(a)), within the time period required by Applicable Law; and

Credit Agreement - Primero Mining

(v)

as promptly as possible thereafter, forward to the Administrative Agent or Lender, as the case may be, an original official receipt (or a certified copy), or other documentation reasonably acceptable to the Administrative Agent or Lender, evidencing such payment to such Official Body.

(b)	In addition, the Borrower agrees to pay any and all present or future Other Taxes.

(c)

The Borrower hereby indemnifies and holds harmless the Administrative Agent and each Lender, on an after-Taxes basis, for the full amount of Taxes and Other Taxes, interest, penalties and other liabilities, levied, imposed or assessed against (and whether or not paid directly by) the Administrative Agent or any Lender, as applicable, and for all expenses, resulting from or relating to the Borrower’s failure to:

(i)	remit to the Administrative Agent or any Lender the documentation referred to in Section 8.6(a)(v); or

(ii)	pay any Taxes or Other Taxes when due to the relevant Official Body (including, without limitation, any Taxes imposed by any Official Body on amounts payable under this Section 8.6)),

whether or not such Taxes were correctly or legally assessed. The Administrative Agent or any Lender who pays any Taxes or Other Taxes, shall promptly notify the Borrower of such payment, provided, however, that failure to provide such notice shall not detract from, or compromise, the obligations of the Borrower under this Section 8.6. Payment pursuant to this indemnification shall be made within 30 days from the date the Administrative Agent or any Lender, as the case may be, makes written demand therefor accompanied by a certificate as to the amount of such Taxes or Other Taxes and the calculation thereof, which calculation shall be prima facie evidence of such amount.

(d)

If the Borrower determines in good faith that a reasonable basis exists for contesting any Taxes for which a payment has been made under this Section 8.6, the relevant Lender or the Administrative Agent, as applicable, shall, if so requested by the Borrower, cooperate with the Borrower in challenging such Taxes at the Borrower’s expense.

(e)

If any Lender or the Administrative Agent, as applicable, receives a refund of, or credit for, Taxes for which a payment has been made by the Borrower under this Section 8.6, which refund or credit in the good faith judgment of such Lender or the Administrative Agent, as the case may be, is attributable to the Taxes giving rise to such payment made by the Borrower, then such Lender or the Administrative Agent, as the case may be, shall reimburse the Borrower for such amount (if any, but not exceeding the amount of any payment made under this Section 8.6 that gives rise to such refund or credit), net of out-of-pocket expenses of such Lender or the Administrative Agent, as the case may be, which the Administrative Agent or such Lender, as the case may be, determines in its absolute discretion will leave it, after such reimbursement, in no better or worse position than it would have been in if such Taxes had not been exigible. The Borrower, upon the request of the Administrative Agent or any Lender, agrees to repay the Administrative Agent or Lender, as the case may be, any portion of any such refund or credit paid over to the Borrower that the Administrative Agent or Lender, as the case may be, is required to pay to the relevant Official Body and agrees to pay any interest, penalties or other charges paid by the Administrative Agent or Lender, as the case may be, as a result of or related to such payment to such Official Body. Neither the Administrative Agent nor any Lender shall be under any obligation to arrange its tax affairs in any particular manner so as to claim any refund or credit. None of the Lenders nor the Administrative Agent shall be obliged to disclose any information regarding its tax affairs or computations to the Borrower or any other Person in connection with this Section 8.6(f) or any other provision of this Section 8.6.

Credit Agreement - Primero Mining

(f)

The Borrower also hereby indemnifies and holds harmless the Administrative Agent and each Lender, on an after-Taxes basis, for any additional taxes on net income that the Administrative Agent or any Lender may be obliged to pay as a result of the receipt of amounts under this Section 8.6.

(g)

Any Lender that is entitled to an exemption from or reduction of withholding Taxes or Other Taxes (collectively, “Relevant Taxes”) under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to Payments shall, at the request of the Borrower, deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law (if any) as will permit such payments to be made without withholding or at a reduced rate of withholding or a reduced rate of Relevant Taxes. In addition, (i) any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law (if any) or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to withholding or information reporting requirements, and (ii) any Lender that ceases to be, or to be deemed to be, resident in Canada for purposes of Part XIII of the Tax Act or any successor provision thereto in respect of Payments shall within five Business Days thereof notify the Borrower and the Administrative Agent in writing. Notwithstanding the foregoing, no Lender shall be required to deliver any documentation pursuant to this Section 8.6(h) that such Lender is not legally able to deliver.

(h)

Additional amounts payable under Section 8.6(a) have the same character as the Payments to which they relate. For greater certainty, for example, additional amounts payable under Section 8.6(a), in respect of interest payable under a Credit Document, shall be payments of interest under such Credit Document.

(i)

The Borrower’s obligations under this Section 8.6 shall survive without limitation the termination of the Credit Facility and this agreement and all other Credit Documents and the permanent repayment of the outstanding credit and all other amounts payable hereunder.

Credit Agreement - Primero Mining

ARTICLE 9
REPAYMENTS AND PREPAYMENTS

9.1	Repayment of Credit Facility

The Borrower shall repay to the Administrative Agent, for the account of the Lenders, in full the outstanding credit under the Credit Facility on the Maturity Date together with all accrued and unpaid interest thereon and all accrued and unpaid fees with respect thereto.

9.2	Extension of Maturity Date

(a)

The Borrower may request in writing (a “Request for Offer of Extension”) from the Lenders (each, a “Requested Lender”), not more than 120 days and not less than 90 days prior to the current Maturity Date, and each successive anniversary of the Maturity Date thereafter, or such other date as may be agreed to by the Lenders (the “Anniversary Date”), an offer by the Requested Lenders to the Borrower to extend the then current Maturity Date for a specified period on specific terms and conditions (an “Offer of Extension”). Such request shall be made by the Borrower by delivering to the Administrative Agent an executed Request for Offer of Extension and such other information as the Administrative Agent and Requested Lenders may request. The Administrative Agent shall forthwith notify each Requested Lender of such request by the Borrower and each Requested Lender shall notify the Administrative Agent and the Borrower as to whether or not it agrees (in its sole discretion) to such request no later than 30 days following receipt by such Requested Lender of notice of such request; provided that, if a Requested Lender does not so notify the Administrative Agent and the Borrower, such Requested Lender shall be deemed to have elected not to agree to such request.

(b)

Any such Requested Lender that does not, or is deemed not to, agree to such request shall become a “Non-Agreeing Lender” and unless its Individual Commitment is purchased pursuant to Section 9.2(d), the Secured Obligations owing to such Requested Lender shall be repaid in accordance with and subject to Section 9.2(e).

(c)

If the Majority Lenders agree to such request, the Administrative Agent shall within two (2) Banking Days deliver to the Borrower an Offer of Extension. Any such Offer of Extension shall be open for acceptance by the Borrower until the Banking Day immediately preceding the next succeeding Anniversary Date. Upon written notice by the Borrower to the Administrative Agent accepting an Offer of Extension and agreeing to the terms and conditions specified therein, if any, the Maturity Date, in respect of those Lenders agreeing to such extension (the “Agreeing Lenders”), shall be extended to the date specified in the Offer of Extension and the terms and conditions, if any, specified thereunder, shall become effective on the first day after the succeeding Anniversary Date referred to above.

Credit Agreement - Primero Mining

(d)

Each of the Agreeing Lenders shall have the right (but not the obligation) to purchase the Individual Commitment of any Non-Agreeing Lender for a purchase price in an amount equal to the aggregate outstanding principal amount of the Secured Obligations owing to such Non-Agreeing Lender, including accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Non-Agreeing Lender under this agreement. Each of the Agreeing Lenders (each, an “Extension Purchasing Lender”) wishing to exercise its rights to purchase the Individual Commitment of a Non-Agreeing Lender shall forthwith so notify the Borrower, the Administrative Agent and each of the other Lenders, if any, and such Extension Purchasing Lender shall thereupon be obligated to purchase not less than fifteen (15) days prior to the then current Anniversary Date an undivided share of the Individual Commitment of each Non-Agreeing Lender equal to the ratio that such Extension Purchasing Lender's Individual Commitment is of the aggregate of all Extension Purchasing Lenders' Individual Commitments or as otherwise agreed to by the Borrower and all Extension Purchasing Lenders. The Non-Agreeing Lenders, the Extension Purchasing Lenders, the Administrative Agent, the Borrower and each of the other Lenders, if any, shall forthwith duly execute and deliver any necessary documentation to give effect to such purchase, whereupon each Non-Agreeing Lender shall, as of the effective date thereof, be released from its obligations to the Borrower hereunder and under the other Credit Documents arising subsequent to such date.

(e)

If a Non-Agreeing Lender's Individual Commitment is not purchased pursuant to Section 9.2(d), so long as there exists no Default, the Borrower shall repay all Secured Obligations owing hereunder to such Non-Agreeing Lender on its then current Maturity Date and, upon such repayment, (A) such Non-Agreeing Lender shall cease to be a Lender hereunder and such Non-Agreeing Lender's Individual Commitment shall be terminated, (B) the Total Commitment Amount shall be reduced by the amount of the Non-Agreeing Lender's terminated Individual Commitment, and (C) the Pro Rata Share of each remaining Lender shall be adjusted accordingly.

(f)

If an Offer of Extension has been provided to the Borrower which it has accepted as required thereby, the Maturity Date for each Lender that has approved the Request for Offer of Extension shall be extended to the date which is set out in the Offer of Extension, and the terms and conditions specified in such Offer of Extension shall be immediately effective. If an Offer of Extension is not provided to the Borrower, the provisions of Section 9.2(d) and (f) shall not be applicable, and the Borrower shall repay all Secured Obligations outstanding hereunder on the Maturity Date.

(g)	This Section 9.2 shall apply from time to time to permit successive extensions of the Maturity Date, if and for so long as the Majority Lenders have agreed in accordance with Section 9.2(c).

Credit Agreement - Primero Mining

9.3	Voluntary Prepayments

Subject to Section 9.5, the Borrower shall be entitled to prepay all or any portion of the outstanding Loans at any time, without penalty, provided that Section 8.4 shall be complied with in connection with any such prepayment. Other than any payments required pursuant to Section 8.4 , there are no premiums, penalties or other additional payments associated with any voluntary prepayments under this Section 9.3. Amounts which are prepaid as aforesaid may be reborrowed.

9.4	Mandatory Prepayments

The Borrower shall, within five Banking Days of the occurrence of a Prepayment Trigger Event, prepay outstanding credit under the Credit Facility in an amount equal to 100% of the Net Cash Proceeds in respect of such Prepayment Trigger Event. Amounts which are prepaid as aforesaid under the Credit Facility may not be reborrowed. Section 8.4 shall be complied with in connection with any prepayment pursuant to this Section 9.4.

9.5	Prepayment Notice

The Borrower shall give written notice to the Administrative Agent of each voluntary prepayment pursuant to Section 9.3. Such notice (a “Prepayment Notice”) shall be irrevocable, shall be given in accordance with Section 3.12 and shall specify:

(a)	the date on which the prepayment is to take place; and

(b)	the type and principal amount of the Loan or the portion thereof which is to be prepaid (which amount shall be at least $1,000,000).

9.6	Currency of Repayment

All payments and repayments of outstanding credit hereunder shall be made in the currency of such outstanding credit.

9.7	Repayments of Credit Excess

In the event that the Credit Excess at any time exceeds 3% of the aggregate amount of credit outstanding at such time, the Borrower shall repay to the Lenders, upon the demand of the Administrative Agent, the amount of the Credit Excess at such time, but nothing herein shall be deemed to obligate any Lender or the Administrative Agent to fund the Credit Excess.

Credit Agreement - Primero Mining

9.8	Reimbursement or Conversion on Presentation of Letters

(a)

On presentation of a Letter and payment thereunder by the Issuing Lender, the Borrower shall forthwith pay to the Issuing Lender, and thereby reimburse the Issuing Lender for, all amounts paid by the Issuing Lender pursuant to such Letter. Failing such payment, the Borrower shall be deemed to have effected a conversion of such Letter into a Prime Rate Loan (in the case of a Letter denominated in Canadian dollars) or into a Base Rate Loan (in the case of a Letter denominated in United States dollars) to the extent of the payment of the Issuing Lender thereunder.

(b)

If the Issuing Lender makes payment under any Letter and the Borrower does not fully reimburse the Issuing Lender on or before the date of payment, then Section 9.8(a) shall apply to deem a Loan to be outstanding to the Borrower under this agreement in the manner therein set out. Each Lender shall, on request by the Issuing Lender, immediately pay to the Issuing Lender an amount equal to such Lender’s Pro Rata Share of the amount paid by the Issuing Lender such that each Lender is participating in the deemed Loan in accordance with its Pro Rata Share.

(c)

Each Lender shall immediately on demand indemnify the Issuing Lender to the extent of such Lender’s Pro Rata Share of any amount paid or liability incurred by the Issuing Lender under each Letter issued by it hereunder to the extent that the Borrower does not fully reimburse the Issuing Lender therefor.

(d)

For certainty, the obligations of the Lenders in this Section 9.8 shall continue as obligations of the Persons who were Lenders at the time each such Letter was issued notwithstanding that such Lender may assign its rights and obligations hereunder, unless the Issuing Lender specifically releases such Lender from such obligations in writing.

9.9	Letters Subject to an Order

The Borrower shall pay to the Issuing Lender for deposit to the Letter Cash Collateral Account an amount equal to the maximum amount available to be drawn under any unexpired Letter which becomes the subject of any Order and concurrently with such payment deliver to the Administrative Agent a certificate of a senior officer of SWC addressed to the Administrative Agent that no SWC Payment Default (as defined in the Intercreditor Agreement) has occurred and is continuing; payment in respect of each such Letter shall be due forthwith upon demand in the currency in which such Letter is denominated. The Issuing Lender shall apply funds in the Letter Cash Collateral Account to (a) satisfy any reimbursements obligations of the Borrower to the Issuing Lender under Section 9.8, or (b) refund to the Borrower any amounts payable by the Issuing Lender to the Borrower under Section 13.4.

9.10	Reimbursement Obligation for Maturing Bankers’ Acceptances

The Borrower hereby unconditionally agrees to pay to the Lenders on the maturity date (whether at stated maturity, by acceleration or otherwise) of each Bankers’ Acceptance drawn by the Borrower the undiscounted face amount of such then-maturing Bankers’ Acceptance. The obligation of the Borrower to reimburse the Lenders for then-maturing Bankers’ Acceptances may be satisfied by the Borrower by:

Credit Agreement - Primero Mining

(a)

paying to the Lenders, in accordance with Section 3.8, on the maturity date of such Bankers’ Acceptances an amount equal to the aggregate undiscounted face amount thereof, provided that the Borrower shall notify the Administrative Agent of its intention to reimburse the Lenders in such manner prior to 10:00 a.m. (Toronto time) on such maturity date;

(b)	replacing the maturing Bankers’ Acceptances with new Bankers’ Acceptances in accordance with Section 5.2; or

(c)	converting the maturing Bankers’ Acceptances into a Loan in accordance with Section 6.3, 6.5 or 6.6.

In no event shall the Borrower claim from the Lenders any grace period with respect to the aforesaid obligation of the Borrower to reimburse the Lenders.

ARTICLE 10
REPRESENTATIONS AND WARRANTIES

10.1	Representations and Warranties

To induce the Lenders and the Administrative Agent to enter into this agreement and to induce the Lenders to extend credit hereunder, the Borrower hereby represents and warrants to the Lenders and the Administrative Agent, as of the date of this agreement, as of the date of each extension of credit hereunder and as of the last day of each Fiscal Quarter, as follows and acknowledges and confirms that the Lenders and the Administrative Agent are relying upon such representations and warranties in entering into this agreement and in extending credit hereunder:

(a)

Status and Power of Obligors. Each Company is a corporation duly incorporated and organized and validly subsisting in good standing under the laws of its jurisdiction of incorporation. Each Company is duly qualified, registered or licensed in all jurisdictions where the nature of its business makes such qualification, registration or licensing necessary. Each Company has all requisite corporate capacity, power and authority to own, hold under licence or lease its properties, to carry on its business as now conducted. Each Company has all necessary corporate capacity to enter into, and carry out the transactions contemplated by, the Finance Documents to which is a party.

(b)

Authorization and Enforcement. All necessary action, corporate or otherwise, has been taken to authorize the execution, delivery and performance by each Company of the Finance Documents to which it is a party. Each Company has duly executed and delivered the Finance Documents to which it is a party. The Finance Documents to which each Company is a party are legal, valid and binding obligations of such Company, enforceable against such Company in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization and other similar laws of general application limiting the enforcement of creditors’ rights generally, (ii) the fact that the courts may deny the granting or enforcement of equitable remedies and (iii) the fact that, pursuant to the Currency Act (Canada), no court in Canada may make an order expressed in any currency other than lawful money of Canada.

Credit Agreement - Primero Mining

(c)

Compliance with Other Instruments. The execution, delivery and performance by Company Obligor of the Finance Documents to which it is a party, and the consummation of the transactions contemplated herein and therein, do not and will not conflict with, result in any breach or violation of, or constitute a default under, the terms, conditions or provisions of, the charter or constating documents or by-laws of, or any shareholder agreement or declaration relating to, such Company. The execution, delivery and performance by each Company of the Finance Documents to which it is a party, and the consummation of the transactions contemplated herein and therein, do not and will not conflict with, result in any material breach or violation of, or constitute a material default under, the terms, conditions or provisions of, any law, regulation, judgment, decree or order binding on or applicable to such Company or to which its property is subject or of any Material Agreement or any material lease, licence, permit or other instrument to which such Company is a party or is otherwise bound or by which such Company benefits or to which its property is subject and do not require the consent or approval of any Official Body or any other party.

(d)

Financial Statements. The consolidated financial statements of the Borrower for the most recently completed Fiscal Quarter or Fiscal Year, as the case may be, were prepared in accordance with GAAP and no Material Adverse Change has occurred in the condition, financial or otherwise, of the Obligors since the date of such consolidated financial statements. The balance sheet of the aforesaid consolidated financial statements presents a fair statement of the financial condition and assets and liability of the Borrower as at the date thereof and the statements of operations, retained earnings and cash flows contained in the aforesaid consolidated financial statements fairly presents the results of the consolidated operations of the Borrower throughout the period covered thereby. Except to the extent reflected or reserved against in the aforesaid balance sheet (including the notes thereto) and except as incurred in the ordinary and usual course of the business of the Borrower, the Borrower does not have any outstanding indebtedness or any liability or obligations (whether accrued, absolute, contingent or otherwise) of a material nature customarily reflected or reserved against in a balance sheet (including the notes thereto) prepared in accordance with GAAP.

(e)

Litigation. Other than the Ejidos Claims, there are no actions, suits, inquiries, claims or proceedings (whether or not purportedly on behalf of any Obligor) pending or threatened in writing against or affecting any Obligor before any Official Body which in any case or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Credit Agreement - Primero Mining

(f)	Title to Assets. Each Obligor has good and marketable title to its property, assets and undertaking, free from any Lien other than the Permitted Liens.

(g)

Conduct of Business. No Obligor is in violation of any Capital Lease and otherwise no Obligor is in violation of any other agreement, mortgage, franchise, licence, judgment, decree, order, statute, statutory trust, rule or regulation relating in any way to itself or to the operation of its business or to its property or assets (including, for certainty, all Environmental Laws) and which could reasonably be expected to have a Material Adverse Effect. Each Obligor holds all licenses, certificates of approval, approvals, registrations, permits and consents which are required to operate its businesses where they are currently being operated except where the failure to have such licenses, certificates of approval, approvals, registrations, permits and consents could not reasonably be expected to have a Material Adverse Effect.

(h)

Outstanding Defaults. No Default or Event of Default exists or would result from the incurring of any Secured Obligations. No event has occurred which constitutes or which, with the giving of notice, lapse of time or both, would constitute a default under or in respect of any Material Agreement, undertaking or instrument to which any Obligor is a party or to which its respective property or assets may be subject, and which could reasonably be expected to have a Material Adverse Effect.

(i)	Solvency Proceedings. No Obligor has:

(i)	admitted its inability to pay its debts generally as they become due or failed to pay its debts generally as they become due;

(ii)	in respect of itself, filed an assignment or petition in bankruptcy or a petition to take advantage of any insolvency statute;

(iii)	made an assignment for the benefit of its creditors;

(iv)	consented to the appointment of a receiver of the whole or any substantial part of its assets;

(v)

filed a petition or answer seeking a reorganization, arrangement, adjustment or composition in respect of itself under applicable bankruptcy laws or any other Applicable Law or statute of Canada, the United States, Mexico, Barbados, Luxembourg or other applicable jurisdiction or any subdivision thereof; or

(vi)

been adjudged by a court having jurisdiction a bankrupt or insolvent, nor has a decree or order of a court having jurisdiction been entered for the appointment of a receiver, liquidator, trustee or assignee in bankruptcy of any Obligor with such decree or order having remained in force and undischarged or unstayed for a period of 30 days.

Credit Agreement - Primero Mining

(j)

Tax Returns and Taxes. Each Obligor has filed all material Tax returns and Tax reports required by law to have been filed by it and has paid all Taxes thereby shown to be owing, except any such Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

(k)	Expropriation or Condemnation. There is no present or threatened (in writing) expropriation or condemnation of the property or assets of any Obligor.

(l)	Environmental Compliance.

(i)

All facilities and property (including underlying groundwater) owned, leased, used or operated by any Company have been, and continue to be, owned or leased in material compliance with all Environmental Laws;

(ii)	There are no pending or threatened in writing:

(A)

claims, complaints, notices or requests for information received by any Company with respect to any alleged violation of any Environmental Law which alleged violation could reasonably be expected to have a Material Adverse Effect;

(B)	complaints, notices or inquiries to any Company regarding potential material liability under any Environmental Law;

(iii)

There have been no Releases of any Hazardous Materials or any escape, seepage, leakage, spillage, discharge, emission or release of any Hazardous Materials at, on, under or from any property now or previously owned, operated, used or leased by any Company in violation of Environmental Laws other than any such escape, seepage, leakage, spillage, discharge, emission or release which has been corrected in compliance with Applicable Law or which could not reasonably be expected to have a Material Adverse Effect;

(iv)	Each Company has been issued and is in material compliance with all permits, certificates, approvals, licenses and other authorizations under any Environmental Laws to carry on its business; and

(v)

No conditions exist at, on or under any property now or previously owned, operated, used or leased by any Company which, with the passage of time, or the giving of notice or both, would give rise to material liability under any Environmental Law.

(m)

Subsidiaries and Partnerships. There are no direct Subsidiaries of the Borrower other than the Guarantors. No Obligor is, directly or indirectly, a member of, or a partner or participant in, any partnership, joint venture or syndicate.

Credit Agreement - Primero Mining

(n)

Corporate Structure. As at the date hereof, and hereafter, except as such information may change as a result of a transaction permitted hereby and reported to the Administrative Agent in accordance with Section 11.2(b)(iii), the chart attached hereto as Schedule H accurately sets out the corporate structure of the Borrower and all of its Subsidiaries and evidences (i) intercorporate share ownership and (ii) ownership of projects and mines (including, without limitation, the Material Properties).

(o)

Assets Insured. The property and assets of the Obligors are insured with insurers, in amounts, for risks and otherwise which are reasonable in relation to such property and assets (subject to the amount of such deductibles as are reasonable and normal in the circumstances) against loss or damage, and there has been no default or failure by the party or parties insured under the provisions of such policies of insurance maintained which would prevent the recovery by the Obligor insured thereunder of the full amount of any material insured loss. The named insured under all insurance policies maintained by the Obligors is not in default under any of the material provisions contained in any such insurance policies.

(p)

Intellectual Property. Each Obligor owns or is licensed or otherwise has the right to use all Intellectual Property that is used in the operation of its businesses without conflict with the rights of any other Person (other than any Intellectual Property the absence of which or any such conflict with respect to which would not have a Material Adverse Effect). No Obligor has received any notice of any claim of infringement or similar claim or proceeding relating to any of the Intellectual Property which if determined against such Obligor could reasonably be expected to have a Material Adverse Effect. No present or former employee of any Obligor and no other Person owns or claims in writing to own or has or claims in writing to have any interest, direct or indirect, in whole or in part, in any of the Intellectual Property of such Obligor that could reasonably be expected to have a Material Adverse Effect.

(q)

Employment and Labour Agreements. Each Obligor is in compliance with the terms and conditions of all collective bargaining agreements and other labour agreements except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

(r)

Capital of the Guarantors. All Shares issued by each Guarantor are fully paid and non-assessable. There are no outstanding warrants, options or other agreements which require or may require the issuance of any Shares of the Guarantors or the issuance of any debt or securities convertible into Shares of the Guarantors, there are no outstanding debt or securities convertible into Shares of the Guarantors and there are no such Shares allotted for issuance. There is no unanimous shareholder agreement with respect to any of the Obligors.

(s)

Mining Properties. The Mining Properties have been validly granted and recorded in the name of the relevant Obligor, are owned by the relevant Obligor and are in full force and effect. No Person other than the relevant Obligor has any right, title or interest in or to the Mining Properties owned by such Obligor. The Mining Properties are subject to the relevant Obligor’s continued compliance with Applicable Law relating thereto. The Mining Properties give the relevant Obligor the exclusive right to mine or exploit any and all minerals on the areas covered by the relevant Mining Properties. All fees, including without limitation maintenance fees, and other payments due to any Official Body in respect of the Mining Properties have been paid in full on a timely basis except any such fees which are being diligently contested in good faith and for which adequate reserves in accordance with GAAP shall have been set aside on its books or where such non-payment could not be reasonably expected to have a Material Adverse Effect. Other than the Royalties, no fees, royalties or other payments payable to any Person other than Official Bodies are or shall become due with respect to any of the Mining Properties. Except with respect to the SLW Silver Purchase Agreement, the Sandstorm Gold Purchase Agreement, the Royalties and payments to Official Bodies required pursuant to Applicable Law, no Obligor is a party to, and has no knowledge of, any royalty or similar agreements pursuant to which such Obligor or any other party is obligated to pay to any Person any amount with respect to any of the Mining Properties.

Credit Agreement - Primero Mining

(t)

Liens. The Liens granted to the Administrative Agent or the Mexican Collateral Agent, as applicable, pursuant to the Security Documents are fully perfected first priority Liens in and to the Secured Assets (subject only to Permitted Liens which by their nature or by reason of the Intercreditor Documents would constitute prior ranking security) and will, upon the acquisition of additional Secured Assets by each Obligor, constitute first charges or security interests upon all such Secured Assets of such Obligor (subject only to Permitted Liens which by their nature or by reason of the Intercreditor Documents would constitute prior ranking security) free and clear of all Liens except Permitted Liens.

(u)

Consents, Approvals, etc. No consents, approvals, acknowledgements, undertakings, non-disturbance agreements, directions or other documents or instruments which have not already been provided to the Administrative Agent or the Mexican Collateral Agent are required to be entered into by any Person (i) to make effective the Security created or intended to be created by the Obligors in favour of the Administrative Agent or the Mexican Collateral Agent, as applicable, pursuant to the Security Documents, (ii) to ensure the perfection and the intended priority of such Security and (iii) to implement the transactions contemplated hereby.

(v)

Material Agreements. As at the date hereof, the only Material Agreements are those identified in the definition thereof. The Material Agreements (to the extent that such Material Agreements have been entered into) are:

(i)	in full force and effect;

Credit Agreement - Primero Mining

(ii)

enforceable by the relevant Obligor against all other parties thereto in accordance with their terms (subject to bankruptcy and insolvency laws and other similar laws affecting creditors’ rights generally and to general equitable principles); and

(iii)	in the form previously or concurrently delivered to the Administrative Agent pursuant to this agreement.

All performance required under each Material Agreement (and, to the best of the knowledge of the Borrower, of each other party thereto) required at the date of making this representation from time to time has occurred, except to the extent any such non-performance would not reasonably be expected to result in a Material Adverse Effect. No default (however denominated) in the performance of the obligations of the Borrower (or, to the best of the knowledge of the Borrower, of any other party thereto) under any Material Agreement has occurred and is continuing. There is no prohibition on assignment in any Material Agreement other than where consent to assignment has been obtained prior to the assignment of such Material Agreement. The entry into and performance by the Obligors of the Credit Documents will not conflict with any term of any Material Agreement.

(w)

Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada). The Borrower's most recent audited balance sheet states that the Borrower has net assets of at least CDN$75,000,000. The Borrower's shares are traded on a Canadian stock exchange or a stock exchange designated under subsection 262(1) of the Tax Act. The Borrower operates in a country that is a member of the Financial Action Task Force. The Borrower is not a charity registered with the Canada Revenue Agency nor does it solicit charitable financial donations from the public.

(x)

Perfection Certificate. Other than as may be updated from time to time pursuant to Section 11.2(b), 11.2(o) and 11.2(p), all information in the Perfection Certificate is hereby certified to be true and correct.

(y)

No Omissions. None of the representations and statements of fact set forth in this Section 10.1 omits to state any material fact necessary to make any such representation or statement of fact not misleading in any material respect.

10.2	Survival of Representations and Warranties

All of the representations and warranties of the Borrower contained in Section 10.1 shall survive the execution and delivery of this agreement until all credit outstanding hereunder has been repaid in full and the Credit Facility has been terminated, notwithstanding any investigation made at any time by or on behalf of the Administrative Agent or any of the Lenders.

Credit Agreement - Primero Mining

ARTICLE 11
COVENANTS

11.1	Financial Covenants

The Borrower hereby covenants and agrees with the Administrative Agent and the Lenders that, until all credit outstanding hereunder has been repaid in full and the Credit Facility has been terminated, and unless waived in writing in accordance with Section 14.14:

(a)

Tangible Net Worth. The Borrower shall at all times maintain Tangible Net Worth in an amount greater than or equal to U.S. $763,419,000 plus 50% of the aggregate positive Net Income for the Fiscal Quarters during the period from April 1, 2014 to the last day of the Fiscal Quarter which has been most recently completed at such time. For the purpose of the foregoing, if the Net Income for a particular Fiscal Quarter is negative, the Net Income for such Fiscal Quarter shall be deemed to be zero.

(b)	Total Net Debt Leverage Ratio. The Borrower shall at all times maintain the Total Net Debt Leverage Ratio in an amount less than or equal to 3.5 to 1.

(c)	Senior Net Debt Leverage Ratio. The Borrower shall at all times maintain the Senior Net Debt Leverage Ratio in an amount less than or equal to 2.0 to 1.

(d)	Interest Coverage Ratio. The Borrower shall at all times maintain the Interest Coverage Ratio in an amount greater than or equal to 4.5 to 1.

11.2	Affirmative Covenants

The Borrower hereby covenants and agrees with the Administrative Agent and the Lenders that, until all credit outstanding hereunder has been repaid in full and the Credit Facility has been terminated, and unless waived in writing in accordance with Section 14.14:

(a)

Prompt Payment. The Borrower shall duly and punctually pay, or cause to be duly and punctually paid to the Administrative Agent and, if applicable, the Mexican Collateral Agent, all amounts payable by each Obligor under the Credit Documents to which it is a party at the times and places and in the currency and manner mentioned therein.

(b)

Financial Reporting. The Borrower shall furnish the Administrative Agent with the following statements and reports with sufficient copies for all of the Lenders (the filing of any of the following documents on SEDAR shall satisfy the delivery obligation in relation to such documents so filed when the Borrower has provided written notice of such filing to the Administrative Agent):

(i)

within 90 days after the end of each Fiscal Year, copies of the audited consolidated financial statements of the Borrower for such Fiscal Year together with the auditors’ report on such audited financial statements in form and substance satisfactory to the Administrative Agent, as well as a chart setting out the corporate structure of the Borrower and all of its Subsidiaries, whether direct or indirect, and evidencing (i) intercorporate share ownership and (ii) ownership of the Material Properties;

Credit Agreement - Primero Mining

(ii)	within 45 days after the end of each Fiscal Quarter, the unaudited consolidated financial statements of the Borrower;

(iii)

concurrent with the deliveries of financial statements pursuant to any of clauses (i) and (ii) above, a duly executed and completed Compliance Certificate and, where disclosure in the Perfection Certificate has changed as of such date, an updated Perfection Certificate together with written notification of any change in the information certified in the Perfection Certificate;

(iv)

within 45 days of each Fiscal Year end, (I) a budget for the Borrower on a consolidated basis and for each Material Property for the ensuing Fiscal Year (with a breakdown for each month), (II) a consolidated financial model for the Borrower including a life of mine plan for each Material Property and (III) a statement of mineral reserves and resources for each Material Property as at the end of such Fiscal Year prepared by the Borrower and based on the most recent statement of mineral reserves and resources publicly disclosed by the Borrower under National Instrument 43-101, as reconciled with subsequent actual mining production by the Borrower and its Subsidiaries, in each case in form and substance satisfactory to the Administrative Agent;

(v)	within 21 days of each calendar month end, an operating report for each Material Property;

(vi)	such other statements, reports and information as the Administrative Agent on the instructions of the Majority Lenders may reasonably request from time to time.

The Borrower shall, upon request, furnish the Administrative Agent with copies of all documents which are filed by the Borrower with the Ontario Securities Commission or with any similar Official Body in any other jurisdiction in compliance with applicable securities legislation which are not available on SEDAR.

(c)

Use of Proceeds. The Borrower shall apply all of the proceeds of the Credit Facility to the general corporate purposes of the Borrower, including the funding of Permitted Acquisitions (which does not include hostile acquisitions). For certainty, the Borrower shall not use any proceeds of the Credit Facility to make a Restricted Payment.

(d)

Insurance. The Borrower shall, and shall cause each other Obligor to, maintain on an individual or aggregate basis, with financially sound and reputable insurers, insurance with respect to the properties and business of the Obligors against loss,damage, risk or liability of the kinds customarily insured against by Persons carrying on a similar business. The Borrower shall cause the Administrative Agent (and, in the case of the Mexican Collateral Agent, the Mexican Collateral Agent) to be named in each such policy as secured party or mortgagee and lender’s loss payee or additional insured, as appropriate, in a manner acceptable to the Administrative Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days’ prior written notice to the Administrative Agent in the event of cancellation of the policy for any reason whatsoever. The Borrower shall, and shall cause each other Obligor to, comply with all of the material provisions contained in all such insurance policies. All premiums for such insurance shall be paid by the Borrower when due and certificates of insurance and, if requested, photocopies of the policies shall be delivered to the Administrative Agent. The Borrower shall promptly notify the Administrative Agent of any loss, damage, or destruction to the Secured Assets, whether or not covered by insurance, in excess of $1,000,000. If any Default shall be continuing, the Majority Lenders may determine, in their sole discretion, whether any insurance proceeds shall be used for repair or replacement. If a Default exists, the Administrative Agent (and, in the case of the Mexican Collateral Agent, the Mexican Collateral Agent) shall collect the insurance proceeds directly and no Obligor shall enter into any settlement agreement with the applicable insurance company without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld.

Credit Agreement - Primero Mining

(e)

Access to Senior Financial Officers. Upon the request of the Administrative Agent at reasonable intervals, the Borrower shall, and shall cause each other Obligor to, make available its senior financial officers to answer questions concerning such Obligor’s business and affairs.

(f)

Reimbursement of Expenses. Regardless of whether any credit has been extended hereunder, the Borrower shall (i) reimburse the Administrative Agent, on demand, for all reasonable out-of-pocket costs, charges and expenses incurred by or on behalf of the Administrative Agent (including, without limitation, the reasonable and documented fees, disbursements and other charges of one primary legal counsel and any local or special legal counsel to the Administrative Agent as well as the reasonable costs of any engineering reports and environmental audits and studies as required by the Administrative Agent) in connection with the due diligence review undertaken by the Administrative Agent, the negotiation, preparation, execution, delivery, syndication, participation, administration and interpretation of the Credit Documents and the closing documentation ancillary to the completion of the transactions contemplated hereby and thereby and any amendments and waivers hereto and thereto (whether or not consummated or entered into), the charges of Intralinks and any lien search fees and lien registration fees, and (ii) reimburse the Administrative Agent and the Lenders, on demand, for all reasonable out-of-pocket costs, charges and expense incurred by or on behalf of any of them (including the fees, disbursements and other charges of counsel) in connection with the enforcement of the Credit Documents.

Credit Agreement - Primero Mining

(g)	Notice of Expropriation or Condemnation, Litigation and Default. The Borrower shall promptly notify the Administrative Agent in writing of:

(i)	the commencement or the written threat of any expropriation or condemnation of any material assets, property or undertaking of any Obligor or of the institution of any proceedings related thereto;

(ii)

any actions, suits, inquiries, disputes, claims or proceedings (whether or not purportedly on behalf of any Obligor) commenced or threatened in writing against or affecting any Obligor before any Official Body which in any case or in the aggregate could reasonably be expected to have a Material Adverse Effect;

(iii)

upon the occurrence of a Default of which the Borrower is aware, the nature and date of occurrence of such Default, the Borrower’s assessment of the duration and effect thereof and the action which the Borrower proposes to take with respect thereto; and

(iv)

in addition to, and not in limitation of, paragraph (iii) above, notice of any breach, default or missed payment under any Capital Lease, or any anticipated breach, default or missed payment under any Capital Lease together with any written notice or demand in respect thereof delivered to the relevant Obligor by the subject lessor.

(h)

Corporate Existence. The Borrower shall, and shall cause each other Obligor to, maintain its corporate existence in good standing and qualify and remain duly qualified to carry on business and own property in each jurisdiction where the nature of its business makes such qualification necessary.

(i)

Conduct of Business. The Borrower shall, and shall cause each other Obligor to, conduct its business in such a manner so as to comply with all laws and regulations, so as to observe and perform all its obligations under leases, licences and agreements (including Material Agreements) necessary for the proper conduct of its business and so as to preserve and protect its property and assets and the earnings, income and profits therefrom except to the extent such non-compliance, non-observance or non-performance could not reasonably be expected to have a Material Adverse Effect. The Borrower shall, and shall cause each other Obligor to, perform all obligations incidental to any trust imposed upon it by statute and shall ensure that any breaches of the said obligations and the consequences of any such breach shall be promptly remedied. The Borrower shall, and shall cause each other Obligor to, obtain and maintain all licenses, permits, government approvals, franchises, authorizations and other rights necessary for the operation of its business where failure to do so could reasonably be expected to have a Material Adverse Effect.

(j)

Taxes. The Borrower shall pay, and shall cause each other Obligor to pay, all material Taxes levied, assessed or imposed upon it and upon its property or assets or any part thereof, as and when the same become due and payable, save and except when and so long as the validity of any such Taxes is being contested in good faith by appropriate proceedings and reserves are being maintained in accordance with GAAP.

Credit Agreement - Primero Mining

(k)

Environmental Matters. The Borrower shall, and shall cause each other Company to, promptly notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries from any Official Body relating to the condition of its facilities and properties or material compliance with Environmental Laws and shall proceed diligently to resolve any such claims, complaints, notices or inquiries relating to material compliance with Environmental Laws and provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 11.2(k).

(l)

Books and Records. The Borrower shall, and shall cause each other Obligor to, keep proper books of account and records covering all its business and affairs on a current basis, make full, true and correct entries of its transactions in such books, set aside on its books from their earnings all such proper reserves as required by GAAP and permit representatives of the Administrative Agent to inspect such books of account, records and documents and to make copies therefrom during reasonable business hours and upon reasonable notice and to discuss the affairs, finances and accounts of such Obligor with its auditors during reasonable business hours and upon reasonable notice. On not less than three days prior written notice where no Default has occurred or is continuing and on not less than twenty-four hours prior notice where a Default has occurred and is continuing, the Borrower shall, and shall cause each other Obligor to, permit the Finance Parties or any of their respective representatives during reasonable business hours to inspect any and all of its properties and operations (including the Material Properties), to visit all of its offices or any other location where relevant personnel or records are located, to discuss its financial matters with its officers, its banks and its independent chartered accountants or certified public accountants, as the case may be, (and hereby authorizes such independent chartered accountants or certified public accountants, as the case may be, to discuss its financial matters with any of the foregoing persons or its representatives whether or not any representative of the relevant Obligor is present) and to examine (and photocopy extracts from) any of its books or other corporate records or any instrument, document or correspondence relating to the Material Properties.

(m)

Change of Name or Jurisdiction of Formation. If any Obligor changes its legal name or its jurisdiction of formation or the jurisdiction of its location for the purposes of Sections 7 and 7.1 of the PPSA or adopts a French form of its legal name, the Borrower shall promptly notify the Administrative Agent in writing of the details of such change or adoption.

(n)	Maintenance of Secured Assets. The Borrower shall, and shall cause each other Obligor to, maintain, preserve, protect and keep:

Credit Agreement - Primero Mining

(i)

all of its ownership, lease, use, licence and other interests in the Secured Assets as are necessary or advisable for it to be able to operate the Material Properties substantially in accordance with sound mining and business practice; and

(ii)

all of the Secured Assets owned by it in good repair, working order, and condition, and make necessary and proper repairs, renewals, and replacements so that the business carried on in connection therewith may be properly conducted at all times, unless the continued maintenance of any of such Secured Assets is no longer necessary or economically desirable for the operation of the Material Properties, such operation to be substantially in accordance with sound mining and business practice.

(o)	Additional Guarantees and Security

(i)

At least ten Banking Days prior to the direct or indirect formation or acquisition by the Borrower of a Material Subsidiary after the date hereof, the Borrower shall notify the Administrative Agent of such proposed formation or acquisition (a “Subsidiary Notice”).

(ii)

On or before the date of the formation or acquisition of any Material Subsidiary referred to in a Subsidiary Notice, the Borrower shall provide to the Administrative Agent or the Mexican Collateral Agent, as applicable, an updated Perfection Certificate and such other information regarding such Material Subsidiary and its business, finances and assets as the Lenders may request.

(iii)

The Borrower shall, or shall cause each entity which is to become a Material Subsidiary and is referred to in a Subsidiary Notice to, within ten Banking Days after the formation or acquisition of such Material Subsidiary, deliver to the Administrative Agent or the Mexican Collateral Agent, as applicable, the following:

(A)	a Guarantee executed by such Material Subsidiary in favour of the Administrative Agent or the Mexican Collateral Agent, as applicable;

(B)	Security Documents executed by such Material Subsidiary in favour of the Administrative Agent or the Mexican Collateral Agent, as applicable;

(C)	a Closing Certificate of such Material Subsidiary;

(D)	an instrument of adhesion executed by such Material Subsidiary and pursuant to which such Material Subsidiary agrees to be bound by the terms of the Postponement and Subordination Undertaking;

Credit Agreement - Primero Mining

(E)

opinions of such Material Subsidiary’s counsel with respect to, inter alia, such Material Subsidiary, the enforceability of the afore- mentioned Credit Documents and as to such other matters as the Administrative Agent or the Mexican Collateral Agent, as applicable, may reasonably request, and otherwise in form and substance satisfactory to the Administrative Agent;

(F)	an updated Perfection Certificate containing all relevant information relating to such Material Subsidiary; and

(G)

a certificate of a senior officer of the Borrower certifying that no Default has occurred and is continuing or would occur or arise immediately after or as a result of such Material Subsidiary becoming a Guarantor hereunder;

whereupon such Material Subsidiary shall become a Guarantor for all purposes of this agreement.

(p)

Change in Information in Perfection Certificate. If any of the information contained in the Perfection Certificate shall change, the Borrower shall promptly notify the Administrative Agent or the Mexican Collateral Agent, as applicable, in writing of the details of such change and the Perfection Certificate shall thereupon be deemed to be amended accordingly.

(q)

Intercompany Indebtedness. The Borrower shall cause all Indebtedness owing by any Obligor to another Company to be subordinated and postponed, pursuant to the Postponement and Subordination Undertaking, to the Secured Obligations of such Obligor for so long as a Default has occurred and is continuing. The Borrower shall cause any other Company, prior to the incurrence of any such Indebtedness, to execute and deliver to the Administrative Agent the Postponement and Subordination Undertaking or an instrument of adhesion thereto. The Borrower shall not, and shall not suffer or permit, any acceleration of any Indebtedness owed by any Company to another Company.

(r)	Security. The Borrower shall ensure that, at all times, the Secured Obligations of the Obligors are collaterally secured by the Security.

(s)

BA Cash Collateral Account and Letter Cash Collateral Account. The Borrower shall, upon the request of the Administrative Agent, promptly establish the BA Cash Collateral Account and the Letter Cash Collateral Account with the Administrative Agent.

(t)

Ventanas Property. On or before the date on which the Borrower publicly announces that the Ventanas Property has achieved commercial production, PEM shall transfer ownership thereof to a wholly-owned Person which is a Guarantor and the Ventanas Property shall be a Secured Asset charged pursuant to a Security Document granted solely in favour of the Administrative Agent (and not, for certainty, the Mexican Collateral Agent).

Credit Agreement - Primero Mining

11.3	Restrictive Covenants

The Borrower hereby covenants and agrees with the Administrative Agent and the Lenders that, until all credit outstanding hereunder has been repaid in full and the Credit Facility has been terminated, and unless waived in writing in accordance with Section 14.14:

(a)

Liens. The Borrower shall not, and shall not permit or suffer any other Obligor to, enter into or grant, create, assume or suffer to exist any Lien affecting any of their respective properties, assets or undertaking, whether now owned or hereafter acquired, save and except only for the Permitted Liens (provided, however, no Liens other than the Security shall be permitted on the Shares of any of the Guarantors) and provided that no Default or Event of Default has occurred and is continuing at the time of or would arise as a result of the granting of such Permitted Lien.

(b)

Corporate Existence. Except as contemplated by any Permitted Reorganization, the Borrower shall not, and shall not permit or suffer any other Obligor to, take part in any amalgamation, merger, dissolution, winding up, corporate reorganization or similar proceeding or arrangement or discontinue any businesses.

(c)	Dispositions. The Borrower shall not, and shall not suffer or permit any other Obligor to, Dispose of any of their respective assets other than Permitted Dispositions.

(d)

Risk Management Agreements. The Borrower shall not, and shall not suffer or permit any other Obligor to, enter into any Risk Management Agreement for speculative purposes, any Risk Management Agreement with any counterparty on a margined basis, any Risk Management Agreement with a counterparty that is not a Lender or a Qualified Affiliate (unless it is on an unsecured basis).

(e)

Amendments. The Borrower shall not, and shall not suffer or permit any other Obligor to, amend their constating documents in a manner that necessitates any amendments to the Security Documents or related Lien filings or that otherwise would negatively impact the Credit Documents (including, for certainty, any amendments that in any way impose transfer restrictions on the Shares of the relevant Obligor) or amend or terminate any of the Material Agreements (other than as permitted pursuant to the Intercreditor Documents). For avoidance of doubt, this Section 11.3(e) does not apply to a change of name that complies with Section 11.2(m).

(f)	Restricted Payments. The Borrower shall not make any Restricted Payments unless each of the following conditions is satisfied:

(i)	no Default or Event of Default has occurred and is continuing at the time of the Restricted Payment or would be likely to arise as a result of the Restricted Payment; and

Credit Agreement - Primero Mining

(ii)	the Total Net Debt Leverage Ratio would be less than 2.0 to 1 after giving effect to the Restricted Payment.

(g)	Indebtedness. The Borrower shall not, and shall not suffer or permit any other Obligor to, create, incur, assume or suffer to exist any Indebtedness other than Permitted Indebtedness.

(h)	Investments. The Borrower shall not, and shall not permit any other Obligor to, make any Investments other than Permitted Investments.

(i)	Acquisitions. The Borrower shall not, and shall not suffer or permit any other Obligor to, make any Acquisitions other than Permitted Acquisitions.

(j)

Transactions with Affiliates. Unless undertaken in connection with a Permitted Reorganization, the Borrower shall not, and shall not permit any other Obligor to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates other than in the ordinary course of business at prices and on terms and conditions not less favourable to such Obligor than could be obtained on an arm’s length basis from unrelated third parties. Unless undertaken in connection with a Permitted Reorganization, the Borrower shall not, and shall not suffer or permit any other Obligor to, enter into any transaction or series of transactions with Affiliates of any of the Obligors, which involve an outflow of money or other property from such Obligor to an Affiliate of any of the Obligors, including payment of management fees, affiliation fees, administration fees, compensation, salaries, asset purchase payments or any other type of fees or payments similar in nature, other than on terms and conditions substantially as favourable to such Obligor as would be obtainable by such Obligor in a reasonably comparable arm’s length transaction with a Person other than an Affiliate of such Obligor.

(k)

Business Activities. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, engage in any business activity other than the acquisition, development and operation of precious and base metal mines in the Permitted Jurisdictions, Brazil, Peru, Chile, Columbia, Guyana, Suriname or Uruguay and any activity incidental thereto.

11.4	Performance of Covenants by Administrative Agent

The Administrative Agent may, on the instructions of the Majority Lenders and upon notice by the Administrative Agent to the Borrower, perform any covenant of the Borrower under this agreement which the Borrower fails to perform or cause to be performed and which the Administrative Agent is capable of performing, including any covenants the performance of which requires the payment of money, provided that the Administrative Agent shall not be obligated to perform any such covenant on behalf of the Borrower and no such performance by the Administrative Agent shall require the Administrative Agent to further perform the Borrower’s covenants or shall operate as a derogation of the rights and remedies of the Administrative Agent and the Lenders under this agreement or as a waiver of such covenant by the Administrative Agent. Any amounts paid by the Administrative Agent as aforesaid shall be reimbursed by the Lenders in their Pro Rata Shares and shall be repaid by the Borrower to the Administrative Agent on behalf of the Lenders on demand.

Credit Agreement - Primero Mining

ARTICLE 12
CONDITIONS PRECEDENT TO OBTAINING CREDIT

12.1	Conditions Precedent to All Credit

The obligation of the Lenders to extend credit hereunder is subject to fulfilment of the following conditions precedent on the date such credit is extended:

(a)	the Borrower shall have complied with the requirements of Article 4, Article 5 or Article 6, as the case may be, in respect of the relevant credit;

(b)	no Default or Event of Default has occurred and is continuing or would arise immediately after giving effect to or as a result of such extension of credit; and

(c)

the representations and warranties of the Borrower contained in Section 10.1 shall be true and correct in all respects on the date such credit is extended as if such representations and warranties were made on such date unless such representations and warranties relate solely to an earlier date.

12.2	Conditions Precedent to Initial Extension of Credit

The obligations of the Lenders to extend credit by way of the initial drawdown under the Credit Facility is subject to the fulfilment of the following conditions precedent at the time, or immediately following, such extension of credit:

(a)	the conditions precedent set forth in Section 12.1 have been fulfilled;

(b)

the Obligors and Cerro Resources NL shall have duly executed and delivered to the Administrative Agent and the Mexican Collateral Agent the Credit Documents to which each is a party, in form and substance satisfactory to the Administrative Agent;

(c)

each relevant Subsidiary of the Borrower has executed and delivered to the Administrative Agent the Postponement and Subordination Undertaking, in form and substance satisfactory to the Administrative Agent, and any other documents in connection therewith as the Administrative Agent may require;

(d)	all of the parties thereto shall have executed and delivered the Intercreditor Documents;

(e)	Sandstorm shall have executed and delivered to the Administrative Agent the Sandstorm Subordination Agreement and Primero Gold shall have acknowledged such agreement;

Credit Agreement - Primero Mining

(f)	the Administrative Agent or the Mexican Collateral Agent, as applicable, has received, in form and substance satisfactory to the Administrative Agent:

(i)	the Perfection Certificate;

(ii)	a Closing Certificate of each Obligor;

(iii)	a Compliance Certificate;

(iv)	a certificate of status or good standing for each Obligor (where available) issued by the appropriate governmental body or agency of the jurisdiction in which such Obligor is incorporated;

(v)

certificates representing all of the issued and outstanding Shares of the Guarantors (other than Shares of PML which are uncertificated and the Shares of STB, the certificates for which will continue to be held in pledge by SWC pursuant to the SWC Security and the Intercreditor Documents), duly endorsed in blank or accompanied by an executed stock transfer power of attorney;

(vi)	certified copies of the Material Agreements;

(vii)

a schedule detailing all policies of insurance maintained in accordance with Section 11.2(d) and the coverage effected thereby, such evidence with respect to the adequacy of insurance cover stipulated pursuant to Section 11.2(d) as the Administrative Agent may require, endorsements to all such insurance policies signed by the issuers of such policies and acknowledging the interests of the Administrative Agent and the Mexican Collateral Agent for and on behalf of, inter alia, the Finance Parties in such policies as referred to in Section 11.2(d) and evidence reasonably satisfactory to it that all such policies are in full force and effect;

(viii)

an opinion of counsel to each Obligor addressed to, inter alia, the Administrative Agent and the Finance Parties and, as applicable, the Mexican Collateral Agent and their counsel, relating to the status and capacity of such Obligor, the due authorization, execution and delivery and the validity and enforceability of the Credit Documents to which such Obligor is a party in the jurisdiction where the Secured Assets are located and the jurisdiction of incorporation of such Obligor and such other matters as the Administrative Agent may reasonably request;

(ix)

in respect of each Material Property, title insurance for the benefit of, or a title opinion addressed to, each Finance Party (and if such Material Property is located in Mexico, the Mexican Collateral Agent) in form and substance satisfactory to the Administrative Agent, acting reasonably;

Credit Agreement - Primero Mining

(x)	an opinion of the Administrative Agent’s counsel with respect to such matters as may be reasonably required by the Administrative Agent in connection with the transactions hereunder;

(xi)	requisite information to identify the Obligors under the applicable “know your client” legislation, delivered sufficiently in advance for each Lender to complete such identification;

(xii)	certified copies of current collective bargaining agreements with employees of the Material Properties, in form and substance satisfactory to the Lenders; and

(xiii)

evidence that all material licenses and permits which are required to operate the Material Properties, in form and substance satisfactory to the Lenders, have been obtained and are in full force and effect;

(g)	prior to or concurrent with the initial drawdown hereunder, the Goldcorp Note shall be repaid in full and any guarantee thereof and any security therefor shall be released and discharged;

(h)	there has not occurred a Material Adverse Change since December 31, 2013;

(i)

there shall exist no pending or threatened (in writing) litigation, proceedings or investigations which (x) contest the consummation of the Credit Facility or any part thereof or (y) could reasonably be expected to have a Material Adverse Effect;

(j)

the Lenders shall have completed and be satisfied with its legal, technical and environmental due diligence review of the Obligors, the Material Agreements and the Material Properties, which shall include but not be limited to a review of the current mineral reserve and resource statement, mine plan, financial model and operating permits;

(k)

the Administrative Agent and its counsel shall be satisfied, acting reasonably, that all necessary approvals, acknowledgements, directions and consents have been given and that all relevant laws have been complied with in respect of all agreements and transactions referred to herein;

(l)

all documents and instruments shall have been properly registered, recorded and filed in all places which, searches shall have been conducted in all jurisdictions which, and deliveries of all consents, approvals, directions, acknowledgements, undertakings, limitation of liability letters, access agreements and non-disturbance agreements, negotiable documents of title, ownership certificates and other documents and instruments to the Administrative Agent or, as applicable, the Mexican Collateral Agent shall have been made which, in the opinion of the Administrative Agent’s counsel, are desirable or required to make effective the Security created or intended to be created by the Obligors in favour of the Collateral Agent pursuant to the Security Documents and to ensure the perfection and the intended priority of the Security;

Credit Agreement - Primero Mining

(m)

the Borrower shall have paid to the Administrative Agent, the Lead Arranger and the Lenders all fees and expenses (including, without limitation, the fees and expenses of Lenders’ legal counsel) required to be paid on or before the initial extension of credit under the Credit Facility;

(n)

all outstanding Indebtedness of the Obligors which is not Permitted Indebtedness shall have been permanently repaid and cancelled and all guarantees and security agreements executed and delivered under or in connection therewith shall have been released and discharged, satisfactory arrangements for the discharge of all attendant security registrations shall have been made and all collateral security in connection therewith shall have been returned to the Borrower; and

(o)	all outstanding legal fees of counsel to the Administrative Agent shall have been paid.

12.3	Waiver

The terms and conditions of Sections 12.1 and 12.2 are inserted for the sole benefit of the Administrative Agent and the Lenders, and the Lenders may waive them in accordance with Section 14.14, in whole or in part, with or without terms or conditions, in respect of any extension of credit, without prejudicing their right to assert the terms and conditions of Section 12.1 and 12.2 in whole or in part in respect of any other extension of credit.

ARTICLE 13
DEFAULT AND REMEDIES

13.1	Events of Default

Upon the occurrence of any one or more of the following events, unless expressly waived in writing in accordance with Section 14.14:

(a)	the breach by the Borrower of the provisions of Section 9.1;

(b)	the failure of any Obligor to pay any amount due under the Credit Documents (other than amounts due pursuant to Section 9.1) within three Banking Days after the payment is due;

(c)

other than pursuant to a Permitted Reorganization, the commencement by any Obligor or by any other Person of proceedings for the dissolution, liquidation or winding up of any Obligor or for the suspension of operations of any Obligor (other than such proceedings commenced by another Person which are diligently defended and are discharged, vacated or stayed within thirty days after commencement);

Credit Agreement - Primero Mining

(d)

if any Obligor ceases or threatens to cease to carry on its business or is adjudged or declared bankrupt or insolvent or admits its inability to pay its debts generally as they become due or fails to pay its debts generally as they become due or makes an assignment for the benefit of creditors, petitions or applies to any tribunal for the appointment of a receiver or trustee for it or for any part of its property (or such a receiver or trustee is appointed for it or any part of its property), or commences (or any other Person commences) any proceedings relating to it under any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction whether now or hereafter in effect (other than such proceedings commenced by another Person which are diligently defended and are discharged, vacated or stayed within thirty days after commencement), or by any act indicates its consent to, approval of, or acquiescence in, any such proceeding for it or for any part of its property, or suffers the appointment of any receiver or trustee, sequestrator or other custodian;

(e)

if any representation or warranty made by any Obligor in any Finance Document or in any other document, agreement or instrument delivered pursuant hereto or referred to herein or any material information furnished in writing to the Administrative Agent or the Mexican Collateral Agent by any Obligor proves to have been incorrect in any material respect when made or furnished which, if capable of being cured, has not been remedied within ten Banking Days after written notice to do so has been given by the Administrative Agent or the Mexican Collateral Agent to the Borrower;

(f)

if a judgment, writ, execution, attachment or similar process is entered, issued or levied against any Obligor or against all or any portion of the property of any Obligor in connection with any judgment against it in an amount of at least $5,000,000 (individually or in the aggregate), and such judgment, writ, execution, attachment or similar process is not released, bonded, satisfied, discharged, vacated or stayed within thirty days after its entry, issuance, commencement or levy;

(g)	any breach of any provision of Section 11.1 or Section 11.3;

(h)

the breach or failure of due observance or performance by any Company of any covenant or provision of any Finance Document (other than those previously referred to in this Section 13.1) or of any other document, agreement or instrument delivered pursuant hereto or thereto or referred to herein or therein to which any of the Finance Parties is a party and such breach or failure continues for 10 Banking Days after the earlier of (x) the Borrower becoming aware of such breach or failure or (y) the Mexican Collateral Agent, the Administrative Agent or any other Finance Party giving the Borrower notice of such breach or failure;

(i)

the breach or failure of due observance or performance by the Obligors of one or more covenants or provisions of one or more Material Agreements resulting in a claim against the Obligors in excess of $5,000,000 in the aggregate and such breaches or failures continue for 10 Banking Days after the earlier of (x) the Borrower becoming aware of such breaches or failures or (y) the Mexican Collateral Agent, the Administrative Agent or any other Finance Party giving the Borrower notice of such breaches or failures;

Credit Agreement - Primero Mining

(j)

if one or more encumbrancers, liens or landlords take possession of any part of the property of any Obligor or attempt to enforce their security or other remedies against such property and their claims remain unsatisfied for such period as would permit such property to be sold thereunder and such property which has been repossessed or is capable of being sold has an aggregate fair market value of at least $5,000,000 (individually or in the aggregate);

(k)

if an event of default under any one or more agreements, indentures or instruments, under which any Obligor has outstanding Indebtedness in an amount of at least $5,000,000 (individually or in the aggregate) or under which another Person has outstanding Indebtedness in an amount of at least $3,000,000 (individually or in the aggregate) which is guaranteed by any Obligor, shall happen (with all applicable grace periods having expired) and be continuing, or if any Indebtedness of or guaranteed by any Obligor in an amount of at least $5,000,000 (individually or in the aggregate) which is payable on demand is not paid on demand or if any Obligor fails to make any payment under any Capital Lease when due;

(l)	the occurrence of a Change of Control;

(m)

the occurrence of a Brigus Event of Default (as defined in the Sandstorm Gold Purchase Agreement) or otherwise the occurrence of an event of default under any other Material Agreement or the termination or amendment of any other Material Agreement if such event of default, termination or amendment could reasonably be expected to have a Material Adverse Effect;

(n)

the expropriation, condemnation or abandonment of the a Material Property or any part thereof or any restriction or limitation imposed by any Official Body on the relevant Obligor’s legal right to use the Mining Properties owned by it for mining and exploration activities whether as a result of the Ejido Litigation or otherwise and such imposition resulting in such restriction or limitation has not been discharged, vacated or stayed within 30 days;

(o)

any one or more of the Finance Documents is determined by a court of competent jurisdiction not to be a legal, valid and binding obligation of any Company which is a party thereto, enforceable by the Mexican Collateral Agent, the Finance Parties or any of them against such Obligor and such Finance Document has not been replaced by a legal, valid, binding and enforceable document which is equivalent in effect to such Finance Document, assuming such Finance Document had originally been legal, valid, binding and enforceable, in form and substance acceptable to the relevant Finance Parties, within 30 days of such determination, provided, however, that such grace period shall only be provided if such Company actively co-operates with the relevant Finance Party and, if applicable, the Mexican Collateral Agent to so replace such Finance Document;

Credit Agreement - Primero Mining

(p)	the validity, enforceability or priority of any of the Finance Documents is contested in any manner by any Company;

(q)	any Finance Document is terminated or rescinded or any Person takes an action to terminate or rescind any Finance Document;

(r)	any Security Document does not create legal, valid, binding and enforceable security over the assets charged under that Security Document;

(s)

any Security Document does not constitute first ranking, priority security in the Secured Assets (subject to Permitted Liens which by their nature or by reason of the Intercreditor Agreement would constitute prior ranking security); or

(t)	the occurrence of a Material Adverse Change;

the Administrative Agent (with the approval and instructions of the Majority Lenders) may, by notice to the Borrower, terminate the Credit Facility (provided, however, that the Credit Facility shall automatically terminate, without notice of any kind, upon the occurrence of an event described in clause (c) or (d) above) and the Administrative Agent (with the approval and instructions of the Majority Lenders) may, by the same or further notice to the Borrower, declare all indebtedness of the Borrower to the Lenders pursuant to this agreement to be immediately due and payable whereupon all such indebtedness shall immediately become and be due and payable without further demand or other notice of any kind, all of which are expressly waived by the Borrower (provided, however, that all such indebtedness of the Borrower to the Lenders shall automatically become due and payable, without notice of any kind, upon the occurrence of an event described in clause (c) or (d) above).

13.2	Bankers’ Acceptances

The Borrower acknowledges that extensions of credit hereunder by way of Bankers’ Acceptances and BA Equivalent Loans may not be repaid prior to the maturity thereof. If any Bankers’ Acceptance or BA Equivalent Loan is repaid prior to the scheduled maturity date thereof (whether as a result of acceleration or otherwise), the Administrative Agent will invest any funds in respect of such purported repayment in a term deposit maturing on the scheduled maturity date of the Bankers’ Acceptance or BA Equivalent Loan. Any interest accruing on the term deposit will be paid to the Borrower on the maturity date thereof, provided that no Event of Default has occurred.

13.3	Letters

With respect to any Letters which are outstanding at the time that all indebtedness of the Borrower to the Lenders pursuant to this agreement become immediately due and payable pursuant to Section 13.1, the Borrower shall forthwith (i) pay to the Administrative Agent for deposit to the Letter Cash Collateral Account the then aggregate contingent liability of the Issuing Lender under such Letters and (ii) a certificate of a senior officer of SWC addressed to the Administrative Agent that no SWC Payment Default (as defined in the Intercreditor Agreement) has occurred and is continuing. Thereafter, the Administrative Agent shall apply the funds so deposited in the Letter Cash Collateral Account at the direction of the Issuing Lender to (a) satisfy the reimbursement obligations of the Borrower to the Issuing Lender under Section 9.8 as Letters are drawn upon or (b) refund to the Borrower any amounts payable by the Issuing Lender to the Borrower under Section 13.4.

Credit Agreement - Primero Mining

13.4	Refund of Overpayments

With respect to each Letter for which the Issuing Lender has been paid all of its contingent liability pursuant to Section 9.9 or 13.3 and provided that all amounts due by the Borrower to the Administrative Agent under Section 9.9 or 13.3 have been paid, the Issuing Lender agrees to pay to the Borrower, upon the earlier of:

(a)

the date on which either the original counterpart of such Letter is returned to the Issuing Lender for cancellation or the Issuing Lender is released by the beneficiary thereof from any further obligations in respect of such Letter;

(b)	the expiry of such Letter; and

(c)	the Issuing Lender is permanently enjoined by a court of competent jurisdiction from honouring such Letter pursuant to a final Order;

an amount equal to any excess of the amount received by the Issuing Lender hereunder in respect of its contingent liability under such Letter over the total of amounts applied to reimburse the Issuing Lender for amounts paid by it under or in connection with such Letter (the Issuing Lender having the right to so appropriate such funds).

13.5	Remedies Cumulative

The Borrower expressly agrees that the rights and remedies of the Administrative Agent and the Lenders under this agreement are cumulative and in addition to and not in substitution for any rights or remedies provided by law. Any single or partial exercise by the Administrative Agent or any Lender of any right or remedy for a default or breach of any term, covenant or condition in this agreement does not waive, alter, affect or prejudice any other right or remedy to which the Administrative Agent or such Lender may be lawfully entitled for the same default or breach. Any waiver by the Administrative Agent with the approval of the Majority Lenders or all of the Lenders in accordance with Section 14.14 of the strict observance, performance or compliance with any term, covenant or condition of this agreement is not a waiver of any subsequent default and any indulgence by the Lenders with respect to any failure to strictly observe, perform or comply with any term, covenant or condition of this agreement is not a waiver of the entire term, covenant or condition or any subsequent default. No failure or delay by the Mexican Collateral Agent, the Administrative Agent or any Lender in exercising any right shall operate as a waiver of such right nor shall any single or partial exercise of any power or right preclude its further exercise or the exercise of any other power or right.

Credit Agreement - Primero Mining

13.6	Set-Off

In addition to any rights now or hereafter granted under Applicable Law, and not by way of limitation of any such rights, the Administrative Agent and each Lender is authorized, at any time that an Event of Default has occurred and is continuing without notice to the Borrower or to any other Person, any such notice being expressly waived by the Borrower, to set-off, appropriate and apply any and all deposits, matured or unmatured, general or special, and any other indebtedness at any time held by or owing by the Administrative Agent or such Lender, as the case may be, to or for the credit of or the account of the Borrower against and on account of the obligations and liabilities of the Borrower which are due and payable to the Administrative Agent or such Lender, as the case may be, under the Finance Documents.

ARTICLE 14
THE ADMINISTRATIVE AGENT

14.1	Appointment and Authorization of Administrative Agent

(a)

Each Finance Party hereby appoints and authorizes, and hereby agrees that it will require any assignee of any of its interests in the Credit Documents (other than the holder of a participation in its interests herein or therein) to appoint and authorize the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Administrative Agent or the Administrative Agent by such Finance Party by the terms hereof, together with such powers as are reasonably incidental thereto. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable to any of the Finance Parties for any action taken or omitted to be taken by it or them hereunder or thereunder or in connection herewith or therewith, except for its own gross negligence or wilful misconduct and each Finance Party hereby acknowledges that the Administrative Agent is entering into the provisions of this Section 14.1 on its own behalf and as agent and trustee for its directors, officers, employees and agents.

(b)

Each Lender hereby authorizes the Administrative Agent to execute and deliver the Intercreditor Documents and to designate and appoint (A) Banco Nacional de Mexico, S.A. as the Mexican Collateral Agent, and (B) Citibank, as the Non- Mexican Proceeds Agent in each case under the Intercreditor Documents and each of the Lenders hereby recognizes such designations and appointments, without the need of any further requirement, formalization or notice. Each of the Lenders hereby agrees that it shall take any and all necessary or appropriate further actions as it might be required to take, by law or otherwise, to authorize the Administrative Agent to carry out the foregoing or for the Mexican Collateral Agent or Non-Mexican Proceeds Agent to exercise its faculties and powers, and to comply with its obligations, under the Intercreditor Documents and the Mexican Collateral Documents, as the case may be, directly or through its attorneys-in-fact or designees, including but not limited to the individualization of any required special power of attorney.

Credit Agreement - Primero Mining

14.2	Interest Holders

The Administrative Agent may treat each Lender set forth in Schedule B hereto or the person designated in the last notice delivered to it under Section 15.5 as the holder of all of the interests of such Lender under the Credit Documents.

14.3	Consultation with Counsel

The Administrative Agent may consult with legal counsel selected by it as counsel for the Administrative Agent and the Lenders and shall not be liable for any action taken or not taken or suffered by it in good faith and in accordance with the advice and opinion of such counsel.

14.4	Documents

The Administrative Agent shall not be under any duty to the Finance Parties to examine, enquire into or pass upon the validity, effectiveness or genuineness of the Credit Documents or any instrument, document or communication furnished pursuant to or in connection with the Credit Documents and the Administrative Agent shall, as regards the Finance Parties, be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

14.5	Administrative Agent as Finance Party

With respect to those portions of the Credit Facility made available by it, the Administrative Agent shall have the same rights and powers under the Credit Documents as any other Finance Party and may exercise the same as though it were not the Administrative Agent. The Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower and its Affiliates and persons doing business with the Borrower and/or any of its Affiliates as if it were not the Administrative Agent and without any obligation to account to the Finance Parties therefore.

14.6	Responsibility of Administrative Agent

The duties and obligations of the Administrative Agent to the Finance Parties under the Credit Documents are only those expressly set forth herein. The Administrative Agent shall not have any duty to the Finance Parties to investigate whether a Default or an Event of Default has occurred. The Administrative Agent shall, as regards the Lenders, be entitled to assume that no Default or Event of Default has occurred and is continuing unless the Administrative Agent has actual knowledge or has been notified by the Borrower of such fact or has been notified by a Finance Party that such Finance Party considers that a Default or Event of Default has occurred and is continuing, such notification to specify in detail the nature thereof.

14.7	Action by Administrative Agent

The Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it on behalf of the Finance Parties by and under this agreement; provided, however, that the Administrative Agent shall not exercise any rights under Section 13.1 or under the Guarantees or the Security Documents or expressed to be on behalf of or with the approval of the Majority Lenders or instruct the Mexican Lien Agent to exercise any rights under the Mexican Collateral Document without the request, consent or instructions of the Majority Lenders. Furthermore, any rights of the Administrative Agent expressed to be on behalf of or with the approval of the Majority Lenders shall be exercised by the Administrative Agent upon the request or instructions of the Majority Lenders. The Administrative Agent shall incur no liability to the Finance Parties under or in respect of any of the Credit Documents with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or wilful misconduct. The Administrative Agent shall in all cases be fully protected in acting or refraining from acting under any of the Credit Documents in accordance with the instructions of the Majority Lenders and any action taken or failure to act pursuant to such instructions shall be binding on all Finance Parties. In respect of any notice by or action taken by the Administrative Agent hereunder, the Borrower shall at no time be obliged to enquire as to the right or authority of the Administrative Agent to so notify or act.

Credit Agreement - Primero Mining

14.8	Notice of Events of Default

In the event that the Administrative Agent shall acquire actual knowledge or shall have been notified of any Default or Event of Default, the Administrative Agent shall promptly notify the Lenders and shall take such action and assert such rights under Section 13.1 of this agreement and under the other Credit Documents as the Majority Lenders shall request in writing and the Administrative Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Majority Lenders shall fail for five Banking Days after receipt of the notice of any Default or Event of Default to request the Administrative Agent to take such action or to assert such rights under any of the Credit Documents in respect of such Default or Event of Default, the Administrative Agent may, but shall not be required to, and subject to subsequent specific instructions from the Majority Lenders, take such action or assert such rights (other than rights under Section 13.1 of this agreement or under the other Credit Documents and other than giving an express waiver of any Default or any Event of Default) as it deems in its discretion to be advisable for the protection of the Lenders except that, if the Majority Lenders have instructed the Administrative Agent not to take such action or assert such rights, in no event shall the Administrative Agent act contrary to such instructions unless required by law to do so.

14.9	Responsibility Disclaimed

The Administrative Agent shall be under no liability or responsibility whatsoever as agent hereunder:

(a)

to the Borrower or any other Person as a consequence of any failure or delay in the performance by, or any breach by, any Lender or Lenders of any of its or their obligations under any of the Credit Documents;

(b)	to any Lender or Lenders as a consequence of any failure or delay in performance by, or any breach by, any Obligor of any of its obligations under any of the Credit Documents; or

(c)

to any Lender or Lenders for any statements, representations or warranties in any of the Credit Documents or in any other documents contemplated hereby or thereby or in any other information provided pursuant to any of the Credit Documents or any other documents contemplated thereby or for the validity, effectiveness, enforceability or sufficiency of any of the Credit Documents or any other document contemplated hereby or thereby.

Credit Agreement - Primero Mining

14.10	Indemnification

The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower) in their respective Pro Rata Shares from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of any of the Credit Documents or any other document contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under any of the Credit Documents or any document contemplated hereby or thereby, except that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Administrative Agent.

14.11	Credit Decision

Each Lender represents and warrants to the Administrative Agent that:

(a)

in making its decision to enter into this agreement and to make its Pro Rata Share of the Credit Facility available to the Borrower, it is independently taking whatever steps it considers necessary to evaluate the financial condition and affairs of the Obligors and that it has made an independent credit judgment without reliance upon any information furnished by the Administrative Agent; and

(b)	so long as any portion of the Credit Facility is being utilized by the Borrower, it will continue to make its own independent evaluation of the financial condition and affairs of the Obligors.

14.12	Successor Administrative Agent

Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may, with the prior written consent of the Borrower (which consent shall not be required for so long as a Default has occurred and is continuing), resign at any time by giving 30 days written notice thereof to the Borrower and the Lenders. Upon any such resignation, the Majority Lenders, with the prior written consent of the Borrower (which consent shall not be required (x) if the successor Administrative Agent is an Affiliate or Subsidiary of the Administrative Agent on the date hereof or (y) for so long as a Default has occurred and is continuing), shall have the right to appoint a successor Administrative Agent who shall be one of the Lenders unless none of the Lenders wishes to accept such appointment. If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment by the time of such resignation, then the retiring Administrative Agent may, on behalf of the Finance Parties and with the prior written consent of the Borrower (which consent shall not be required for so long as an Event of Default has occurred and is continuing), appoint a successor Administrative Agent which shall be a bank which has combined capital and reserves in excess of $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Administrative Agent (in its capacity as Administrative Agent but not in its capacity as a Finance Party) and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (in its capacity as Administrative Agent but not in its capacity as a Finance Party). After any retiring Administrative Agent’s resignation hereunder as the Administrative Agent, provisions of this Article 14 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

Credit Agreement - Primero Mining

14.13	Delegation by Administrative Agent

With the prior approval of the Majority Lenders, the Administrative Agent shall have the right to delegate any of its duties or obligations hereunder as Administrative Agent to any Affiliate of the Administrative Agent so long as the Administrative Agent shall not thereby be relieved of such duties or obligations.

14.14	Waivers and Amendments

(a)

Subject to Sections 14.14(b) and (c), any term, covenant or condition of any of the Credit Documents may only be amended with the prior consent of the Borrower and the Majority Lenders or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Majority Lenders and in any such event the failure to observe, perform or discharge any such covenant, condition or obligation, so amended or waived (whether such amendment is executed or such consent or waiver is given before or after such failure), shall not be construed as a breach of such covenant, condition or obligation or as a Default or Event of Default.

(b)	Notwithstanding Section 14.14(a), without the prior written consent of each Lender, no such amendment or waiver shall directly:

(i)	increase the amount of the Credit Facility or the amount of the Individual Commitment of any Lender;

(ii)	extend the Maturity Date;

(iii)

extend the time for the payment of interest on Loans, forgive any portion of principal thereof, reduce the stated rate of interest thereon or amend the requirement of pro rata application of all amounts received by the Administrative Agent;

Credit Agreement - Primero Mining

(iv)	change the percentage of the Lenders’ requirement to constitute the Majority Lenders or otherwise amend the definition of Majority Lenders;

(v)	reduce the stated amount or postpone the date for payment of any fees or other amount to be paid pursuant to Article 7 or Article 8 of this agreement;

(vi)	permit any subordination or postponement of any of the Secured Obligations;

(vii)	except as otherwise permitted pursuant to Section 14.20, release or discharge the Guarantees or the Security Documents, in whole or in part; or

(viii)	alter the terms of this Section 14.14.

(c)

Notwithstanding Section 14.14(a), without the prior written consent of each Lender, each Qualified Cash Management Lender and each Qualified Risk Management Lender, no such amendment or waiver shall directly:

(i)	change the percentage of the Lenders’ requirement to constitute the Majority Lenders or otherwise amend the definition of Majority Lenders;

(ii)	permit any subordination of any of the Secured Obligations;

(iii)	except as otherwise permitted pursuant to Section 14.20, release or discharge the Guarantees or the Security Documents, in whole or in part;

(iv)	alter the terms of this Section 14.14;

(v)

amend the definitions of “Common Cash Management Agreement”, “Common Risk Management Agreement”, “Enforcement Date”, “Exposure”, “Finance Document”, “Finance Party”, “Qualified Affiliate”, “Qualified Cash Management Lender”, “Qualified Risk Management Lender”, “Cash Management Agreement”, “Risk Management Agreement” or “Secured Obligations”; or

(vi)	change the ability of a Qualified Risk Management Lender to close out or terminate a Risk Management Agreement or the ability to net or set-off; or

(vii)	amend or waive Section 11.3(d), Section 14.21, Section 14.22 or Section 14.24.

(d)

No amendment to or waiver of any provision hereof to the extent it affects the rights or obligations of the Administrative Agent shall be effective without the prior written consent of the Administrative Agent.

(e)	No amendment to or waiver of any provision hereof to the extent it affects the rights or obligations of the Issuing Lender shall be effective without the prior written consent of the Issuing Lender.

(f)

Notwithstanding Section 14.14(b)(iii), the Administrative Agent shall be entitled, without the consent of any Lender, to authorize the Mexican Collateral Agent to execute and deliver a release or discharge of any Security over any Secured Assets at the time of any disposition of such assets which is permitted hereunder.

Credit Agreement - Primero Mining

14.15	Determination by Administrative Agent Conclusive and Binding

Any determination to be made by the Administrative Agent on behalf of or with the approval of the Lenders or the Majority Lenders under this agreement shall be made by the Administrative Agent in good faith and, if so made, shall be binding on all parties, absent manifest error. The Obligors are entitled to assume that any action taken by the Administrative Agent under or in connection with any Credit Document has been appropriately authorized by the Lenders or the Majority Lenders, as the case may be, pursuant to the terms hereof.

14.16	Adjustments among Lenders after Acceleration

(a)

The Lenders agree that, at any time after all indebtedness of the Borrower to the Lenders pursuant hereto has become immediately due and payable pursuant to Section 13.1 or after the cancellation or termination of the Credit Facility, they will at any time or from time to time upon the request of any Lender through the Administrative Agent purchase portions of the availments made available by the other Lenders which remain outstanding, and make any other adjustments which may be necessary or appropriate, in order that the amounts of the availments made available by the respective Lenders which remain outstanding, as adjusted pursuant to this Section 14.16, will be in the same proportions as their respective Pro Rata Shares thereof immediately prior to such acceleration, cancellation or termination.

(b)

The Lenders agree that, at any time after all indebtedness of the Borrower to the Lenders pursuant hereto has become immediately due and payable pursuant to Section 13.1 or after the cancellation or termination of the Credit Facility, the amount of any repayment made by the Borrower under this agreement, and the amount of any proceeds of the exercise of any rights or remedies of the Lenders under the Credit Documents, which are to be applied against amounts owing hereunder as principal, will be so applied in a manner such that to the extent possible, the availments made available by the Lenders which remain outstanding, after giving effect to such application, will be in the same proportions as their respective Pro Rata Shares thereof immediately prior to such acceleration, cancellation or termination.

(c)

For greater certainty, the Lenders acknowledge and agree that without limiting the generality of the provisions of Section 14.16(a) and (b), such provisions will have application if and whenever any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, compensation, or otherwise), other than on account of any monies owing or payable by the Borrower to it under the Finance Documents in excess of its pro rata share of payments on account of monies owing by the Borrower to all the Finance Parties thereunder.

(d)

The Borrower agrees to be bound by and to do all things necessary or appropriate to give effect to any and all purchases and other adjustments made by and between the Lenders pursuant to this Section 14.16.

Credit Agreement - Primero Mining

14.17	Redistribution of Payment

If a Lender shall receive payment of a portion of the aggregate amount of principal and interest due to it hereunder which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due (having regard to the respective Individual Commitments of the Lenders), the Lender receiving such proportionately greater payment shall purchase a participation (which shall be deemed to have been done simultaneously with receipt of such payment) in that portion of the aggregate outstanding credit of the other Lender or Lenders so that the respective receipts shall be pro rata to their respective participation in the credits; provided, however, that if all or part of such proportionately greater payment received by such purchasing Lender shall be recovered from the Borrower, such purchase shall be rescinded and the purchase price paid for such participation shall be returned by such selling Lender or Lenders to the extent of such recovery, but without interest.

14.18	Distribution of Notices

Except as otherwise expressly provided herein, promptly after receipt by the Administrative Agent of any notice or other document which is delivered to the Administrative Agent hereunder on behalf of the Lenders, the Administrative Agent shall provide a copy of such notice or other document to each of the Lenders.

14.19	Other Security Not Permitted

None of the Finance Parties shall be entitled to enjoy any Lien with respect to any of the Secured Assets other than the Security.

14.20	Discharge of Security

To the extent a sale or other disposition of the Secured Assets is permitted pursuant to the provisions hereof, the Lenders hereby authorize the Administrative Agent, at the cost and expense of the Borrower, to execute such discharges and other instruments (or, if applicable, to so authorize the Mexican Collateral Agent) which are necessary for the purposes of releasing and discharging the Security therein or for the purposes of recording the provisions or effect thereof in any office where the Security Documents may be registered or recorded or for the purpose of more fully and effectively carrying out the provisions of this Section 14.20.

Credit Agreement - Primero Mining

14.21	Determination of Exposures

Concurrent with any request for any approval or instructions of the Majority Lenders and prior to any distribution of Cash Proceeds of Realization to the Finance Parties, the Administrative Agent shall request each Finance Party to provide to the Administrative Agent a written calculation of such Finance Party’s Exposure, each such calculation to be certified true and correct by the Finance Party providing same. Each Finance Party shall so provide such calculation within two Banking Days following the request of the Administrative Agent. Any such calculation provided by a particular Finance Party shall, absent manifest error, constitute prima facie evidence of such Finance Party’s Exposure at such time. With respect to each determination of the Exposure of the Finance Parties, the Administrative Agent shall promptly notify the Finance Parties. For the purposes of determining a particular Finance Party’s Exposure:

(a)	the Exposure of a Finance Party under any Credit Documents shall be the aggregate amount (expressed in United States dollars) owing to such Finance Party thereunder on such date;

(b)

the Exposure of a Qualified Risk Management Lender in respect of Common Risk Management Agreements shall be measured as the net exposure of such Qualified Risk Management Lender under all Common Risk Management Agreements with the Obligors to which such Qualified Risk Management Lender is a party, being the aggregate exposure of such Qualified Risk Management Lender thereunder less the aggregate exposure of the Obligors thereunder; the exposure of a party to a Common Risk Management Agreement shall be, in the case of a Common Risk Management Agreement which has not been terminated as of such date, the total amount which would be owing to such party by the other party under such Common Risk Management Agreement in the event of the early termination as of such date of such Common Risk Management Agreement as a result of the occurrence of a default, event of default or termination event (however specified or designated) with respect to such party thereunder or, in the case of a Common Risk Management Agreement which has been terminated as of such date, the total amount which is owing to such party by the other party under such Common Risk Management Agreement, in each case expressed in United States dollars;

(c)

the Exposure of a Qualified Cash Management Lender in respect of Common Cash Management Agreements shall be measured as the net exposure of such Qualified Cash Management Lender under all Common Cash Management Agreements with the Obligors to which such Qualified Cash Management Lender is a party, being the aggregate exposure of such Qualified Cash Management Lender thereunder less the aggregate exposure of the Obligors thereunder; the exposure of a party to a Common Cash Management Agreement shall be, in the case of a Common Cash Management Agreement which has not been terminated as of such date, the total amount which would be owing to such party by the other party under such Common Cash Management Agreement in the event of the early termination as of such date of such Common Cash Management Agreement as a result of the occurrence of a default, event of default or termination event (however specified or designated) with respect to such party thereunder or, in the case of a Common Cash Management Agreement which has been terminated as of such date, the total amount which is owing to such party by the other party under such Common Cash Management Agreement, in each case expressed in United States dollars;

(d)	any amount of Secured Obligations denominated in Canadian dollars shall be expressed as the U.S. Dollar Equivalent thereof; and

(e)	the Exposure of the Administrative Agent, for the purposes of Section 14.24(b)(iii) and for no other purposes, shall not include the amounts distributed pursuant to Sections 14.24(b)(i) and (ii).

Credit Agreement - Primero Mining

14.22	Decision to Enforce Security

Upon the Security becoming enforceable in accordance with its terms, the Administrative Agent shall promptly so notify each of the Finance Parties. Any Lender may thereafter provide the Administrative Agent with a written request to enforce the Security. Forthwith after the receipt of such a request, the Administrative Agent shall seek the instructions of the Majority Lenders as to whether the Security should be enforced and the manner in which the Security should be enforced. In seeking such instructions, the Administrative Agent shall submit a specific proposal to the Finance Parties. From time to time, any Lender may submit a proposal to the Administrative Agent as to the manner in which the Security should be enforced and the Administrative Agent shall submit any such proposal to the Lenders for approval of the Majority Lenders. The Administrative Agent shall promptly notify the Finance Parties of all instructions and approvals of the Majority Lenders. If the Majority Lenders instruct the Administrative Agent to enforce the Security, each of the Lenders agrees to accelerate the Secured Obligations owed to it to the extent permitted under the relevant Finance Document and in accordance with the relevant Finance Document.

14.23	Enforcement

The Administrative Agent reserves the sole right to enforce, or otherwise deal with (and instruct the Mexican Collateral Agent to enforce or otherwise deal with), the Security and to deal with the Obligors in connection therewith; provided, however, that the Administrative Agent shall so enforce, or otherwise deal with, the Security as the Majority Lenders shall instruct.

14.24	Application of Cash Proceeds of Realization

(a)

All Proceeds of Realization not in the form of cash shall be forthwith delivered to the Administrative Agent and disposed of, or realized upon, by the Administrative Agent as set forth in the Intercreditor Documents and otherwise in such manner as the Majority Lenders may approve so as to produce Cash Proceeds of Realization.

(b)

Subject to the claims, if any, of secured creditors of the Obligors whose security ranks in priority to the Security, all Cash Proceeds of Realization shall be applied and distributed, and the claims of the Finance Parties shall be deemed to have the relative priorities which would result in the Cash Proceeds of Realization being applied and distributed, as follows:

Credit Agreement - Primero Mining

(i)

firstly, to the payment of all reasonable costs and expenses incurred by the Administrative Agent or, if applicable, the Mexican Collateral Agent (including, without limitation and in each case, all legal fees and disbursements) in the exercise of all or any of the powers granted to them hereunder or under the Security Documents and the Guarantees and in payment of all of the remuneration of any Receiver and all costs and expenses properly incurred by such Receiver (including, without limitation, all legal fees and disbursements) in the exercise of all or any powers granted to it under the Security Documents;

(ii)

secondly, in payment of all amounts of money borrowed or advanced by the Administrative Agent, the Mexican Collateral Agent or such Receiver pursuant to the Security Documents and any interest thereon;

(iii)

thirdly, to the payment of the Secured Obligations (including holding as cash collateral to be applied against Secured Obligations which have not then matured) to the Finance Parties pro rata in accordance with their relative Exposures; and

(iv)	the balance, if any, in accordance with Applicable Law.

(c)

Notwithstanding the foregoing, at any time that the Intercreditor Documents are in force and effect, Proceeds of Realization and Cash Proceeds of Realization shall be dealt with in accordance with the Intercreditor Documents.

14.25	Entering Into Contracts

The Administrative Agent may enter into any Credit Document (including the Intercreditor Documents) as agent for and on behalf of the Finance Parties.

14.26	Survival

The provisions of this Article 14 and all other provisions of this agreement which are necessary to give effect to each of the provisions of this Article 14 shall survive the permanent repayment in full of the Credit Facility and the termination of all of the commitments of the Lenders in connection therewith until such time as all of the Secured Obligations have been satisfied in full and all of the commitments of the Finance Parties in connection therewith have been terminated.

ARTICLE 15
MISCELLANEOUS

15.1	Notices

(a)

All notices and other communications provided for herein shall be in writing and shall be personally delivered to an officer or other responsible employee of the addressee or sent by telefacsimile, charges prepaid, at or to the applicable addresses or telefacsimile numbers, as the case may be, set out opposite the parties’ name on the signature page hereof or at or to such other address or addresses, telefacsimile number or numbers as any party hereto may from time to time designate to the other parties in such manner. Any communication which is personally delivered as aforesaid shall be deemed to have been validly and effectively given on the date of such delivery if such date is a Banking Day and such delivery is received before 4:00 p.m. (London time); otherwise, it shall be deemed to have been validly and effectively given on the Banking Day next following such date of delivery. Any communication which is transmitted by telefacsimile as aforesaid shall be deemed to have been validly and effectively given on the date of transmission if such date is a Banking Day and such transmission was received before 4:00 p.m. (London time); otherwise, it shall be deemed to have been validly and effectively given on the Banking Day next following such date of transmission.

Credit Agreement - Primero Mining

(b)

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any party thereto if such party has notified the Administrative Agent that it is incapable of receiving notices under this Section 15.1 by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(c)

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent prior to 4:00 p.m. (London time) such notice or communication shall be deemed to have been sent at the opening of business on the next Banking Day, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e- mail address as described in the foregoing subsection (i) of notification that such notice or communication is available and identifying the website address therefor.

15.2	Severability

Any provision hereof which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

15.3	Counterparts

This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart by facsimile or electronic means shall be equally as effective as delivery of an original executed counterpart.

Credit Agreement - Primero Mining

15.4	Successors and Assigns

This agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

15.5	Assignment

(a)	Neither the Credit Documents nor the benefit thereof may be assigned by the Borrower.

(b)

A Lender may at any time sell to one or more other persons (“Participants”) participating interests in any credit outstanding hereunder, any commitment of such Lender hereunder or any other interest of the Lender hereunder. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this agreement to the Borrower shall remain unchanged, such Lender shall remain solely responsible for the performance thereof and the Borrower shall continue to be obligated to such Lender in connection with such Lender’s rights under this agreement. The Borrower agrees that if amounts outstanding under this agreement are due and unpaid, or shall have been declared to be or shall have become due and payable upon the occurrence of an Event of Default, or any Default which might mature into an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this agreement to the same extent as if the amount of its participating interest were owing directly to it as the relevant Lender under this agreement. The Borrower also agrees that each Participant shall be entitled to the benefits of Article 8 with respect to its participation hereunder and for the purposes of Article 8 such Participant shall be deemed to be a Lender to the extent of such participation, provided, that such Participant shall have complied with obligations of a Lender provided in Article 8 and that no Participant shall be entitled to receive any greater amount pursuant to such Article than the relevant Lender would have been entitled to receive in respect of the amount of the participation transferred by the relevant Lender to such Participant had no such transfer occurred.

(c)

With the prior written consent of, (x) the Administrative Agent, (y) the Issuing Lender and (z) at any time that no Default has occurred and is continuing, the Borrower (provided, however, that if the Borrower does not respond to a request for its consent to any such sale within five Banking Days of such receipt, the Borrower shall be deemed to have consented thereto), a Lender may at any time sell all or any part of its rights and obligations under the Credit Documents (but not less than the lesser of (x) $2,000,000 and (y) the amount of its Individual Commitment) to one or more Persons (“Purchasing Lenders”). For certainty, no consent from the Borrower shall be required for any sale by a Lender to another Lender or by a Lender to any of its Affiliates of such Lender’s interest hereunder.

Credit Agreement - Primero Mining

Upon such sale, the relevant Lender shall, to the extent of such sale, be released from its obligations under the Credit Documents and each of the Purchasing Lenders shall become a party to the Credit Documents to the extent of the interest so purchased. Any such assignment by a Lender shall not be effective unless and until such Lender has paid to the Administrative Agent an assignment fee in the amount of $3,500 for each Purchasing Lender, unless and until the Purchasing Lender has executed an instrument substantially in the form of Schedule D hereto whereby the Purchasing Lender has agreed to be bound by the terms of the Credit Documents as a Lender and has agreed to a specific Individual Commitment and a specific address and telefacsimile number for the purpose of notices as provided in Section 15.1 and unless and until the requisite consents to such assignment have been obtained, unless and until a copy of a fully executed copy of such instrument has been delivered to each of the Administrative Agent and the Borrower. Upon any such assignment becoming effective, Schedule B hereto shall be deemed to be amended to include the Purchasing Lender as a Lender with the specific Individual Commitment, address and telefacsimile number as aforesaid and the Individual Commitment of the Lender making such assignment shall be deemed to be reduced by the amount of the Individual Commitment of the Purchasing Lender.

(d)

The Borrower authorizes the Administrative Agent and the Lenders to disclose to any Participant or Purchasing Lender (each, a “Transferee”) and any prospective Transferee or any professional advisor of any Transferee or prospective Transferee and authorizes each of the Lenders to disclose to any other Lender any and all financial information in their possession concerning the Borrower which has been delivered to them by or on behalf of the Borrower pursuant to this agreement or which has been delivered to them by or on behalf of the Borrower in connection with their credit evaluation of the Obligors prior to becoming a party to this agreement, so long as any such Transferee agrees not to disclose any confidential, non-public information to any person other than its non-brokerage affiliates, employees, accountants or legal counsel, unless required by law and authorizes each of the Lenders to disclose to any other Lender and to any Person where disclosure is required by law, regulation, legal process or regulatory authority (for certainty under any circumstance and not solely in connection with assignment of rights).

15.6	Entire Agreement

This agreement and the agreements referred to herein and delivered pursuant hereto (including, without limitation, the Fee Letters) constitute the entire agreement between the parties hereto and supersede any prior agreements, undertakings, declarations, representations and understandings, both written and verbal, in respect of the subject matter hereof.

15.7	Further Assurances

The Borrower shall, and shall cause the Guarantors to, from time to time and at all times hereafter, upon every reasonable request of the Administrative Agent, make, do, execute, and deliver or cause to be made, done, executed and delivered all such further acts, deeds, assurances and things as may be necessary in the opinion of the Administrative Agent for more effectually implementing and carrying out the true intent and meaning of the Credit Documents or any agreement delivered pursuant hereto or thereto and such additional security, legal opinions, consents, approvals, acknowledgements, undertakings, non-disturbance agreements, directions and negotiable documents of title in connection with the property and assets of the Obligors, in form and substance satisfactory to the Administrative Agent, as the Administrative Agent may from time to time request, to ensure (i) that all Secured Assets are subject to a Lien in favour of the Administrative Agent or, as applicable, the Mexican Collateral Agent and (ii) the intended first ranking priority of such Liens (subject to Permitted Liens which by their nature or by reason of the Intercreditor Agreement would constitute prior ranking security).

Credit Agreement - Primero Mining

15.8	Judgment Currency

(a)

If, for the purpose of obtaining or enforcing judgment against the Borrower in any court in any jurisdiction, it becomes necessary to convert into a particular currency (such currency being hereinafter in this Section 15.8 referred to as the “Judgment Currency”) an amount due in another currency (such other currency being hereinafter in this Section 15.8 referred to as the “Indebtedness Currency”) under this agreement, the conversion shall be made at the rate of exchange prevailing on the Banking Day immediately preceding:

(i)

the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of Ontario or in the courts of any other jurisdiction that will give effect to such conversion being made on such date; or

(ii)

the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 15.8(a)(ii) being hereinafter in this Section 15.8 referred to as the “Judgment Conversion Date”).

(b)

If, in the case of any proceeding in the court of any jurisdiction referred to in Section 15.8(a)(ii), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the Borrower shall pay to the appropriate judgment creditor or creditors such additional amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Indebtedness Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.

(c)

Any amount due from the Borrower under the provisions of Section 15.8(b) shall be due to the appropriate judgment creditor or creditors as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this agreement.

Credit Agreement - Primero Mining

(d)

The term “rate of exchange” in this Section 15.8 means the noon spot rate of exchange for Canadian interbank transactions applied in converting the Indebtedness Currency into the Judgment Currency published by the Bank of Canada for the day in question.

15.9	Confidentiality

Each Finance Party agrees to use commercially reasonable efforts to ensure that financial statements or other information relating to the Obligors which may be delivered to it pursuant to this agreement and which are not publicly filed or otherwise made available to the public generally will be treated confidentially by such Finance Party and that such financial statements or other information will not, except with the written consent of the Borrower, be distributed or otherwise made available by any Finance Party to any Person other than its affiliates or its directors, officers, employees, authorized agents, counsel, auditors or other representatives (provided the other representatives have agreed or are under a duty to keep all information confidential) who that Finance Party considers appropriate to have such information. Each Finance Party is authorized to deliver a copy of any financial statements or any other information which may be delivered to it pursuant to this agreement, to (i) another Finance Party, (ii) any actual or potential Transferee provided prior written notice is given to the Borrower and the Transferee agrees to keep all such information confidential and (iii) any Official Body having jurisdiction over such Finance Party in order to comply with any Applicable Law, regulation or legal process; provided, however, that the foregoing confidentiality provisions shall not apply to information which is already known to the relevant Finance Party at the time of disclosure or is lawfully obtained by such Finance Party after disclosure.

[The remainder of this page is intentionally left blank.]

Credit Agreement - Primero Mining

IN WITNESS WHEREOF the parties hereto have executed and delivered this agreement on the date first written above.

Primero Mining Corp.
Suite 2301, 20 Queen Street West
Toronto, Ontario M5H 3R3

Attention: David Blaiklock/ and or Maura Lendon
Telefax: 604 669 0014/ 416 814 3170
Email: DBlaiklock@primeromining.com / mlendon@primeromining.com

PRIMERO MINING CORP.

By: ______________________
Name: David Blaiklock
Title: Chief Financial Officer

By: ______________________
Name:
Title:

Credit Agreement - Primero Mining

Bank of Montreal
Corporate Banking
885 West Georgia St., Suite 1700
Vancouver, BC V6C 3E8

Attention: Jerry Kaye
Director
Telefax: (604) 443-1408
Email: jerry.kaye@BMO.com

BANK OF MONTREAL, as Administrative Agent

By: ______________________
Name: Derek D. Tovich
Title: Director - Corporate Banking

By: ______________________
Name:
Title:

Bank of Montreal
Corporate Banking
885 West Georgia St., Suite 1700
Vancouver, BC V6C 3E8

Attention: Jerry Kaye
Director
Telefax: (604) 443-1408
Email: jerry.kaye@BMO.com

BANK OF MONTREAL, as Lender

By: ______________________
Name: Derek D. Tovich
Title: Director - Corporate Banking

By: ______________________
Name:
Title:

Credit Agreement - Primero Mining

The Bank of Nova Scotia Global Banking and Markets – Global Mining 650 Georgia Street, 18th Floor Vancouver, BC V6B 4N7 Attention: Director, Corporate Banking Telefax: (604) 661-1474	**THE BANK OF NOVA SCOTIA, as Lender** By: ______________________ Name: Kurt Foellmer Title: Director By: ______________________ Name: Alexander Mihailovich Title: Associate Director

Credit Agreement - Primero Mining

SCHEDULE A
PRICING GRID

Applicable Margin

	Total Net	BA	Prime Rate	Standby Fee
	Debt	Acceptance	Margin;	Rate (% p.a.)
	Leverage	Fee Rate;	Alternate
	Ratio	LIBOR	Base Rate
		Margin;	Canada
		Letter Fee	Margin (%
		Rate (%	p.a.)
p.a.)
Level I	< 1.50x	2.00	1.00	0.4500
Level II	> 1.50x and < 2.50x	2.50	1.50	0.5625
Level III	> 2.50x	3.00	2.00	0.6750

Credit Agreement - Primero Mining

SCHEDULE B
LENDERS AND INDIVIDUAL COMMITMENTS

Lender	Individual Commitment
Bank of Montreal	$37,500,000
The Bank of Nova Scotia	$37,500,000

Credit Agreement - Primero Mining

SCHEDULE C
COMPLIANCE CERTIFICATE

TO:	BANK OF MONTREAL

I, ____________________, the [senior financial officer] of Primero Mining Corp. (the "Borrower"), hereby certify that:

1.

I am a duly appointed senior financial officer of the Borrower named in the credit agreement made as of May 23, 2014, as amended (the “Credit Agreement”) between, inter alia, the Borrower, the Lenders named therein and Bank of Montreal, as administrative agent of the Lenders, and as such I am providing this Certificate for and on behalf of the Borrower pursuant to the Credit Agreement.

2.	I am familiar with and have examined the provisions of the Credit Agreement including, without limitation, those of Article 10, Article 11 and Article 13 therein.

3.	To the best of my knowledge, information and belief and after due inquiry, no Default has occurred and is continuing.

As at or for the relevant period ending _______________________, the amounts and financial ratios as contained in Sections 11.1 of the Credit Agreement are as follows and detailed calculations thereof are attached hereto:

		Actual	Required Amount or
		Amount or	Percentage
Percentage
(a)	Tangible Net Worth	_______________	_______________
(b)	Total Net Debt Leverage Ratio	_______________	< 3.50:1
(c)	Senior Net Debt Leverage Ratio	_______________	< 2.00:1
(c)	Interest Coverage Ratio	_______________	> 4.50:1

4.	Unless the context otherwise requires, capitalized terms in the Credit Agreement which appear herein without definitions shall have the meanings ascribed thereto in the Credit Agreement.

DATED this _______day of _____________, 20____.

(Signature)

(Name - please print)

(Title of Senior Financial Officer)

Credit Agreement - Primero Mining

SCHEDULE D
FORM OF ASSIGNMENT

Dated __________, 20___

Reference is made to the Credit Agreement made as of May 23, 2014 (as amended, the “Credit Agreement”) between, inter alia, Primero Mining Corp., as borrower, the Lenders named therein and Bank of Montreal, as administrative agent of the Lenders (in that capacity, the “Administrative Agent”). Terms defined in the Credit Agreement are used herein as therein defined.

_________________ (the “Assignor”) and _________________ (the “Assignee”) agree as follows:

(a)     The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a ______ % interest in and to all of the Assignor’s rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, such percentage interest in the Assignor’s Individual Commitment as in effect on the Effective Date, the credit extended by the Assignor and outstanding on the Effective Date and the corresponding rights and obligations of the Assignor under all of the Credit Documents).

(b)     The Assignor (i) represents and warrants that as of the date hereof its Individual Commitment is $___________ (without giving effect to assignments thereof which have not yet become effective, including, but not limited to, the assignment contemplated hereby), and the aggregate outstanding amount of credit extended by it is $___________ (without giving effect to assignments thereof which have not yet become effective, including, but not limited to, the assignment contemplated hereby); (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Obligor or the performance or observance by the Obligors of any of their obligations under the Credit Documents or any other instrument or document furnished pursuant thereto; and (v) gives notice to the Administrative Agent and the Borrower of the assignment to the Assignee hereunder.

(c)     The effective date of this Assignment (the “Effective Date”) shall be the later of ___________ and the date on which a copy of a fully executed copy of this Assignment has been delivered to the Borrower and the Administrative Agent in accordance with Section 15.5(c) of the Credit Agreement.

(e)     The Assignee hereby agrees to the specific Individual Commitment of $___________ and to the address and telefacsimile number set out after its name on the signature page hereof for the purpose of notices as provided in Section 15.1 of the Credit Agreement.

Credit Agreement - Primero Mining

(f) As of the Effective Date (i) the Assignee shall, in addition to any rights and obligations under the Credit Documents held by it immediately prior to the Effective Date, have the rights and obligations under the Credit Documents that have been assigned to it pursuant to this Assignment and (ii) the Assignor shall, to the extent provided in this Assignment, relinquish its rights and be released from its obligations under the Credit Documents.

(g) The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Documents for periods prior to the Effective Date directly between themselves.

This Assignment shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

[ASSIGNOR]

By:
Title:

[ASSIGNEE]

By:
Title:

Address

Attention:
Telefax:

Credit Agreement - Primero Mining

Acknowledged and agreed to as of this ___________day of ___________ , 20__.

BANK OF MONTREAL, as Administrative
Agent and Issuing Lender

By:
Name:
Title:

Acknowledged and agreed to as of this _________day of _____________ , 20__.

1PRIMERO MINING CORP.

By:
Name:
Title:

____________________________________
1 Only required if no Default has occurred and is continuing.

Credit Agreement - Primero Mining

SCHEDULE E
FORM OF DRAWDOWN NOTICE

TO:	Bank of Montreal

RE:

Credit Agreement made as of May 23, 2014 (as amended to the date hereof, the “Credit Agreement”) between, inter alia, Primero Mining Corp., as borrower, the Lenders named therein and Bank of Montreal, as administrative agent of the Lenders

Pursuant to the terms of the Credit Agreement, the undersigned hereby irrevocably notifies you that it wishes to draw down under the Credit Facility on [date of drawdown] as follows:

Availment Option: ___________________________________________________

Amount: ___________________________________________________

If Bankers’ Acceptance, term: ________________________

If LIBOR Loan, Interest Period: ________________________

If Letter:

Currency and amount: ________________________

Named beneficiary: ________________________

Maturity date: ____________________________

Other terms: ____________________________

[You are hereby irrevocably authorized and directed to pay the proceeds of the drawdown to _______________ and this shall be your good and sufficient authority for so doing.]

Credit Agreement - Primero Mining

No Default or Event of Default has occurred and is continuing or will arise immediately after giving effect to or as a result of the extension of credit requested hereby.

All capitalized terms defined in the Credit Agreement and used herein shall have the meanings ascribed thereto in the Credit Agreement.

DATED the ______day of _______________, 20___.

PRIMERO MINING CORP.

By:
Name:
Title:

Credit Agreement - Primero Mining

SCHEDULE F
FORM OF ROLLOVER NOTICE

TO:	Bank of Montreal

RE:

Credit Agreement made as of May 23, 2014 (as amended to the date hereof, the “Credit Agreement”) between, inter alia, Primero Mining Corp., as borrower, the Lenders named therein and Bank of Montreal, as administrative agent of the Lenders

Pursuant to the terms of the Credit Agreement, the undersigned hereby irrevocably requests a rollover of outstanding credit under the Credit Facility on [date of rollover] as follows:

LIBOR Loans

Maturity Date of Maturing LIBOR Loan	_____________________
Principal Amount of Maturing LIBOR	$_____________________
Loan
Portion Thereof to be Replaced	$_____________________
Interest Period of New LIBOR Loan	__________ months

Bankers’ Acceptances

Maturity Date of Maturing BAs	_____________________
Face Amount of Maturing BAs	$_______________________
Portion Thereof to be Replaced	$_______________________
Term of New BAs	__________ days

No Default or Event of Default has occurred and is continuing or will arise immediately after giving effect to or as a result of the extension of credit requested hereby.

All capitalized terms defined in the Credit Agreement and used herein shall have the meaning ascribed thereto in the Credit Agreement.

DATED the _________day of ________________, 20____.

PRIMERO MINING CORP.

By:
Name:
Title:

Credit Agreement - Primero Mining

SCHEDULE G
FORM OF CONVERSION NOTICE

TO:	Bank of Montreal

RE:

Credit Agreement made as of May 23, 2014 (as amended to the date hereof, the “Credit Agreement”) between, inter alia, Primero Mining Corp., as borrower, the Lenders named therein and Bank of Montreal, as administrative agent of the Lenders

Pursuant to the terms of the Credit Agreement, the undersigned hereby irrevocably requests a conversion of outstanding credit under the Credit Facility on [date of conversion] as follows:

Converting From		Converting Into

Prime Rate Loan		Prime Rate Loan

Principal amount Of Prime Rate Loan to be converted	$_____________	Principal amount of new Prime Rate Loan	$____________

Bankers’ Acceptances		Bankers’ Acceptances

Maturity date of maturing BAs	_____________________	Face amount of new BAs	$____________

Face amount of of maturing BAs	$_______________	Term of new BAS	__________ days

Portion thereof to Be converted	$_______________

LIBOR Loan		LIBOR Loan

Maturity date of maturing LIBOR Loan	_____________________	Principal amount of new LIBOR Loan	$_____________

Principal amount of maturing LIBOR Loan	$_____________	Interest	__________ months

Portion thereof to be converted	$_____________	Period of new LIBOR Loan

Base Rate Loan		Base Rate Loan

Principal Amount of Base Rate Loan to be converted	$_____________	Principal amount of new Base Rate Loan	$_____________

Credit Agreement - Primero Mining

No Default or Event of Default has occurred and is continuing or will arise immediately after giving effect to or as a result of the extension of credit requested hereby.

All capitalized terms defined in the Credit Agreement and used herein shall have the meaning ascribed thereto in the Credit Agreement.

DATED the ________day of _____________, 20____.

PRIMERO MINING CORP.

By:
Name:
Title:

Credit Agreement - Primero Mining

SCHEDULE H
CORPORATE STRUCTURE

Primero Mining Corp.
(Canada)
100%
San Anton Resource Corporation
(Canada)
100%
Primero Mining Luxembourg [2]
(Luxembourg)
100%
Primero Empresa Minera, S.A. de C.V. [1][3]
(Mexico)
100%
Silver Trading (Barbados) Limited [4]
(Barbados)
100%
Cerro Resources Pty Ltd.
(Australia)
100%
Primero Gold Canada Inc.
(Canada)
100%
Kings- San Anton, S.A. de C.V.
(Mexico)
100%
Primero Compañia Minera, S.A. de C.V. [5]
(Mexico)
100%
Primero Servicios Mineros, S.A. de C.V. [6]
(Mexico)
88.75%
Primero Transportes Aereos, S.A. de C.V. [7]
(Mexico)
Cerro San Anton Pty Ltd.
(Australia)
100%
100%
San Anton de las Minas, S.A. de C.V.
(Mexico)
100%
San Anton del Oro, S.A. de C.V.
(Mexico)
50%
50%
Primero Auxiliares de Administración, S.A. de C.V. [8]
(Mexico)
Black Fox Mine
(Canada)
Grey Fox Project
(Canada)
Cerro del Gallo Project
Ventanas Property
San Dimas Mine

[1] Eduardo Luna, a director of the Company and a Mexican resident, holds one share to meet Mexican corporate legal requirements.

[2] Primero Mining Luxembourg is a holding company used by the Company to finance its operations.

[3] Primero Empresa Minera, S.A. de C.V. is the owner and operator of the San Dimas Mine.

[4] Silver Trading (Barbados) Limited is a trading and holding company.

[5] Primero Compania Minera, S.A. de C.V. is a service company.

[6] Primero Servicios Mineros, S.A. de C.V. is a service company.

[7] Primero Transportes Aereos, S.A. de C.V. is an air "taxi" service company. The remaining 11.25% of shares are held by a nominee to meet Mexican corporate legal requirements.

[8] Primero Auxiliares de Administracion, S.A. de C.V. is a service company.

Credit Agreement - Primero Mining

SCHEDULE I
SECURITY DOCUMENTS

Primero Mining Corp.

(a)	Downstream Guarantee;

(b)	General Security and Pledge Agreement;

(c)	Uncertificated Issuer Control Agreement;

(d)	Omnibus Obligor Subordination and Postponement Agreement granted by each of the Companies;

(e)	Luxembourg Share Pledge Agreement with respect to Primero Luxembourg;

(f)	Barbadian Charge over Shares (over shares in shares in Silver Trading);

(g)

Mexican Amended and Restated Share Pledge Agreement (Convenio Modificatorio y de Reexpresión al Contrato de Prenda sobre Acciones) with respect to shares held by the Borrower and Eduardo Luna Arellano (“ELA”) in PEM (First Priority);

(h)	Mexican Share Pledge Agreement (Contrato de Prenda sobre Acciones) with respect to shares held by the Borrower and Kings in SAM (First Priority); and

(i)	Mexican Share Pledge Agreement (Contrato de Prenda sobre Acciones) with respect to shares held by the Borrower and Kings in SAO (First Priority).

Primero Mining Luxembourg

(a)	Guarantee;

(b)	Luxembourg Account Pledge Agreement;

(c)	Luxembourg Notice of Pledge to ING with respect to Luxembourg Accounts; and

(d)	Mexican Mercantile Pledge Agreement (Contrato de Prenda Mercantil) with respect to promissory notes held by PML in PEM (First Priority).

Silver Trading (Barbados) Limited

(a)	Guarantee; and

(b)	Barbadian Debenture/Mortgage.

Primero Gold Canada Inc.

(a)	Guarantee;

(b)	General Security and Pledge Agreement;

Credit Agreement - Primero Mining

(c)	Debenture with respect to the (i) Black Fox Mine and (ii) Grey Fox Project; and

(d)	Debenture Deliver Agreement with respect to the (i) Black Fox Mine and (ii) Grey Fox Project.

Primero Empresa Minera, S.A. de C.V.

(a)	Mexican Guarantee (Fianza);

(b)	Mexican Amended and Restated Mortgage Agreement (Convenio Modificatorio y de Reexpresión al Contrato de Hipoteca) with respect to Real Estate Property (First Priority);

(c)	Mexican Amended and Restated Mortgage Agreement (Convenio Modificatorio y de Reexpresión al Contrato de Hipoteca) with respect to Mining Concessions (First Priority) (re: San Dimas);

(d)	Mexican Amended and Restated Mortgage Agreement (Convenio Modificatorio y de Reexpresión al Contrato de Hipoteca) with respect to Mining Concessions (First Priority) (re: Ventanas);

(e)	Mexican Amended and Restated Non Possessory Pledge Agreement (Prenda sin Transmisión de Posesión; Asset Pledge) with respect to PEM’s Assets (First Priority);

(f)

Mexican Amended and Restated Share Pledge Agreement (Convenio Modificatorio y de Reexpresión al Convenio Modificatorio y de Reexpresión al Contrato de Prenda sobre Acciones) with respect to shares held by PEM and ELA in Primero Compania Minera, S.A. de C.V. (First Priority);

(g)

Mexican Amended and Restated Share Pledge Agreement (Convenio Modificatorio y de Reexpresión al Contrato de Prenda sobre Acciones) with respect to shares held by PEM and ELA in Primero Servicios Mineros, S.A. de C.V. (First Priority);

(h)

Mexican Share Pledge Agreement (Contrato de Prenda sobre Acciones) with respect to shares held by PEM and Primero Servicios Mineros, S.A. de C.V. in Primero Auxiliares de Administración, S.A. de C.V. (First Priority); and

(i)

Mexican Share Pledge Agreement (Contrato de Prenda sobre Acciones) with respect to shares held by PEM and Cuauhtémoc Federico Simental Loera in Primero Transportes Aéreos, S.A. de C.V. (First Priority).

San Anton Resource Corporation (“SARC”)

(a)	Guarantee;

(b)	General Security and Pledge Agreement; and

Credit Agreement - Primero Mining

(c)	Mexican Share Pledge Agreement (Contrato de Prenda sobre Acciones) with respect to shares held by SARC and Cerro in Kings (First Priority).

Cerro Resources Pty Ltd. (“Cerro”)

(a)	Mexican Share Pledge Agreement (Contrato de Prenda sobre Acciones) with respect to shares held by Cerro and SARC in Kings (First Priority).

Kings-San Anton, S.A. de C.V. (“Kings”)

(a)	Mexican Guarantee (Fianza);

(b)	Mexican Share Pledge Agreement (Contrato de Prenda sobre Acciones) with respect to shares held by Kings and the Borrower in SAM (First Priority); and

(c)	Mexican Share Pledge Agreement (Contrato de Prenda sobre Acciones) with respect to shares held by Kings and the Borrower in SAO (First Priority).

San Anton de las Minas, S.A. de C.V. (“SAM”)

(a)	Mexican Guarantee (Fianza);

(b)	Mexican Mortgage Agreement (Contrato de Hipoteca) with respect to Real Estate Property (El Gallo) (First Priority); and

(c)	Mexican Non Possessory Pledge Agreement (Prenda sin Transmisión de Posesión; Asset Pledge) with respect to Mining Concessions (El Gallo) (First Priority).

San Anton del Oro, S.A. de C.V. (“SAO”)

(a)	Mexican Guarantee (Fianza); and

(b)	Mexican Mortgage Agreement (Contrato de Hipoteca) with respect to Real Estate Property (El Gallo) (First Priority).

Credit Agreement - Primero Mining

SCHEDULE J
QUALIFIED AFFILIATE INSTRUMENT OF ADHESION

TO:	BANK OF MONTREAL, as Administrative Agent

AND TO:	THE OTHER PARTIES TO THE CREDIT AGREEMENT REFERRED TO BELOW

Reference is made to the credit agreement dated as of May 23, 2014 by and among, inter alia, Primero Mining Corp., as Borrower, the Lenders who may from time to time be parties thereto, and Bank of Montreal, as Administrative Agent (such credit agreement, as amended, modified, supplemented, replaced or restated from time to time, being the “Credit Agreement”. The terms defined therein and not otherwise defined herein being used herein as therein defined).

WHEREAS the Credit Agreement provides that an Affiliate of a Lender may become a Qualified Affiliate under the Credit Agreement if it executes this instrument and delivers it to the Administrative Agent;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the undersigned, the undersigned hereby represents, warrants and covenants as follows:

1.

By executing this instrument, the undersigned hereby covenants and agrees to be bound by the terms and conditions of the Credit Agreement as a Qualified Affiliate, including all amendments, supplements and additions thereto, deletions therefrom and restatements thereof, solely as relates to the terms and conditions set forth in Article 14 of the Credit Agreement.

2.	The undersigned hereby acknowledges that it has been provided with a copy of the Credit Agreement.

DATED this ______day of ____________, ______.

[INSERT NAME OF QUALIFIED
AFFILIATE]

By:
Name:
Title:

Credit Agreement - Primero Mining

SCHEDULE K
EJIDOS LITIGATION

FILE No. 176/2008 FOURTH CIVIL COURT

PLAINTIFF: Guarisamey Ejido, San Dimas Municipality, Durango.

DEFENDANT: James W. Swent and the person in charge of the Public Property Registry in Tayoltita, San Dimas. It appears that the deeds to the property (dated in the 1930s) identify James W. Swent as the owner. James W. Swent is deceased.

COMMENTS: The initial proceeding was brought without the knowledge of Desarollos Mineros San Luis S.A. de C.V., the legal owner of the property at the time, and resulted in an initial order in favour of the plaintiff. The order covers land with an area of 1,254 hectares. The order was based on a deed made on behalf of Mr. James W. Swent, registered on June 24, 1932. In the side notes of the public deeds there are no notations indicating that the plaintiff is the owner of the property. Based on a map provided to the court by the Ejido, the notary public established a new public deed covering 1,890 hectares, showing the Guarisamey Ejido as the owner. This land is important since it contains several roads, part of the Tayoltita’s airstrip and the powder magazine.

PEM will have to initiate a lawsuit to reverse the order in favour of the Guarisamey Ejido. Currently PEM is gathering facts. One important finding is that the 1,890 hectares of land covered by the new deed is the historical home of the Ejido Las Huertas, which casts the legitimacy of the Guarisamey Ejido’s claim into question.

File No. 797/2009 Seventh District Agricultural Court in Durango

PLAINTIFF: San Dimas Ejido.

DEFENDANT: Desarrollos Mineros San Luis, S.A. de C.V.

COMMENTS: The Ejidos sued Desarrollos Mineros San Luis, S.A. de C.V. claiming restitution of about 507 hectares located in an area known as “La Abra”, based on their interpretation of a presidential decree granting the Ejidos the right to use the land. The Ejidos also offered file No. 264/2010 (see below) as evidence, although the land claimed in each case is different. Desarrollos Mineros San Luis, S.A. de C.V. responded to the claim, offering a different interpretation of the presidential decree and calling Maderera Industrial San Dimas, another of Goldcorp’s subsidiaries, to the trial because Maderera Industrial San Dimas used to be the owner of part of the claimed land.

The court resolved in favor of Desarrollos Mineros San Luis, S.A. de C.V. in March, 2013.

Credit Agreement - Primero Mining

FILE No. 264/2010 FOURTH CIVIL COURT

PLAINTIFF: Guamúchil Ejido, San Dimas Municipality, Durango State.

DEFENDANT: San Luis Mining Company (“SLMC”) and the person in charge for the Public Property Registry in Tayoltita, Durango.

COMMENTS: The trial started in 2010, approximately the same time as Primero was acquiring the San Dimas mine. The Ejido is claiming to own the land through the concepts of “adverse possession” or “acquisition by prescription”, which are methods of acquiring ownership rights to property, against the owner and other third parties, through possession of the property for an uninterrupted period of time. Under the Agrarian Law in Mexico “prescriptive rights” can be used to acquire ownership to property. The Guamúchil Ejido is claiming approximately 5,000 hectares of land known as “San Dimas” and “Lechuguilla”, which according to the Ejido were included in a public deed dated on May 10, 1899 that identified SLMC as the owner. The 1899 deed is still legally active in the Public Property Registry in Tayoltita. Primero’s attorneys are unable to ascertain at this time whether SLMC is an existing legal entity.

Since PEM is not a party to the proceeding, PEM has been advised to allow the proceeding to conclude and, in the event that the decision is in favour of the Ejido, to seek an annulment on the basis that it is in possession of the property and is the legitimate owner. If these legal proceedings (or any subsequent challenges to them) are not decided in favour of PEM, then the San Dimas mine could face higher operating costs associated with agreed or mandated payments that would be payable to the local Ejidos in respect of use of the properties.

FILE No. 477/2010 FOURTH CIVIL COURT.

PLAINTIFF: Guarizamey Ejido, San Dimas Municipality, Durango State.

DEFENDANT: James W. Swent and the person in charge of the Public Property Registry in Tayoltita, San Dimas (see note above in File No 176/2008 regarding James W. Swent).

COMMENTS: The Ejido is claiming “acquisition by prescription” (see File No 264/2010 above) of the land that configures Guarizamey, municipality of San Dimas of this State, with an area of 634 hectares. The action was brought against James W. Swent as he appears as the owner in a public deed dated in 1899 (this claim is similar to File No 264/2010). The 1899 public deed does not have any boundaries to define where the piece of land known as Guarizamey is located, but the Ejido maintain it is within Primero’s properties. Since Mr. Swent couldn’t respond to the suit (as he is deceased) he was found to be in contempt of court.

Since PEM is not a party to the proceeding it has been advised to allow the proceeding to conclude and, in the event that the decision is in favour of the Ejido, to seek an annulment on the basis that it is in possession of the property and is the legitimate owner. If these legal proceedings (or any subsequent challenges to them) are not decided in favour of PEM, then the San Dimas mine could face higher operating costs associated with agreed or mandated payments that would be payable to the local Ejidos in respect of use of the properties.

Credit Agreement - Primero Mining

Execution Version

FIRST AMENDING AGREEMENT AND CONSENT

THIS AGREEMENT made as of the 22nd day of December, 2014.

BETWEEN:

PRIMERO MINING CORP, a corporation existing under the
laws of the Province of British Columbia

(herein called the “Borrower”)

- and -

BANK OF MONTREAL, a Canadian chartered bank

(herein called the “Administrative Agent”)

- and-

BANK OF MONTREAL and BANK OF NOVA SCOTIA

(herein called the “Lenders” and individually, a “Lender”)

WHEREAS the Borrower and the Administrative Agent entered into a credit agreement made as of May 23, 2014 (the “Credit Agreement”) and pursuant to which the Lenders established a certain credit facility in favour of the Borrower;

AND WHEREAS the parties hereto wish to amend certain provisions of the Credit Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements contained herein, the parties covenant and agree as follows:

ARTICLE 1
DEFINED TERMS

1.1          Capitalized Terms. All capitalized terms which are used herein without being specifically defined herein shall have the meaning ascribed thereto in the Credit Agreement as amended hereby.

ARTICLE 2
AMENDMENTS

2.1          General Rule. Subject to the terms and conditions herein contained, the Credit Agreement is hereby amended to the extent necessary to give effect to the provisions of this agreement and to incorporate the provisions of this agreement into the Credit Agreement.

First Amending Agreement and Consent

2.2          Tangible Net Worth. Section 11.1(a) of the Credit Agreement is hereby amended by deleting the reference therein to “U.S.$763,419,000” and replacing it with “U.S.$684,250,000”.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1          Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this agreement, the Borrower hereby represents and warrants to the Lenders and the Administrative Agent that the representations and warranties of the Borrower which are contained in Section 10.1 of the Credit Agreement, are true and correct. The Borrower hereby represents and warrants that no Default has occurred and is continuing.

ARTICLE 4
CONDITIONS PRECEDENT TO EFFECTIVENESS OF AGREEMENT

4.1          Conditions Precedent. This agreement shall not be effective until (i) the parties hereto shall have executed and delivered this agreement and (ii) each Obligor has entered into a confirmation of the Credit Documents to which it is a party, in form and substance satisfactory to the Lenders.

ARTICLE 5
MISCELLANEOUS

5.1          Future References to the Credit Agreement. On and after the date of this agreement, each reference in the Credit Agreement to “this agreement”, “hereunder”, “hereof”, or words of like import referring to the Credit Agreement, and each reference in any related document to the “Credit Agreement”, “thereunder”, “thereof”, or words of the like import relating to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. The Credit Agreement, as amended hereby, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

5.2          Governing Law. This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

5.3          Enurement. This agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

5.4          Conflict. If any provision of this agreement is inconsistent or conflicts with any provision of the Credit Agreement, the relevant provision of this agreement shall prevail and be paramount.

5.5          Counterparts. This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same agreement. Delivery of an executed signature page of this agreement by facsimile transmission or by e-mail in pdf format shall be as effective as delivery of a manually executed counterpart thereof.

First Amending Agreement and Consent

5.6          Consent. Pursuant to a request letter from the Borrower addressed to the Administrative Agent scheduled hereto as Exhibit 1, the Borrower has requested that the Lenders consent to the partition and conveyance (the “Proposed Conveyance”) of certain real property interests constituting Secured Assets (the “Tayoltita Lands”) and the release of such Secured Assets from the Security. Pursuant to Section 11.3(c) of the Credit Agreement, the Proposed Conveyance is, absent the written consent of the Majority Lenders, a prohibited transaction. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lenders hereby (i) consent to the Proposed Conveyance and (ii) authorize the Administrative Agent to execute and deliver a direction, concurrently with or subsequent to the execution and delivery of an identical direction by each other Secured Creditor (as defined in the Intercreditor Agreement), all in accordance with Section 3.6 of the Intercreditor Agreement, to direct the Mexican Collateral Agent execute a release and discharge of the Security over the Tayoltita Lands.

5.7          Confirmation of Security. The Borrower confirms and agrees that the Liens and other obligations expressed to be created under or pursuant to each Security Document to which it is a party shall be binding upon the Borrower and its collateral (as described in each such Security Document) shall be unaffected by and shall continue in full force and effect notwithstanding the amendment of the Credit Agreement as constituted hereby and the execution and delivery and effectiveness of this Agreement shall not in any manner whatsoever reduce, release, discharge, impair or otherwise prejudice or change the rights of the Finance Parties arising under, by reason of or otherwise in respect of such Liens and other obligations constituted by each such Security Document. For the avoidance of doubt, the Borrower hereby confirms that each Security Document to which it is a party secures its Secured Obligations and that each such Security Document continues in full force and effect.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

First Amending Agreement and Consent

IN WITNESS WHEREOF the parties hereto have executed this agreement.

PRIMERO MINING CORP.

First Amending Agreement and Consent

BANK OF MONTREAL, as Administrative
Agent

BANK OF MONTREAL, as Lender

First Amending Agreement and Consent

THE BANK OF NOVA SCOTIA, as Lender

Ursl Amending Agreement and Consent

EXHIBIT 1
PRIMERO CONSENT REQUEST LETTER

(See attached)

First Amending Agreement and Consent

PRIMERO

PRIMERO MINING CORP.
Suite 1640, One Bentall Centre
505 Burrard Street,
Vancouver, BC V7X 1M6

T 604 669 0040 F 604 669 0014
Primeromining.com

December 2, 2014

Derek Tovich
Director Corporate Banking
BMO Capital Markets
100 King Street West, 4th Floor, Toronto, ON M5X 1H3

Re: Tayoltita lands

Dear Derek,

Further to our previous correspondence, we request the consent of the Lenders under the May 23, 2014 Credit Agreement to transfer title to certain parcels of land at Tayoltita, Mexico, to the occupants of those parcels of land. The parcels of land have negligible value and are not relevant to the mining operation at San Dimas.

Background

More than 300 families (the "Families") in the San Dimas area have been living in homes situated on plots of land owned by Primero. This situation pre-dates Primero's acquisition of the San Dimas mine, and evolved over a period of more than 15 years with the knowledge or express consent of prior owners of the mine. Primero acquired these lands as part of its acquisition of the San Dimas mine in 2010 and would like to address the interests of these families and the community as a whole by formally transferring title to the properties to them. Most, if not all of these Families believe they already have legal title to the land, or that they are entitled to have such legal title registered in their own names. Their understanding arises from commitments, assurances or agreements, largely verbal, from representatives of prior owners of the San Dimas mining complex, e.g., from the human resources department or senior managers. It is important to understand that these people are not mere 'squatters' - they established their homes in these places believing they had a legitimate right to do so. Most of these Families have family members who work, or in the past worked, at the San Dimas mine.

The land on which the Families are living was never partitioned into lots; it is part of six larger parcels of land. In order to achieve the objective of transferring title to the Families, we will first need to partition the land to be transferred, following which we can complete the transfers to individual Families. As part of this process, there will be certain plots of the same quality (i.e., of no value for mining or exploration purposes), that Primero proposes to reserve for future use for similar purposes. Primero has determined that these lands are of immaterial value from a mining and exploration perspective, and that they have negligible commercial value (<MXP 115,000). Moreover, transferring title to these properties will mitigate Primero's exposure to issues associated with aging housing by clearly shifting the obligation of maintenance to the owner/occupiers.

DM_TOR/267131.00028/7597614.2 First Amending Agreement and Consent

While Primero did not create this system of informal home ownership, we are strongly of the view that it is in the interests of these Families, and the interests of the local community broadly, to provide these Families with legal title to their homes. Transferring title to the individual Families meets with their reasonable expectation and reflects Primero's commitment to the local community.

We require the Lenders' consent, first to partition the lots, and then to release the security so that title can be transferred. We are working with Silver Wheaton and Goldcorp to release their security interests as well.

Attached are the following documents:

1. PDF map showing the 6 lots that we are intending to divide. Each lot has been identified with a number 1 to 6. Please note that the areas 1 and 6 although being next to one another, are documented in separate deeds, thus the reason for showing them as two distinct areas to be divided.
2. PDF map which shows only the 6 lots in a blank document. This map is for reference purposes only.
3. An Excel spread sheet that shows the boundaries and coordinates for each lot.

If you have any questions regarding this request, please contact me in writing or at my office phone number (604-669-0032). Thank you for your attention to this matter.

Yours truly,

David Blaiklock,
Executive Advisor
Primero Mining Corp.

c.c. Wendy Kaufman, CFO Primero Mining Corp.
c.c. Maria Virginia Anzola, Director of Legal, Latin America, Primero Mining Corp.

DM_TOR/267131.00028/7597614.2 First Amending Agreement and Consent

First Amending Agreement and Consent

First Amending Agreement and Consent

CUADRO DE CONSTRUCCION

	Vertice	X	Y	Area	Colindancias-Referncia
	1	421273.709	2665106.24		
	2	421658.544	2665223.5		
	3	421808.565	2665099.72		
	4	422063.52	2664982.32		
	5	422087.557	2664883.44		
	6	422054.324	2664787.2		
FIG-1	7	422068.641	2664666	312480.7984	Al W bocamina San Frncisco
	8	422055.473	2664643.92		
	9	421867.206	2664517.77		
	10	421781.763	2664560.52		
	11	421436.47	2664904.25		
	12	421273.709	2665106.24		
	1	422137.357	2665047.42		
	2	422761.527	2665190.18		
	3	422870.389	2664840.98		
	4	422703.509	2664815.97		
	5	422645.191	2664816.2		
	6	422624.491	2664796.36		
	7	422621.269	2664783.05		
FIG-2	8	422654.265	2664766.22	241130.915	Al W bocamina Tunel Treviño
	9	422673.991	2664703.06		
	10	422414.122	2664687.32		
	11	422426.824	2664710.18		
	12	422424.29	2664747.13		
	13	422393.631	2664764.23		
	14	422272.758	2664790.88		
	15	422122.997	2664889.65		
	16	422137.357	2665047.42		
	1	422779.542	2664709.52		
	2	422599.124	2664594.1		
	3	422457.524	2664547.42		
	4	422444.416	2664581.82		
FIG-3	5	422410.086	2664571.86	42490.992	Al S Aeródromo
	6	422405.442	2664579.79		
	7	422303.706	2664564.88		
	8	422278.045	2664568.84		
	9	422263.625	2664607.35		
	10	422407.08	2664674.65		
	11	422413.834	2664686.8		

DM_TOR/267131.00028/7597614.2 First Amending Agreement and Consent

12	422779.542	2664709.52		
	1	422255.821	2664317.58		
	2	422365.196	2664362.86		
	3	422453.308	2664260.33		
	4	422575.875	2664387.11		
	5	422612.682	2664464.72		
	6	422633.351	2664480.73		
	7	422713.669	2664531.97		
	8	422801.849	2664466.1		
	9	422599.915	2664377.79		
FIG-4	10	422553.063	2664080.74	221664.563	Al N Aeródromo
	11	422617.632	2663821.47		
	12	422617.632	2663701.29		
	13	422510.273	2663586.6		
	14	422356.493	2663631.06		
	15	422292.044	2663912.9		
	16	422268.769	2664127.8		
	17	422276.136	2664149.19		
	18	422294.551	2664234.3		
	19	422255.821	2664317.58		
	1	423636.905	2665075.45		
	2	423572.821	2664840.88		
	3	423613.383	2664779.15		
	4	423623.302	2664692.83		
	5	423652.227	2664692.83		
	6	423707.102	2664816.94		
FIG-5	7	423752.157	2664816.94	182278.124	Al N Tunel Santa Rita
	8	423847.177	2664997.89		
	9	423924.882	2664998		
	10	423929.579	2664598.44		
	11	423475.803	2664598.44		
	12	423251.249	2664860.34		
	13	423636.905	2665075.45		
	1	421847.497	2664527.5		
	2	422009.877	2664662.4		
FIG-6	3	422068.641	2664666	7359.8099	Al S Planta de Beneficio
	4	422055.473	2664643.92		
	5	421867.206	2664517.77		
	6	421847.497	2664527.5		

DM_TOR/267131.00028/7597614.2 **First Amending Agreement and Consent**

SECOND AMENDING AGREEMENT

THIS AGREEMENT made as of the 5th day of February, 2015.

BETWEEN:

PRIMERO MINING CORP, a corporation existing under the
laws of the Province of British Columbia

(herein called the “Borrower”)

- and -

BANK OF MONTREAL, a Canadian chartered bank

(herein called the “Administrative Agent”)

- and-

BANK OF MONTREAL and BANK OF NOVA SCOTIA

(herein called the “Lenders” and individually, a “Lender”)

WHEREAS the Borrower and the Administrative Agent entered into a credit agreement made as of May 23, 2014 (as amended pursuant to a first amending agreement dated December 22, 2014, the “Credit Agreement”) and pursuant to which the Lenders established a certain credit facility in favour of the Borrower;

AND WHEREAS the parties hereto wish to amend certain provisions of the Credit Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements contained herein, the parties covenant and agree as follows:

ARTICLE 1
DEFINED TERMS

1.1          Capitalized Terms. All capitalized terms which are used herein without being specifically defined herein shall have the meaning ascribed thereto in the Credit Agreement as amended hereby.

Second Amending Agreement

ARTICLE 2
AMENDMENTS

2.1          General Rule. Subject to the terms and conditions herein contained, the Credit Agreement is hereby amended to the extent necessary to give effect to the provisions of this agreement and to incorporate the provisions of this agreement into the Credit Agreement.

2.2          Definitions. Section 1.1 of the Credit Agreement is hereby amended as follows:

(a)	The following new definitions added in alphabetical order:

“Convertible Debentures” means the 5.75% convertible unsecured subordinated debentures issued or to be issued by the Borrower (i) on terms substantively similar, in the opinion of the Lenders, acting reasonably, to those terms set forth in the preliminary short form prospectus dated January 26, 2015 of the Borrower, and (ii) pursuant to the Debenture Indenture in the aggregate principal amount of amount of up to $75,000,000 (or up to $86,250,000 if the over-allotment option referred to in such short form prospectus is exercised in full) and which mature on or after February 28, 2020.

“Debenture Indenture” means the debenture indenture to be dated on or about February 9, 2015 among the Borrower, as issuer and Computershare Trust Company of Canada, as trustee and pursuant to which the Convertible Debentures will be issued.”

(b)	the definition of “Permitted Indebtedness” is hereby deleted in its entirety and replaced by the following:

“Permitted Indebtedness” means any one or more of the following:

(a)	the Secured Obligations;

(b)

Indebtedness of the Obligors arising under Capital Leases and Purchase Money Indebtedness of the Obligors; provided that, at any particular time, the aggregate amount of such Indebtedness does not exceed $10,000,000;

(c)

Indebtedness of the Obligors under Other Capital Leases provided that, at any particular time, the aggregate amount of such Indebtedness does not exceed $30,000,000 (for the avoidance of doubt, such amount being in excess to the amount referenced in paragraph (b), above);

(d)

at all times that the Intercreditor Documents remain in full force and effect, Indebtedness of the Obligors existing at the date hereof including Indebtedness under the SLW Silver Purchase Agreement, the Borrower Silver Purchase Guarantee, the PEM Silver Purchase Guarantee and the Goldcorp Indemnity Agreement;

(e)

vendor-take-back Indebtedness incurred pursuant to a Permitted Acquisition which has no recourse to any entity which has any direct or indirect ownership interest in the San Dimas Mine and where the recourse of such Indebtedness is limited to (i) the acquired assets, (ii) the acquired entity, or (iii) the relevant Obligor’s equity interest in the acquired entity, in each case provided that the Borrower has provided evidence satisfactory to the Lenders that (x) no Default or Event of default has occurred and is continuing at the time of or would arise as a result of the incurring of such Indebtedness and (y) the Borrower would be in compliance with all of the financial covenants in Section 11.1 on a pro forma basis after giving effect to the incurring of such Indebtedness;

Second Amending Agreement

(f)	at all times that the Postponement and Subordination Undertaking remains in full force and effect, Indebtedness of the Obligors to any other Obligor or to any other Company;

(g)	trade payables and other accrued liabilities of the Obligors incurred in the ordinary course of business and payable in accordance with customary practices;

(h)	an unsecured overdraft facility in the maximum amount of $10,000,000 obtained in the ordinary course of business;

(i)

unsecured Risk Management Agreements with non-Lenders obtained in the ordinary course of business, including any guarantees given in relation to the same; provided that, at any particular time, the aggregate amount of such Indebtedness under such unsecured Risk Management Agreements does not exceed $10,000,000;

(j)	at all times that the Sandstorm Subordination Agreement remains in full force and effect, Indebtedness of Primero Gold under the Sandstorm Gold Purchase Agreement;

(k)	any guarantee or indemnity in respect of Permitted Indebtedness; and

(l)

Indebtedness which in the aggregate does not exceed $200,000,000 incurred under: (i) the Convertible Debentures; and (ii) any other unsecured instrument(s) or contract(s) for borrowed money or Indebtedness not referred to in clauses (a) to (k) above which does not have a maturity or any scheduled repayment due prior to the third anniversary of the Maturity Date and is otherwise on terms no more onerous than the Secured Obligations;

in each case, provided that no Default or Event of Default has occurred and is continuing at the time of the incurrence of such Indebtedness or would arise immediately after the incurrence of such Indebtedness.

(c)	the definition of “Restricted Payment” is hereby amended by adding the following paragraph immediately after paragraph (c) thereof:

“For greater certainty, neither (i) the payment of cash in lieu of the delivery of any fractional common share by the Borrower in connection with any conversion, redemption or repayment upon maturity of the Convertible Debentures from time to time, nor (ii) the delivery of common shares or other similar equity securities by the Borrower in connection with any conversion, retirement, redemption, repurchase or repayment of, or payment of interest on, the Convertible Debentures from time to time will constitute a Restricted Payment.”

Second Amending Agreement

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1          Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this agreement, the Borrower hereby represents and warrants to the Lenders and the Administrative Agent that the representations and warranties of the Borrower which are contained in Section 10.1 of the Credit Agreement, are true and correct on each of the date hereof and the date of the effectiveness of the amendment contemplated in Article 2, as if made on the date hereof and the date of the effectiveness of the amendment contemplated in Article 2, respectively. The Borrower hereby represents and warrants that no Default has occurred and is continuing nor will a Default arise as a result of the execution and delivery of this agreement or the incurrence of the Indebtedness under the Convertible Debentures.

ARTICLE 4
CONDITION PRECEDENT TO EFFECTIVENESS OF AGREEMENT

4.1          Condition Precedent. This agreement shall not be effective until (i) the parties hereto shall have executed and delivered this agreement and (ii) the Convertible Debentures (as defined in Section 2.2(a) above) are first issued by the Borrower.

ARTICLE 5
MISCELLANEOUS

5.1          Future References to the Credit Agreement. On and after the date of this agreement, each reference in the Credit Agreement to “this agreement”, “hereunder”, “hereof”, or words of like import referring to the Credit Agreement, and each reference in any related document to the “Credit Agreement”, “thereunder”, “thereof”, or words of the like import relating to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. The Credit Agreement, as amended hereby, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

5.2          Governing Law. This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

5.3          Enurement. This agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

5.4          Conflict. If any provision of this agreement is inconsistent or conflicts with any provision of the Credit Agreement, the relevant provision of this agreement shall prevail and be paramount.

5.5          Counterparts. This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same agreement. Delivery of an executed signature page of this agreement by facsimile transmission or by e-mail in pdf format shall be as effective as delivery of a manually executed counterpart thereof.

Second Amending Agreement

[REMAINDER OF PAGE INTENTIONALLY BLANK]

Second Amending Agreement

IN WITNESS WHEREOF the parties hereto have executed this agreement.

PRIMERO MINING CORP.

Second Amending Agreement

BANK OF MONTREAL, as Administrative
Agent

BANK OF MONTREAL, as Lender

Second Amending Agreement

THE BANK OF NOVA SCOTIA, as Lender

Second Amending Agreement

PRIMERO MINING CORP.

By: ______________________
Name: WENDY KAUFMAN
Title: CFO

By: ______________________
Name:
Title:

Acknowledged and agreed to by:

SAN ANTON RESOURCE CORPORATION

By: ______________________
Name:
Title:

By: ______________________
Name:
Title:

KINGS-SAN ANTON, S.A. DE C.V.

By: ______________________
Name:
Title:

By: ______________________
Name:
Title:

Third Amending Agreement

PRIMERO MINING CORP.

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

Acknowledged and agreed to by:

SAN ANTON RESOURCE CORPORATION

By: ______________________________
Name: H. Maura Lendon
Title: Secretary

By: ______________________________
Name:
Title:

KINGS-SAN ANTON, S.A. DE C.V.

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

Third Amending Agreement

PRIMERO MINING CORP.

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

Acknowledged and agreed to by:

SAN ANTON RESOURCE CORPORATION

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

KINGS-SAN ANTON, S.A. DE C.V.

By: [signature]
Name: Louis Toner
Title: VP Project Development & Construction

By: ______________________________
Name:
Title:

Third Amending Agreement

- 5 -

By: [signature]
Name: Louis Toner
Title: VP Project Development & Construction

By: ______________________
Name:
Title:

SAN ANTON DEL ORO, S.A. DE C.V.

By: [signature]
Name: Louis Toner
Title: VP Project Development & Construction

By: ______________________
Name:
Title:

PRIMERO EMPRESA MINERA, S.A. DE C.V.

By: [signature]
Name: Louis Toner
Title: VP Project Development & Construction

By: ______________________
Name:
Title:

Third Amending Agreement

- 6 -

SILVER TRADING (BARBADOS) LIMITED

By: [signature]
Name: WENDY KAUFMAN
Title: DIRECTOR.

By: ______________________________
Name:
Title:

PRIMERO MINING LUXEMBOURG

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

Third Amending Agreement

- 6 -

SILVER TRADING (BARBADOS) LIMITED

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

PRIMERO MINING LUXEMBOURG

By: ______________________________
Name: Wade Nesmith
Title: Director

By: ______________________________
Name:
Title:

Third Amending Agreement

BANK OF MONTREAL, as Administrative Agent

By: R. Wright
Name:
Title:
Robert H. Wright
Director

By: ______________________
Name:
Title:

BANK OF MONTREAL, as Lender

By: R. Wright
Name:
Title:
Robert H. Wright
Director

By: ______________________
Name:
Title:

Third Amending Agreement

THE BANK OF NOVA SCOTIA, as Lender

By: _[signature]_
Name: Carla Deeks
Title: Director

By: _[signature]_
Name: Patricia Cornes. Banner
Title: Associate Director

Third Amending Agreement

Execution Version

FOURTH AMENDING AGREEMENT

THIS AGREEMENT made as of the 28th day of December, 2016.

BETWEEN:

PRIMERO MINING CORP, a corporation existing under the
laws of the Province of British Columbia

(herein called the “Borrower”)

- and -

BANK OF MONTREAL, a Canadian chartered bank

(herein called the “Administrative Agent”)

- and-

BANK OF MONTREAL and BANK OF NOVA SCOTIA

(herein called the “Lenders” and individually, a “Lender”)

WHEREAS the Borrower and the Administrative Agent entered into a credit agreement made as of May 23, 2014 (as amended pursuant to a first amending agreement dated December 22, 2014, a second amending agreement dated February 5, 2015 and a third amending agreement dated December 31, 2015, the “Credit Agreement”) and pursuant to which the Lenders established a certain credit facility in favour of the Borrower;

AND WHEREAS the parties hereto wish to amend certain provisions of the Credit Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements contained herein, the parties covenant and agree as follows:

ARTICLE 1
DEFINED TERMS

1.1	Capitalized Terms.

All capitalized terms which are used herein without being specifically defined herein shall have the meaning ascribed thereto in the Credit Agreement as amended hereby.

Fourth Amending Agreement

ARTICLE 2
AMENDMENTS

2.1	General Rule.

Subject to the terms and conditions herein contained, the Credit Agreement is hereby amended to the extent necessary to give effect to the provisions of this agreement and to incorporate the provisions of this agreement into the Credit Agreement.

2.2	Defined Terms.

Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions in alphabetical order:

““Cash on Hand” means, at any particular time, the aggregate amount of the Borrower’s unrestricted Cash at such time (for the avoidance of doubt, Cash secured by the Security Documents shall be considered unrestricted Cash).

“CIM Definition Standards” means definition standards on mineral resources and reserves established by the Canadian Institute of Mining, Metallurgy and Petroleum, as updated from time to time.

“Life of Mine” means, in respect of each of the San Dimas Mine and/or the Black Fox Mine, as applicable, the period during which all Reserves and Resources at each such mine as reported in the Borrower’s most recent reserve statement or mine plan or other project description filed from time to time with Official Bodies in respect of such mine is projected to be extracted through planned mining activities at or in connection with such mine.

“Mine Plan” means (i) in respect of the San Dimas Mine and/or the Black Fox Mine, as applicable, the individual mine plan in form and substance satisfactory to the Lenders, acting reasonably, for such mine’s relevant Life of Mine and (ii) the consolidated annual budget of the Borrower for such mine which shall include projected exploration and corporate expenses (including sales, general and administrative expenses), delivered by or on behalf of the Borrower to the Lenders.

“Reserves” means “Proven Mineral Reserves” and “Probable Mineral Reserves” as such terms are defined in the CIM Definition Standards.

“Resources” means “Measured Mineral Resources” and “Indicated Mineral Resources” as such terms are defined in the CIM Definition Standards.”

2.3	Tangible Net Worth.

Section 11.1(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

Fourth Amending Agreement

“(a)	Tangible Net Worth. The Borrower shall at all times maintain Tangible Net Worth in an amount greater than or equal to the greater of

(i)

U.S. $586,000,000 less an amount equal to 115% of the impairment charge, if any, booked by the Borrower in accordance with GAAP in respect of its fixed assets for the Fiscal Year ending December 31, 2016; and

(ii)	U.S. $340,000,000

plus (in either case) 50% of the aggregate positive Net Income for the Fiscal Quarters during the period from January 1, 2017 to the last day of the Fiscal Quarter which has been most recently completed at such time. For the purpose of the foregoing, if the Net Income for a particular Fiscal Quarter is negative, the Net Income for such Fiscal Quarter shall be deemed to be zero.”

2.4	Total Net Debt Leverage Ratio.

Section 11.1(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(b)	Total Net Debt Leverage Ratio. The Borrower shall at all times maintain the Total Net Debt Leverage Ratio in an amount less than or equal to

(i)	3.50 to 1 at all times up to and including the Fiscal Quarter ending September 30, 2016;

(ii)	4.25 to 1 at all times during the Fiscal Quarter ending December 31, 2016; and

(iii)	3.50 to 1 at all times thereafter from and including March 31, 2017 and shall calculate such ratio as at the last day of each Fiscal Quarter.”

2.5	Senior Net Debt Leverage Ratio.

Section 11.1(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(c)	Senior Net Debt Leverage Ratio. The Borrower shall at all times maintain the Senior Net Debt Leverage Ratio in an amount less than or equal to

(i)	2.0 to 1 at all times up to and including the Fiscal Quarter ending September 30, 2016;

(ii)	2.50 to 1 at all times during the Fiscal Quarter ending December 31, 2016; and

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(iii)	2.0 to 1 at all times thereafter from and including March 31, 2017 and shall calculate such ratio as at the last day of each Fiscal Quarter.”

2.6	Mine Plans.

The following new Section 11.2(u) of the Credit Agreement is hereby added immediately following Section 11.2(t):

“Mine Plans. The Borrower shall, on or before January 31, 2017, deliver to the Administrative Agent a Mine Plan in respect of each of the San Dimas Mine and the Black Fox Mine.”

2.7	Conditions Precedent to All Credit.

(a)	Section 12.1(b) is hereby amended by deleting the reference to “and”;

(b)	Section 12.1(c) is hereby amended by deleting the reference “.” and replacing it with “; and”.

(c)	the following new Section 12.1(d) of the Credit Agreement is hereby added immediately following Section 12.1(c):

“(d)	the Borrower shall have provided satisfactory evidence to the Administrative Agent, acting reasonably, that it has less than, or will have less than, $15,000,000 Cash on Hand on the date such credit is requested to be extended.”

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties.

To induce the Lenders and the Administrative Agent to enter into this agreement, the Borrower hereby represents and warrants to the Lenders and the Administrative Agent that the representations and warranties of the Borrower which are contained in Section 10.1 of the Credit Agreement, are true and correct on each of the date hereof and the date of the effectiveness of the amendment contemplated in Article 2, as if made on the date hereof and the date of the effectiveness of the amendment contemplated in Article 2, respectively. The Borrower hereby represents and warrants that no Default has occurred and is continuing nor will a Default arise as a result of the execution and delivery of this agreement.

ARTICLE 4
CONDITION PRECEDENT TO EFFECTIVENESS OF AGREEMENT

4.1	Condition Precedent.

This agreement shall not be effective until the parties hereto shall have executed and delivered this agreement.

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ARTICLE 5
MISCELLANEOUS

5.1	Future References to the Credit Agreement.

On and after the date of this agreement, each reference in the Credit Agreement to “this agreement”, “hereunder”, “hereof”, or words of like import referring to the Credit Agreement, and each reference in any related document to the “Credit Agreement”, “thereunder”, “thereof”, or words of the like import relating to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. The Credit Agreement, as amended hereby, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

5.2	Governing Law.

This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

5.3	Enurement.

This agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

5.4	Conflict.

If any provision of this agreement is inconsistent or conflicts with any provision of the Credit Agreement, the relevant provision of this agreement shall prevail and be paramount.

5.5	Counterparts.

This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same agreement. Delivery of an executed signature page of this agreement by facsimile transmission or by e-mail in pdf format shall be as effective as delivery of a manually executed counterpart thereof.

5.6	Confirmation of Finance Documents.

By its acknowledgment, each Obligor confirms and agrees that the Liens and other obligations expressed to be created under or pursuant to each Finance Document to which it is a party shall be binding upon such Obligor and its collateral (as described in each such Security Document) shall be unaffected by and shall continue in full force and effect notwithstanding the amendment of the Credit Agreement as constituted hereby and the execution and delivery and effectiveness of this amendment shall not in any manner whatsoever reduce, release, discharge, impair or otherwise prejudice or change the rights of the Finance Parties arising under, by reason of or otherwise in respect of such Liens and other obligations constituted by each such Finance Document. For the avoidance of doubt, each Obligor hereby confirms that each Security Document to which it is a party secures its Secured Obligations and that each such Security Document continues in full force and effect.

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Fourth Amending Agreement

PRIMERO MINING CORP.

By: ______________________________
Name: Ernest Mast
Title: President & Chief Executive Officer

By: ______________________________
Name: Kevin Jennings
Title: Chief Financial Officer

Acknowledged and agreed to by:

SAN ANTON RESOURCE CORPORATION

By: ______________________________
Name: Kevin Jennings
Title: President

By: ______________________________
Name:
Title:

KINGS-SAN ANTON, S.A. DE C.V.

By: ______________________________
Name: Ernest Mast
Title: Director

By: ______________________________
Name:
Title:

Fourth Amending Agreement

By: ______________________________
Name: Ernest Mast
Title: Director

By: ______________________________
Name:
Title:

SAN ANTON DEL ORO, S.A. DE C.V.

By: ______________________________
Name: Ernest Mast
Title: Director

By: ______________________________
Name:
Title:

PRIMERO EMPRESA MINERA, S.A. DE C.V.

By: ______________________________
Name: Ernest Mast
Title: Director

By: ______________________________
Name:
Title:

Fourth Amending Agreement

SILVER TRADING (BARBADOS) LIMITED

By: ______________________________
Name: Kevin Jennings
Title: Director

By: ______________________________
Name:
Title:

PRIMERO MINING LUXEMBOURG

By: ______________________________
Name: Wade Nesmith
Title: Director

By: ______________________________
Name:
Title:

Fourth Amending Agreement

BANK OF MONTREAL, as Administrative
Agent

By:
Name:
Title:

By:
Name:
Title:

BANK OF MONTREAL, as Lender

By:
Name:
Title:

By:
Name:
Title:

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THE BANK OF NOVA SCOTIA, as Lender

By:
Name:
Title:

By:
Name:
Title:

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ARTICLE 2
AMENDMENTS

2.1 General Rule.

2.2 Defined Terms.

(a) the definition of "**Maturity Date**" is hereby amended by deleting the reference therein to "May 23, 2017" and replacing it with "November 23, 2017"; and

(b) the definition of "**Permitted Dispositions**" is hereby amended by deleting (i) part (d) of such definition and (ii) the word "and" at the end of part (c) of such definition and by adding the word "and" immediately after part (b) of that definition; and

(c) the definition of "**Proceeds of Realization**" is hereby deleted in its entirety and replaced with the following:

"**Juicio de Lesividad**" means the legal claim by the Mexican tax authorities, Servicio de Administración Tributaria ("SAT") seeking to nullify the Advance Pricing Agreement issued by SAT to PEM confirming the appropriate price for paying taxes on PEM's silver sales for the years 2010 to 2014, received by PEM in February, 2016.

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"**SLW Credit Agreement**" means the amended and restated credit agreement dated as of February 27, 2015 between Silver Wheaton Corp., as borrower, the Lenders from time to time named therein and The Bank of Nova Scotia, as administrative agent.

"**SLW Guarantees**" means, collectively, (i) the guarantees to be entered into by each of SLW, SWC and WPM in favour of the Administrative Agent for the benefit of the Finance Parties, in each case form and substance satisfactory to the Administrative Agent, and pursuant to which each such party shall guarantee the Secured Obligations of each Obligor up to a maximum aggregate principal amount of $81,500,000 (which includes, for the avoidance of doubt, all amounts owing under any Cash Management Agreements and/or Risk Management Agreements with the Administrative Agent and other Finance Parties) plus interest, fees and expenses forming part of the Secured Obligations and (ii) the guarantee to be entered into by SW Luxco in favour of the Administrative Agent for the benefit of the Finance Parties, in form and substance satisfactory to the Administrative Agent, guaranteeing the obligations of SLW under its guarantee described in part (i) above.

"**SLW Guarantors**" means Silver Wheaton Corp. ("**SLW**"), Silver Wheaton (Caymans) Ltd. ("**SWC**"), Silver Wheaton Luxembourg SARL ("**SW Luxco**") and Wheaton Precious Metals (Cayman) Co. ("**WPM**") and "**SLW Guarantor**" means any one of the SLW Guarantors, as the context so requires.

"**Subject Entities**" means, collectively, the Obligors and the SLW Guarantors and "**Subject Entity**" means any one of the Subject Entities, as the context so requires."

2.3 Drawdown Notice.

"**4.1 Drawdown Notice**

(a) the date the credit is to be obtained;

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No Drawdown Notice issued hereunder for drawdowns under the Credit Facility in excess of a cumulative aggregate amount of $60,000,000 shall be valid or effective unless countersigned by SLW."

2.4 Representations and Warranties.

Section 10.1(e) of the Credit Agreement is hereby amended by adding "and the Juicio de Lesividad" after "Ejidos Claims".

2.5 Financial Covenants.

2.6 Affirmative Covenants.

Sections 11.2(b)(iii) and (v) of the Credit Agreement are hereby deleted in their entirety and replaced with the following:

"(iii) concurrent with the deliveries of financial statements pursuant to any of clauses (i) and (ii) above, a duly executed and completed Compliance Certificate (which shall include, for the avoidance of doubt, a calculation of its Tangible Net Worth, Total Net Debt Leverage Ratio, the Senior Net Debt Leverage Ratio, and the Interest Coverage Ratio, calculated in each case for the most recently completed Fiscal Quarter as of the last day of such Fiscal Quarter) and, where disclosure in the Perfection Certificate has changed as of such date, an updated Perfection Certificate together with written notification of any change in the information certified in the Perfection Certificate;

(v) within 21 days of each calendar month end, (i) an operating report for each Material Property, (ii) a liquidity report detailing the Borrower's cash on hand and

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working capital, and (iii) a 12 month rolling consolidated cash flow forecast presented monthly for the next 12 month period;"

2.7 Risk Management Agreements.

"(d) **Risk Management Agreements**. Save and except for Risk Management Agreements constituting (i) gold pre-sales not to exceed 20 days ("**Gold Pre-Sales**") and (ii) normal course spot foreign currency exchange transactions, in each case as entered into with a Qualified Risk Management Lender (collectively, the "**Permitted Risk Management Agreements**"), the Borrower covenants and agrees that it shall not, and shall not suffer or permit any other Obligor to, enter into any other Risk Management Agreements. From and including March 30, 2017, the Borrower shall not, and shall not suffer or permit any other Obligor to, enter into any trades or transactions, execute or request any confirmations or otherwise incur any obligations under and pursuant to any Risk Management Agreements, other than the Permitted Risk Management Agreements, without the prior written consent of SLW, which consent may be withheld in SLW's sole discretion."

2.8 Conditions Precedent to All Credit.

2.9 Events of Default.

(i) deleting paragraphs (e), (g), (h) and (p) thereof and replacing them with the following:

(g) any breach of any provision of Section 11.3;

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(ii) by adding the following new paragraphs (u), (v) and (w) thereto:

"(u) the occurrence of an Event of Default (for the purpose of this Section 13.1(u) only, as defined in the SLW Credit Agreement) under the SLW Credit Agreement;

(v) if, by May 15, 2017, any SLW Guarantor has failed to execute and deliver to the Administrative Agent an SLW Guarantee together with an opinion of counsel to each such SLW Guarantor addressed to the Administrative Agent and the Finance Parties relating to the status and capacity of such SLW Guarantor, the due authorization, execution and delivery and the validity and enforceability of the SLW Guarantee to which such entity is a party and such other matters as the Administrative Agent may reasonably request; or

(w) the termination of any SLW Guarantee pursuant to Section 2.15 of any such document at any time that the Secured Obligations remain outstanding."

2.10 Waivers and Amendments.

Section 14.14(a) of the Credit Agreement is hereby amended by adding "SLW," immediately following the reference to "with the prior consent of" in the second line. Section 14.14(b) of the Credit Agreement is hereby amended by adding "SLW and" immediately following the reference to "without the prior written consent of" in the first line. Section 14.14(c) of the Credit Agreement is hereby amended by adding "SLW and" immediately following the reference to "without the prior written consent of" in the first line.

2.11 Application of Cash Proceeds of Realization.

"(c) Notwithstanding the foregoing,

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(i) at any time that the Intercreditor Documents are in force and effect, Proceeds of Realization and Cash Proceeds of Realization (other than any such proceeds derived from any one or more SLW Guarantees) shall be dealt with in accordance with the Intercreditor Documents; and

(ii) having regard to the fact that principal guaranteed pursuant to SLW Guarantees is limited to a maximum aggregate principal amount of $81,500,000, Proceeds of Realization up to such amount shall be applied, firstly, *pro rata* to each Lender's Exposure for principal under Credit Documents and secondly, to the Finance Parties' Exposure for principal under Cash Management Agreements and Risk Management Agreements up to a maximum aggregate principal amount of $3,250,000 for each Finance Party unless a greater amount, up to $6,500,000, is consented to by each other Finance Party."

2.12 Assignment.

The first sentence in Section 15.5(c) is hereby deleted in its entirety and replaced with the following:

2.13 Schedules.

Schedules "C" and "E" to the Credit Agreement are hereby deleted in their entirety and replaced with Schedules "C" and "E" attached hereto.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties.

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ARTICLE 4
CONDITIONS PRECEDENT TO EFFECTIVENESS OF AGREEMENT

4.1 Conditions Precedent.

(a) this Agreement has been executed and delivered by each of the parties hereto and SLW and the Agent have executed and delivered the SLW Guarantee to which they are a party;

(c) each of the parties to the Intercreditor Documents shall have executed and delivered an acknowledgment that, *inter alia*, the SLW Guarantees do not constitute "Credit Documents" under, and as defined in, the Intercreditor Documents;

(d) the Borrower shall have paid to the Administrative Agent, for and on behalf of the Lenders in accordance with their Pro Rata Shares, an amendment fee of $20,000;

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5.6 Mexican Security Document Amendments.

On or before June 30, 2017, the Borrower shall, and shall cause each relevant Guarantor to, execute and deliver such amendments to the Mexican-law governed Security Documents as the Administrative Agent and its counsel shall deem necessary or advisable in order to preserve, maintain or protect such Security Documents in light of the amendments to the Credit Agreement effected hereby and shall cause its counsel to make all such filings and registrations, and render all such opinions in respect of such amendments to the Mexican-law governed Security Documents, as the Administrative Agent and its counsel may reasonably request.

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Fifth Amending Agreement

PRIMERO MINING CORP.

By: ______________________
Name: Kevin Jennings.
Title: Chief Financial Officer

By: ______________________
Name:
Title:

Acknowledged and agreed to by:

SAN ANTON RESOURCE CORPORATION

By: ______________________
Name: Kevin Jennings
Title: President

By: ______________________
Name:
Title:

KINGS-SAN ANTON, S.A. DE C.V.

By: ______________________
Name:
Title:

By: ______________________
Name:
Title:

Fifth Amending Agreement

PRIMERO MINING CORP.

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

Acknowledged and agreed to by:

SAN ANTON RESOURCE CORPORATION

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

KINGS-SAN ANTON, S.A. DE C.V.

By: [signature]
Name: Martin Aguilar Villaseñor
Title: Country Manager

By: ______________________________
Name:
Title:

Fifth Amending Agreement

By: [signature]
Name: Martin Aguilar Villaseñor
Title: Country Manager.

By: ______________________
Name:
Title:

SAN ANTON DEL ORO, S.A. DE C.V.

By: [signature]
Name: Martin Aguilar Villaseñor
Title: Country Manager.

By: ______________________
Name:
Title:

PRIMERO EMPRESA MINERA, S.A. DE C.V.

By: [signature]
Name: Martin Aguilar Villaseñor
Title: Country Manager.

By: ______________________
Name:
Title:

Fifth Amending Agreement

SILVER TRADING (BARBADOS) LIMITED

By: ____________________
Name: Kevin Jennings
Title: Director

By: ____________________
Name:
Title:

PRIMERO MINING LUXEMBOURG

By: ____________________
Name: Wade Nesmith
Title: Director

By: ____________________
Name:
Title:

Fifth Amending Agreement

SILVER TRADING (BARBADOS) LIMITED

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

PRIMERO MINING LUXEMBOURG

By: ______________________________
Name: Wade Nesmith
Title: Director

By: ______________________________
Name:
Title:

Fifth Amending Agreement

BANK OF MONTREAL, as Administrative Agent

By: ______________________________
Name: Derek Tovich
Title: Managing Director

By: ______________________________
Name:
Title:

BANK OF MONTREAL, as Lender

By: ______________________________
Name: Derek Tovich
Title: Managing Director

By: ______________________________
Name:
Title:

Fifth Amending Agreement

THE BANK OF NOVA SCOTIA, as Lender

By: ____________________________
Name: Michael Eddy
Title: Managing Director

By: ____________________________
Name: Patricia Cernes-Banner
Title: Associate Director

Fifth Amending Agreement

DATED this _______ day of _____________, 20____.

(Signature)

(Name - please print)

(Title of Senior Financial Officer)

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Credit Agreement - Primero Mining

DATED the ______ day of ______________, 20___.

PRIMERO MINING CORP.

By: ________________________________
Name:
Title:

SILVER WHEATON CORP.[1]

By: ________________________________
Name:
Title:

---

[1] Silver Wheaton Corp. execution required for all availments of credit under the Credit Facility in excess of a cumulative aggregate amount of $60,000,000.

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Credit Agreement - Primero Mining

Execution Version

SIXTH AMENDING AGREEMENT

THIS AGREEMENT made as of the 2nd day of October, 2017.

BETWEEN:

PRIMERO MINING CORP, a corporation existing under the laws of the Province of British Columbia

(herein called the “Borrower”)

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BANK OF MONTREAL, a Canadian chartered bank

(herein called the “Administrative Agent”)

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BANK OF MONTREAL and THE BANK OF NOVA SCOTIA

(herein called the “Lenders” and individually, a “Lender”)

WHEREAS the Borrower and the Administrative Agent entered into a credit agreement made as of May 23, 2014 (as amended pursuant to a first amending agreement dated December 22, 2014, a second amending agreement dated February 5, 2015, a third amending agreement dated December 31, 2015, a fourth amending agreement dated December 28, 2016 and a fifth amending agreement dated March 30, 2017, the “Credit Agreement”) and pursuant to which the Lenders established a certain credit facility in favour of the Borrower;

AND WHEREAS the parties hereto wish to amend certain provisions of the Credit Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements contained herein, the parties covenant and agree as follows:

ARTICLE 1
DEFINED TERMS

1.1	Capitalized Terms.

All capitalized terms which are used herein without being specifically defined herein shall have the meaning ascribed thereto in the Credit Agreement as amended hereby.

Sixth Amending Agreement

ARTICLE 2
AMENDMENTS

2.1	General Rule.

Subject to the terms and conditions herein contained, the Credit Agreement is hereby amended to the extent necessary to give effect to the provisions of this agreement and to incorporate the provisions of this agreement into the Credit Agreement.

2.2	Defined Terms.

Section 1.1 of the Credit Agreement is hereby amended as follows:

(a)	the definition of “Material Properties” is hereby deleted in its entirety and replaced with the following:

““Material Properties” means, at any particular time, the San Dimas Mine, the Black Fox Mine, the Grey Fox Project, the Cerro de Gallo Project and the Ventanas Property except to the extent the relevant property is sold pursuant to a Permitted Disposition.”

(b)	the definition of “Permitted Dispositions” is hereby deleted in its entirety and replaced with the following:

““Permitted Dispositions” means any one or more of the following:

(a)	Dispositions of inventory, product or produced or unprocessed minerals, metals or other mineral or extracted materials Disposed of in the ordinary course of business;

(b)	Dispositions of worn out, unserviceable or obsolete equipment in the ordinary course of business;

(c)	Dispositions of publicly traded securities Disposed of for their fair market value; and

(d)

a Disposition of the Black Fox Mine and the Grey Fox Project in accordance with the Asset Purchase Agreement, provided that, at the time of such Disposition, (i) the Closing Date Liabilities do not exceed the Closing Date Assets (as such terms are defined in the Asset Purchase Agreement) by more than $4,000,000.00 and (ii) the aggregate amount of Primero Cash Collateral (as defined in the Asset Purchase Agreement) is less than or equal to CAD$6,145,465.00;

in each case, further provided that a Disposition will be deemed not to be a Permitted Disposition if (i) the asset Disposed of is an asset of a Material Property (other than the Disposition of (A) the Black Fox Mine and Grey Fox Project pursuant to paragraph (d), above, (B) the Ventanas Property to an Obligor and (C) the Disposition of worn out, unserviceable or obsolete equipment Disposed of in the ordinary course of business) and/or (ii) a Default or Event of Default has occurred and is continuing at the time of such Disposition or would arise immediately after such Disposition as a result thereof.”

Sixth Amending Agreement

(c)	the definition of “Prepayment Trigger Event” is hereby deleted in its entirety and replaced with the following:

““Prepayment Trigger Events” means the Black Fox Prepayment Trigger Event and the Insurance Prepayment Trigger Event and “Prepayment Trigger Event” means any one of the foregoing.”

(d)	the following new definitions are hereby added in alphabetical order:

““Asset Purchase Agreement” means the Asset Purchase Agreement dated as of August 25, 2017 between McEwen Mining Inc. and the Borrower (which has been assigned by McEwen Mining Inc. to its wholly-owned subsidiary 10393444 Canada Inc. as of October 2, 2017).

“Blackfox Prepayment Trigger Event” means the Disposition of the Black Fox Mine and the Grey Fox Project by the Borrower.

“Blackfox Repayment Amount” means an amount equal to (a) the Purchase Price (as defined in the Asset Purchase Agreement) received by the Borrower (or any Affiliate) on the date of the Blackfox Prepayment Trigger Event, plus (b) all Closing Date Assets (as defined in the Asset Purchase Agreement), minus (c) all Closing Date Liabilities (as defined in the Asset Purchase Agreement), minus (d) the amounts set forth in paragraphs (a) and (b) of the definition of Net Cash Proceeds; provided that (i) the aggregate amount of parts (a), (b) and (c) above shall not be less than $27,500,000 and (ii) the aggregate amount of part (d) above shall not be greater than $2,500,000.

“Closing Date Blackfox Repayment Amount” means $25,000,000.

“Insurance Prepayment Trigger Event” means the receipt by any Company of any insurance proceeds in excess of $5,000,000 or the Exchange Equivalent thereof, where such proceeds or any portion thereof have not been used or committed by such Company to repair or replace the subject assets within six months of such Company’s receipt thereof.

“Primero Cash Collateral” means CAD$6,145,465, representing the cash collateral provided by Primero in connection with the Primero Financial Assurance (as defined in the Asset Purchase Agreement).”

2.3	Reduction of Credit Limit.

Section 2.3 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

Sixth Amending Agreement

“The Borrower may, from time to time and at any time, by notice in writing to the Administrative Agent, permanently reduce the amount of the Credit Limit in whole or in part to the extent the Credit Facility is not being utilized at the time such notice is given, provided that such reduction shall not become effective until five Banking Days after such notice has been given. The amount of the Credit Limit will be permanently reduced with respect to repayment or prepayment made in accordance with Section 9.1 or Section 9.4. The Credit Limit shall also be permanently reduced, at the time of any Insurance Prepayment Trigger Event, by the amount, if any, of the Net Cash Proceeds resulting from such Insurance Prepayment Trigger Event not deployed by the Borrower, as a mandatory prepayment under the Credit Facility pursuant to Section 9.4. The Credit Limit shall also be permanently reduced, commencing at the time of a Blackfox Prepayment Trigger Event, by any amount received by the Borrower (or any Affiliate thereof) representing all or part of the Blackfox Repayment Amount (including the Closing Date Blackfox Repayment Amount), such reduction to be made as of the date on which each such amount is received by the Agent. Any repayment or prepayment of credit outstanding under the Credit Facility (other than as set forth above), including the repayment of credit outstanding under the Credit Facility with the proceeds of Primero Cash Collateral in accordance with Section 9.4(b), shall not cause a permanent reduction in the amount of the Credit Limit. Any repayment of outstanding credit which forms part of any conversion from one type of credit to another type of credit under Article 3 or Article 6 or of any rollover under Article 5 shall not cause any reduction in the amount of the Credit Limit. Upon any permanent reduction of the amount of the Credit Limit, the Individual Commitment of each Lender shall thereupon be reduced by an amount equal to such Lender’s Pro Rata Share of such permanent reduction of the amount of the Credit Limit.”

2.4	Mine Plans.

Section 11.2(u) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(u)     Mine Plans. The Borrower shall, on or before January 31, 2017, deliver to the Administrative Agent a Mine Plan in respect of the San Dimas Mine and, if still owned by the Borrower on such date, the Black Fox Mine.”

2.5	Mandatory Prepayments.

Section 9.4 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“9.4 Mandatory Prepayments

(a)

The Borrower shall, within five Banking Days of the occurrence of a Prepayment Trigger Event (other than a Blackfox Prepayment Trigger Event), prepay outstanding credit under the Credit Facility in an amount equal to 100% of the Net Cash Proceeds in respect of such Prepayment Trigger Event. The Borrower shall, within one Banking Day of the Closing Date (as defined in the Asset Purchase Agreement), prepay outstanding credit under the Credit Facility in an amount equal to 100% of the Closing Date Blackfox Repayment Amount. The Borrower shall also, forthwith upon determination of the final amount of the Blackfox Repayment Amount, prepay outstanding credit under the Credit Facility in an amount equal to 100% of the amount, if any, by which the Blackfox Repayment Amount, as finally determined, exceeds the Closing Date Blackfox Repayment Amount, such payment to be made by the Borrower within one Banking Day of receipt of any such amount. Amounts which are prepaid as aforesaid under the Credit Facility may not be reborrowed and shall permanently reduce the Credit Limit.

Sixth Amending Agreement

(b)

The Borrower shall, within two Banking Days of receipt of any Primero Cash Collateral, prepay outstanding credit under the Credit Facility in an amount equal to 100% of such Primero Cash Collateral received by the Borrower (or its Affiliate, as applicable), minus, if applicable, the amount by which the Closing Date Blackfox Repayment Amount was greater than the Blackfox Repayment Amount, as finally determined. Amounts which are prepaid pursuant to this Section 9.4(b) may be reborrowed pursuant hereto in accordance with the terms hereof.

(c)	Section 8.4 shall be complied with in connection with any prepayment pursuant to this Section 9.4.”

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties.

To induce the Lenders and the Administrative Agent to enter into this agreement, the Borrower hereby represents and warrants to the Lenders and the Administrative Agent that the representations and warranties of the Borrower which are contained in Section 10.1 of the Credit Agreement, are true and correct on each of the date hereof and the date of the effectiveness of the amendment contemplated in Article 2, as if made on the date hereof and the date of the effectiveness of the amendment contemplated in Article 2, respectively. The Borrower hereby represents and warrants that no Default has occurred that will be continuing after giving effect to this agreement, nor will a Default arise as a result of the execution and delivery of this agreement.

Sixth Amending Agreement

ARTICLE 4
CONDITIONS PRECEDENT TO EFFECTIVENESS OF AGREEMENT

4.1	Conditions Precedent.

This agreement shall become effective upon the execution and delivery of this Agreement by each of the parties hereto and the execution and delivery by Wheaton Precious Metals Corp. of the consent and agreement attached hereto.

ARTICLE 5
MISCELLANEOUS

5.1	Future References to the Credit Agreement.

On and after the date of this agreement, each reference in the Credit Agreement to “this agreement”, “hereunder”, “hereof”, or words of like import referring to the Credit Agreement, and each reference in any related document to the “Credit Agreement”, “thereunder”, “thereof”, or words of the like import relating to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. The Credit Agreement, as amended hereby, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

5.2	Governing Law.

This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

5.3	Enurement.

This agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

5.4	Counterparts.

This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same agreement. Delivery of an executed signature page of this agreement by facsimile transmission or by e-mail in pdf format shall be as effective as delivery of a manually executed counterpart thereof.

Sixth Amending Agreement

5.5	Confirmation of Finance Documents.

By its acknowledgment, each Obligor confirms and agrees that the Liens and other obligations expressed to be created under or pursuant to each Finance Document to which it is a party shall be binding upon such Obligor and its collateral (as described in each such Security Document) shall be unaffected by and shall continue in full force and effect notwithstanding the amendment of the Credit Agreement as constituted hereby and the execution and delivery and effectiveness of this amendment shall not in any manner whatsoever reduce, release, discharge, impair or otherwise prejudice or change the rights of the Finance Parties arising under, by reason of or otherwise in respect of such Liens and other obligations constituted by each such Finance Document. For the avoidance of doubt, each Obligor hereby confirms that each Security Document to which it is a party secures its Secured Obligations and that each such Security Document continues in full force and effect.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

Sixth Amending Agreement

PRIMERO MINING CORP.

By: ______________________
Name: Joseph Conway
Title: Interim President & CEO

By: ______________________
Name:
Title:

Acknowledged and agreed to by:

SAN ANTON RESOURCE CORPORATION

By: ______________________
Name: H. Maura Lendon
Title: Director

By: ______________________
Name:
Title:

KINGS-SAN ANTON, S.A. DE C.V.

By: ______________________
Name:
Title:

By: ______________________
Name:
Title:

Sixth Amending Agreement

PRIMERO MINING CORP.

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

Acknowledged and agreed to by:

SAN ANTON RESOURCE CORPORATION

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

KINGS-SAN ANTON, S.A. DE C.V.

By: ______________________________
Name: Martin Aguilar Villaseñor
Title: Board President

By: ______________________________
Name:
Title:

Sixth Amending Agreement

By: ______________________________
Name: Martin Aguilar Villaseñor
Title: Board member

By: ______________________________
Name:
Title:

SAN ANTON DEL ORO, S.A. DE C.V.

By: ______________________________
Name: Martin Aguilar Villaseñor
Title: Board President

By: ______________________________
Name:
Title:

PRIMERO EMPRESA MINERA, S.A. DE C.V.

By: ______________________________
Name: Martin Aguilar Villaseñor
Title: Board Member

By: ______________________________
Name:
Title:

Sixth Amending Agreement

SILVER TRADING (BARBADOS) LIMITED

By: _______________________________
Name: Ryan Snyder
Title: Director

By: _______________________________
Name:
Title:

PRIMERO MINING LUXEMBOURG

By: _______________________________
Name: Wade Nesmith
Title: Director

By: _______________________________
Name:
Title:

Sixth Amending Agreement

BANK OF MONTREAL, as Administrative Agent

By: R. Wright
Name: Robert H. Wright
Title: Director

By: ______________________________
Name:
Title:

BANK OF MONTREAL, as Lender

By: R. Wright
Name: Robert H. Wright
Title: Director

By: ______________________________
Name:
Title:

Sixth Amending Agreement

THE BANK OF NOVA SCOTIA, as Lender

By: ______________________
Name: Elizabeth Daponte
Title: Managing Director

By: ______________________
Name: Patricia Cernes-Banner
Title: Associate Director

Sixth Amending Agreement

CONSENT

Capitalized terms used herein have the meanings given to such terms in the attached amendment agreement dated as of October 2, 2017 between the Lenders, the Administrative Agent and the Borrower. By its signature below, Wheaton Precious Metals Corp. consents and agrees, pursuant to Section 2.15 of each of the SLW Guarantees, to (i) the amendments to the Credit Agreement hereby constituted and (ii), upon the occurrence of the Blackfox Prepayment Trigger Event, to the termination, discharge and release of the Security Document (and the Lien registrations attendant thereto) solely as it relates to the charging of the Black Fox Mine and the Grey Fox Project in favour of the Administrative Agent, such consent being provided solely to the extent that Section 2.3 and Section 9.4 (as amended as of the date hereof) are complied with in connection with any Disposition of Black Fox Mine and Grey Fox Project.

WHEATON PRECIOUS METALS CORP.

By: [signature]
Name: GARY D. BROWN
Title: Senior Vice President
Chief Financial Officer

By: ________________
Name:
Title:

Sixth Amending Agreement

- 3 -

Cerro de Gallo Project) in accordance with the CDG Share Purchase Agreement for cash consideration of no less than $15,000,000;

""**CDG Prepayment Trigger Event**" means the Disposition of all of the issued and outstanding Shares of any direct or indirect owner of the Cerro de Gallo Project or the Disposition or the Cerro de Gallo Project by an Obligor.

"**CDG Share Purchase Agreement**" means the Share Purchase Agreement dated as of November 13, 2017 between Argonaut Gold Inc. and the Borrower."

2.3 Mandatory Prepayments.

"9.4 **Mandatory Prepayments**

(a) The Borrower shall, on the date of the occurrence of a Prepayment Trigger Event (other than a Blackfox Prepayment Trigger Event), prepay outstanding credit under the Credit Facility in an amount equal to 100% of the Net Cash Proceeds in respect of such Prepayment Trigger Event or, in the case of the CDG Prepayment Trigger Event, $14,000,000.00 on the Closing Date (as such term is defined in the CDG Share Purchase Agreement and being the estimated amount of the Net Cash Proceeds from the CDG Prepayment Trigger Event as at such date), with any additional Net Cash Proceeds, if any, resulting from the CDG Prepayment Trigger Event being payable promptly on receipt thereof by the Borrower. The Borrower shall, within one Banking Day of the Closing Date (as defined in the Asset Purchase Agreement), prepay outstanding credit under the Credit Facility in an amount equal to 100% of the Closing Date Blackfox Repayment Amount. The

267131.00028/97613647.3 **Seventh Amending Agreement**

PRIMERO MINING CORP.

By: ______________________________
Name: JOSEPH CONWAY
Title: INTERIM PRESIDENT & CEO

By: ______________________________
Name:
Title:

Acknowledged and agreed to by:

SAN ANTON RESOURCE CORPORATION

By: ______________________________
Name: Ryan Snyder
Title: CFO

By: ______________________________
Name:
Title:

KINGS-SAN ANTON, S.A. DE C.V.

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

Seventh Amending Agreement

PRIMERO MINING CORP.

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

Acknowledged and agreed to by:

SAN ANTON RESOURCE CORPORATION

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

KINGS-SAN ANTON, S.A. DE C.V.

By: ______________________________
Name: Adrián Aguilar Villaseñor
Title: POA

By: ______________________________
Name:
Title:

Seventh Amending Agreement

By: ______________________________
Name: Martin Aguilar Villaseñor
Title: POA

By: ______________________________
Name:
Title:

SAN ANTON DEL ORO, S.A. DE C.V.

By: ______________________________
Name: Martin Aguilar Villaseñor
Title: POA

By: ______________________________
Name:
Title:

PRIMERO EMPRESA MINERA, S.A. DE C.V.

By: ______________________________
Name: Martin Aguilar Villaseñor
Title: POA

By: ______________________________
Name:
Title:

Seventh Amending Agreement

SILVER TRADING (BARBADOS) LIMITED

By: [signature]
Name: Ryan Snyder
Title: CFO

By: ____________________________
Name:
Title:

PRIMERO MINING LUXEMBOURG

By: ____________________________
Name:
Title:

By: ____________________________
Name:
Title:

Seventh Amending Agreement

SILVER TRADING (BARBADOS) LIMITED

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

PRIMERO MINING LUXEMBOURG

By: ______________________________
Name: Wade Nesmith
Title: Manager "A"

By: ______________________________
Name:
Title:

Seventh Amending Agreement

BANK OF MONTREAL, as Administrative Agent

By: R. Wright
Name:
Title:

Robert H. Wright
Director

By: ____________________
Name:
Title:

BANK OF MONTREAL, as Lender

By: R. Wright
Name:
Title:

Robert H. Wright
Director

By: ____________________
Name:
Title:

Seventh Amending Agreement

THE BANK OF NOVA SCOTIA, as Lender

By: ______________________
Name: Elizabeth Daponte
Title: Managing Director

By: ______________________
Name: Patricia Cernes-Banner
Title: Associate Director

Seventh Amending Agreement

CONSENT

Capitalized terms used herein have the meanings given to such terms in the attached amendment agreement dated as of November 23, 2017 between the Lenders, the Administrative Agent and the Borrower. By its signature below, Wheaton Precious Metals Corp. consents and agrees, pursuant to Section 2.15 of each of the SLW Guarantees, to (i) the amendments to the Credit Agreement hereby constituted and (ii), upon the occurrence of the CDG Prepayment Trigger Event, to the termination, discharge and release of the Security Documents (and the Lien registrations attendant thereto) solely as it relates to the charging of the Shares of San Anton Resource Corporation and its subsidiaries and the Cerro de Gallo Project in favour of the Administrative Agent, such consent being provided solely to the extent that Section 9.4 (as amended as of the date hereof) is complied with in connection with any Disposition of Shares of San Anton Resource Corporation and its subsidiaries and the Cerro de Gallo.

WHEATON PRECIOUS METALS CORP.

By: ______________________
Name: CURT D. BERNARDI
Title: Senior Vice President, Legal and Corporate Secretary

By: ______________________
Name:
Title:

Seventh Amending Agreement

PRIMERO MINING CORP.

By: ______________________
Name: JOSEPH CONWAY
Title: INTERIM PRESIDENT & CEO

By: ______________________
Name:
Title:

PRIMERO EMPRESA MINERA, S.A. DE C.V.

By: ______________________
Name:
Title:

By: ______________________
Name:
Title:

SILVER TRADING (BARBADOS) LIMITED

By: ______________________
Name: RYAN SNYDER
Title: DIRECTOR

By: ______________________
Name:
Title:

Eighth Amending Agreement

PRIMERO MINING CORP.

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

PRIMERO EMPRESA MINERA, S.A. DE C.V.

By: ______________________________
Name: Martin Aguilar Villaseñor
Title: Officer

By: ______________________________
Name:
Title:

SILVER TRADING (BARBADOS) LIMITED

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

Eighth Amending Agreement

PRIMERO MINING LUXEMBOURG

By: ______________________________

Name: Wade Nesmith

Title: Manager 'A'

By: ______________________________

Name:

Title:

Eighth Amending Agreement

BANK OF MONTREAL, as Administrative Agent

By: R. Wright
Name: Robert H. Wright
Title: Director

By: ______________________
Name:
Title:

BANK OF MONTREAL, as Lender

By: R. Wright
Name: Robert H. Wright
Title: Director

By: ______________________
Name:
Title:

Eighth Amending Agreement

THE BANK OF NOVA SCOTIA, as Lender

By: ______________________________
Name: Elizabeth Daponte
Title: Managing Director

By: ______________________________
Name: Patricia Cernes-Banner
Title: Associate Director

Eighth Amending Agreement

CONSENT

Capitalized terms used herein have the meanings given to such terms in the attached amendment agreement dated as of November 23, 2017 between the Lenders, the Administrative Agent and the Borrower. By its signature below, Wheaton Precious Metals Corp. consents and agrees, pursuant to Section 2.15 of each of the SLW Guarantees, to the amendment to the Credit Agreement definition of "Maturity Date" by deleting "November 23, 2017" and replacing it with "December 1, 2017", as hereby constituted.

WHEATON PRECIOUS METALS CORP.

By: ____________________
Name: CURT D. BERNARDI
Title: Senior Vice President, Legal and Corporate Secretary

By: ____________________
Name:
Title:

Eighth Amending Agreement

NINTH AMENDING AGREEMENT

TIIIS AGREEMENT made as of the 30 th day of November, 2017.

BETWEEN:

PRIMER() MINING CORP, a corporation existing under the laws of the Province of British Columbia

(herein called the "Borrower")

- and -

BANK OF MONTREAL, a Canadian chartered bank

(herein called the "Administrative Agent")

- and-

BANK OF MONTREAL and THE BANK OF NOVA SCOTIA

(herein called the "Lenders" and individually, a "Lender")

WHEREAS the Borrower and the Administrative Agent entered into a credit agreement made as of May 23, 2014 (as amended pursuant to a first amending agreement dated December 22, 2014, a second amending agreement dated February 5, 2015, a third amending agreement dated December 31, 2015, a fourth amending agreement dated December 28, 2016, a fifth amending agreement dated March 30, 2017, a sixth amending agreement dated October 2, 2017, a seventh amending agreement dated November 23, 2017 and an eighth amending agreement dated November 23, 2017, the "Credit Agreement") and pursuant to which the Lenders established a certain credit facility in favour of the Borrower;

AND WHEREAS the parties hereto wish to amend certain provisions of the Credit Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements contained herein, the parties covenant and agree as follows:

ARTICLE 1
DEFINED TERMS

1.1	Capitalized Terms.

All capitalized terms which are used herein without being specifically defined herein shall have the meaning ascribed thereto in the Credit Agreement as amended hereby.

Ninth Amending Agreement

ARTICLE 2
AMENDMENTS

2.1	General Rule.

Subject to the terms and conditions herein contained, the Credit Agreement is hereby amended to the extent necessary to give effect to the provisions of this agreement and to incorporate the provisions of this agreement into the Credit Agreement.

2.2	Defined Terms.

The definition of "Maturity Date" in Section 1.1 of the Credit Agreement is hereby amended by deleting the reference therein to "December 1, 2017" and replacing it with "December 15, 2017".

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties.

To induce the Lenders and the Administrative Agent to enter into this agreement, the Borrower hereby represents and warrants to the Lenders and the Administrative Agent that the representations and warranties of the Borrower which are contained in Section 10.1 of the Credit Agreement, are true and correct on each of the date hereof and the date of the effectiveness of the amendment contemplated in Article 4, as if made on the date hereof and the date of the effectiveness of the amendment contemplated in Article 4, respectively. The Borrower hereby represents and warrants that no Default has occurred that will be continuing after giving effect to this agreement, nor will a Default arise as a result of the execution and delivery of this agreement.

ARTICLE 4
CONDITIONS PRECEDENT TO EFFECTIVENESS OF AGREEMENT

4.1	Conditions Precedent.

This agreement shall become effective upon satisfaction of the following conditions precedent:

(a)	the execution and delivery of this Agreement by each of the parties hereto and the execution and delivery by Wheaton Precious Metals Corp. of the consent and agreement attached hereto;

(b)

the Borrower and PML shall have executed and delivered to the Administrative Agent, as applicable, confirmation letters in respect of each Security Document governed by the laws of Luxembourg to which it is a party;

(c)	all fees of legal counsel to the Administrative Agent shall have been paid; and

(d)	the Administrative Agent has received, in form and substance satisfactory to it:

Ninth Amending Agreement

(i)

a duly certified copy of the resolution of the board of directors of the Borrower authorizing it to execute, deliver and perform its obligations under this Agreement and under the Credit Agreement, as amended by this Agreement; and

(ii)

an opinion of counsel to the Borrower addressed to the Administrative Agent and the other Finance Parties, relating to the status and capacity of the Borrower, the due authorization, execution and delivery of this Agreement and the validity and enforceability of this Agreement and the Credit Agreement, as amended by this Agreement, and such other matters as the Administrative Agent may reasonably request.

ARTICLE 5
MISCELLANEOUS

5.1	Future References to the Credit Agreement.

On and after the date of this agreement, each reference in the Credit Agreement to "this agreement", "hereunder", "hereof', or words of like import referring to the Credit Agreement, and each reference in any related document to the "Credit Agreement", "thereunder", "thereof', or words of the like import relating to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. The Credit Agreement, as amended hereby, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

5.2	Governing Law.

This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

5.3	Enurement.

This agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

5.4	Counterparts.

This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same agreement. Delivery of an executed signature page of this agreement by facsimile transmission or by e-mail in pdf format shall be as effective as delivery of a manually executed counterpart thereof.

Ninth Amending Agreement

5.5	Confirmation of Finance Documents.

By its acknowledgment, each Obligor confirms and agrees that the Liens and other obligations expressed to be created under or pursuant to each Finance Document to which it is a party shall be binding upon such Obligor and its collateral (as described in each such Security Document) shall be unaffected by and shall continue in full force and effect notwithstanding the amendment of the Credit Agreement as constituted hereby and the execution and delivery and effectiveness of this amendment shall not in any manner whatsoever reduce, release, discharge, impair or otherwise prejudice or change the rights of the Finance Parties arising under, by reason of or otherwise in respect of such Liens and other obligations constituted by each such Finance Document. For the avoidance of doubt, each Obligor hereby confirms that each Security Document to which it is a party secures its Secured Obligations and that each such Security Document continues in full force and effect.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

Ninth Amending Agreement

PRIMERO MINING CORP.

By: ______________________________
Name: Joseph Conway
Title: Interim President & CEO

By: ______________________________
Name:
Title:

PRIMERO EMPRESA MINERA, S.A. DE C.V.

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

SILVER TRADING (BARBADOS) LIMITED

By: ______________________________
Name: Ryan Snyder
Title: Chief Financial Officer

By: ______________________________
Name:
Title:

Ninth Amending Agreement

PRIMERO MINING CORP.

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

PRIMERO EMPRESA MINERA, S.A. DE C.V.

By: ______________________________
Name: MARTIN AGUILAR VILLASEÑOR
Title: Officer

By: ______________________________
Name:
Title:

SILVER TRADING (BARBADOS) LIMITED

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

Ninth Amending Agreement

PRIMERO MINING LUXEMBOURG

By: ______________________
Name: Wade Nesmith
Title: Manager 'A'

By: ______________________
Name:
Title:

267131.00028/97836243.1 **Ninth Amending Agreement**

BANK OF MONTREAL, as Administrative Agent

By: R. Wright
Name:
Title:
Robert H. Wright
Director

By: ______________________
Name:
Title:

BANK OF MONTREAL, as Lender

By: R. Wright
Name:
Title:
Robert H. Wright
Director

By: ______________________
Name:
Title:

Ninth Amending Agreement

THE BANK OF NOVA SCOTIA, as Lender

By: ______________________________
Name: Elizabeth Daponte
Title: Managing Director

By: ______________________________
Name: Patricia Cernes-Banner
Title: Associate Director

Ninth Amending Agreement

CONSENT

Capitalized terms used herein have the meanings given to such terms in the attached amendment agreement dated as of November 30, 2017 between the Lenders, the Administrative Agent and the Borrower. By its signature below, Wheaton Precious Metals Corp. consents and agrees, pursuant to Section 2.15 of each of the SLW Guarantees, to the amendment to the Credit Agreement definition of "Maturity Date" by deleting "December 1, 2017" and replacing it with "December 15, 2017", as hereby constituted.

WHEATON PRECIOUS METALS CORP.

By: ______________________
Name: CURT D. BERNARDI
Title: Senior Vice President, Legal and Corporate Secretary

By: ______________________
Name:
Title:

Ninth Amending Agreement

TENTH AMENDING AGREEMENT

THIS AGREEMENT made as of the 15th day of December, 2017.

BETWEEN:

PRIMERO MINING CORP, a corporation existing under the laws of the Province of British Columbia

(herein called the "Borrower")

- and -

BANK OF MONTREAL, a Canadian chartered bank

(herein called the "Administrative Agent")

- and-

BANK OF MONTREAL and THE BANK OF NOVA SCOTIA

(herein called the "Lenders" and individually, a "Lender")

WHEREAS the Borrower and the Administrative Agent entered into a credit agreement made as of May 23, 2014 (as amended pursuant to a first amending agreement dated December 22, 2014, a second amending agreement dated February 5, 2015, a third amending agreement dated December 31, 2015, a fourth amending agreement dated December 28, 2016, a fifth amending agreement dated March 30, 2017, a sixth amending agreement dated October 2, 2017, a seventh amending agreement dated November 23, 2017, an eighth amending agreement dated November 23, 2017 and a ninth amending agreement dated November 30, 2017, the "Credit Agreement") and pursuant to which the Lenders established a certain credit facility in favour of the Borrower;

AND WHEREAS the parties hereto wish to amend certain provisions of the Credit Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements contained herein, the parties covenant and agree as follows:

Tenth Amending Agreement

ARTICLE 1
DEFINED TERMS

1.1	Capitalized Terms.

All capitalized terms which are used herein without being specifically defined herein shall have the meaning ascribed thereto in the Credit Agreement as amended hereby.

ARTICLE 2
AMENDMENTS

2.1	General Rule.

Subject to the terms and conditions herein contained, the Credit Agreement is hereby amended to the extent necessary to give effect to the provisions of this agreement and to incorporate the provisions of this agreement into the Credit Agreement.

2.2	Defined Terms.

The definition of "Maturity Date" in Section 1.1 of the Credit Agreement is hereby amended by deleting the reference therein to "December 15, 2017" and replacing it with "December 22, 2017".

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties.

To induce the Lenders and the Administrative Agent to enter into this agreement, the Borrower hereby represents and warrants to the Lenders and the Administrative Agent that the representations and warranties of the Borrower which are contained in Section 10.1 of the Credit Agreement, are true and correct on each of the date hereof and the date of the effectiveness of the amendment contemplated in Article 4, as if made on the date hereof and the date of the effectiveness of the amendment contemplated in Article 4, respectively. The Borrower hereby represents and warrants that no Default has occurred that will be continuing after giving effect to this agreement, nor will a Default arise as a result of the execution and delivery of this agreement.

ARTICLE 4
CONDITIONS PRECEDENT TO EFFECTIVENESS OF AGREEMENT

4.1	Conditions Precedent.

This agreement shall become effective upon satisfaction of the following conditions precedent:

(a)	the execution and delivery of this Agreement by each of the parties hereto and the execution and delivery by Wheaton Precious Metals Corp. of the consent and agreement attached hereto;

Tenth Amending Agreement

(b)

the Borrower and PML shall have executed and delivered to the Administrative Agent, as applicable, confirmation letters in respect of each Security Document governed by the laws of Luxembourg to which it is a party;

(c)	all fees of legal counsel to the Administrative Agent shall have been paid; and

(d)	the Administrative Agent has received, in form and substance satisfactory to it:

(i)

a duly certified copy of the resolution of the board of directors of the Borrower authorizing it to execute, deliver and perform its obligations under this Agreement and under the Credit Agreement, as amended by this Agreement; and

(ii)

an opinion of counsel to the Borrower addressed to the Administrative Agent and the other Finance Parties, relating to the status and capacity of the Borrower, the due authorization, execution and delivery of this Agreement and the validity and enforceability of this Agreement and the Credit Agreement, as amended by this Agreement, and such other matters as the Administrative Agent may reasonably request.

ARTICLE 5
MISCELLANEOUS

5.1	Future References to the Credit Agreement.

On and after the date of this agreement, each reference in the Credit Agreement to "this agreement", "hereunder", "hereof', or words of like import referring to the Credit Agreement, and each reference in any related document to the "Credit Agreement", "thereunder", "thereof', or words of the like import relating to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. The Credit Agreement, as amended hereby, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

5.2	Governing Law.

This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

5.3	Enurement.

This agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

5.4	Counterparts.

This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same agreement. Delivery of an executed signature page of this agreement by facsimile transmission or by e-mail in pdf format shall be as effective as delivery of a manually executed counterpart thereof.

Tenth Amending Agreement

5.5	Confirmation of Finance Documents.

By its acknowledgment, each Obligor confirms and agrees that the Liens and other obligations expressed to be created under or pursuant to each Finance Document to which it is a party shall be binding upon such Obligor and its collateral (as described in each such Security Document) shall be unaffected by and shall continue in full force and effect notwithstanding the amendment of the Credit Agreement as constituted hereby and the execution and delivery and effectiveness of this amendment shall not in any manner whatsoever reduce, release, discharge, impair or otherwise prejudice or change the rights of the Finance Parties arising under, by reason of or otherwise in respect of such Liens and other obligations constituted by each such Finance Document. For the avoidance of doubt, each Obligor hereby confirms that each Security Document to which it is a party secures its Secured Obligations and that each such Security Document continues in full force and effect.

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Tenth Amending Agreement

PRIMERO MINING CORP.

By: ______________________
Name: JOSEPH CONWAY
Title: INTERIM PRESIDENT & CEO

By: ______________________
Name:
Title:

PRIMERO EMPRESA MINERA, S.A. DE C.V.

By: ______________________
Name:
Title:

By: ______________________
Name:
Title:

SILVER TRADING (BARBADOS) LIMITED

By: ______________________
Name: RYAN SNYDER
Title: DIRECTOR

By: ______________________
Name:
Title:

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PRIMERO MINING CORP.

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

PRIMERO EMPRESA MINERA, S.A. DE C.V.

By: ______________________________
Name: Martin Aguilar Villaseñor
Title: Officer

By: ______________________________
Name:
Title:

SILVER TRADING (BARBADOS) LIMITED

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

Tenth Amending Agreement

PRIMERO MINING LUXEMBOURG

By: ______________________________

Name: Wade Nesmith

Title: Manager "A"

By: ______________________________

Name:

Title:

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BANK OF MONTREAL, as Administrative Agent

By: R. Wright
Name:
Title: Robert H. Wright
Director

By: ______________________
Name:
Title:

BANK OF MONTREAL, as Lender

By: R. Wright
Name:
Title:
Robert H. Wright
Director

By: ______________________
Name:
Title:

Tenth Amending Agreement

THE BANK OF NOVA SCOTIA, as Lender

By: ______________________________
Name: Elizabeth Daponte
Title: Managing Director

By: ______________________________
Name: Patricia Cernes-Banner
Title: Associate Director

Tenth Amending Agreement

CONSENT

Capitalized terms used herein have the meanings given to such terms in the attached amendment agreement dated as of November 30, 2017 between the Lenders, the Administrative Agent and the Borrower. By its signature below, Wheaton Precious Metals Corp. consents and agrees, pursuant to Section 2.15 of each of the SLW Guarantees, to the amendment to the Credit Agreement definition of "Maturity Date" by deleting "December 15, 2017" and replacing it with "December 22, 2017", as hereby constituted.

WHEATON PRECIOUS METALS CORP.

By: ____________________________

Name: CURT D. BERNARDI

Title: Senior Vice President, Legal and Corporate Secretary

By: ____________________________

Name:

Title:

Tenth Amending Agreement

ELEVENTH AMENDING AGREEMENT

THIS AGREEMENT made as of the 22" day of December, 2017.

BETWEEN:

PRIMERO MINING CORP, a corporation existing under the laws of the Province of British Columbia

(herein called the "Borrower")

- and -

BANK OF MONTREAL, a Canadian chartered bank

(herein called the "Administrative Agent")

- and-

BANK OF MONTREAL and THE BANK OF NOVA SCOTIA

(herein called the "Lenders" and individually, a "Lender")

WHEREAS the Borrower and the Administrative Agent entered into a credit agreement made as of May 23, 2014 (as amended pursuant to a first amending agreement dated December 22, 2014, a second amending agreement dated February 5, 2015, a third amending agreement dated December 31, 2015, a fourth amending agreement dated December 28, 2016, a fifth amending agreement dated March 30, 2017, a sixth amending agreement dated October 2, 2017, a seventh amending agreement dated November 23, 2017, an eighth amending agreement dated November 23, 2017, a ninth amending agreement dated November 30, 2017 and a tenth amending agreement dated December 15, 2017, the "Credit Agreement") and pursuant to which the Lenders established a certain credit facility in favour of the Borrower;

AND WHEREAS the parties hereto wish to amend certain provisions of the Credit Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements contained herein, the parties covenant and agree as follows:

Eleventh Amending Agreement

ARTICLE 1
DEFINED TERMS

1.1	Capitalized Terms.

All capitalized terms which are used herein without being specifically defined herein shall have the meaning ascribed thereto in the Credit Agreement as amended hereby.

ARTICLE 2
AMENDMENTS

2.1	General Rule.

Subject to the terms and conditions herein contained, the Credit Agreement is hereby amended to the extent necessary to give effect to the provisions of this agreement and to incorporate the provisions of this agreement into the Credit Agreement.

2.2	Defined Terms.

The definition of "Maturity Date" in Section 1.1 of the Credit Agreement is hereby amended by deleting the reference therein to "December 22, 2017" and replacing it with "January 11, 2018".

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties.

To induce the Lenders and the Administrative Agent to enter into this agreement, the Borrower hereby represents and warrants to the Lenders and the Administrative Agent that the representations and warranties of the Borrower which are contained in Section 10.1 of the Credit Agreement, are true and correct on each of the date hereof and the date of the effectiveness of the amendment contemplated in Article 4, as if made on the date hereof and the date of the effectiveness of the amendment contemplated in Article 4, respectively. The Borrower hereby represents and warrants that no Default has occurred that will be continuing after giving effect to this agreement, nor will a Default arise as a result of the execution and delivery of this agreement.

ARTICLE 4
CONDITIONS PRECEDENT TO EFFECTIVENESS OF AGREEMENT

4.1	Conditions Precedent.

This agreement shall become effective upon satisfaction of the following conditions precedent:

(a)	the execution and delivery of this Agreement by each of the parties hereto and the execution and delivery by Wheaton Precious Metals Corp. of the consent and agreement attached hereto;

Eleventh Amending Agreement

(b)

the Borrower and PML shall have executed and delivered to the Administrative Agent, as applicable, confirmation letters in respect of each Security Document governed by the laws of Luxembourg to which it is a party;

(c)	all fees of legal counsel to the Administrative Agent shall have been paid; and

(d)	the Administrative Agent has received, in form and substance satisfactory to it:

(i)

a duly certified copy of the resolution of the board of directors of the Borrower authorizing it to execute, deliver and perform its obligations under this Agreement and under the Credit Agreement, as amended by this Agreement; and

(ii)

an opinion of counsel to the Borrower addressed to the Administrative Agent and the other Finance Parties, relating to the status and capacity of the Borrower, the due authorization, execution and delivery of this Agreement and the validity and enforceability of this Agreement and the Credit Agreement, as amended by this Agreement, and such other matters as the Administrative Agent may reasonably request.

ARTICLE 5
MISCELLANEOUS

5.1	Future References to the Credit Agreement.

On and after the date of this agreement, each reference in the Credit Agreement to "this agreement", "hereunder", "hereof', or words of like import referring to the Credit Agreement, and each reference in any related document to the "Credit Agreement", "thereunder", "thereof', or words of the like import relating to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. The Credit Agreement, as amended hereby, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

5.2	Governing Law.

This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

5.3	Enurement.

This agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

5.4	Counterparts.

This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same agreement. Delivery of an executed signature page of this agreement by facsimile transmission or by e-mail in pdf format shall be as effective as delivery of a manually executed counterpart thereof.

Eleventh Amending Agreement

5.5	Confirmation of Finance Documents.

By its acknowledgment, each Obligor confirms and agrees that the Liens and other obligations expressed to be created under or pursuant to each Finance Document to which it is a party shall be binding upon such Obligor and its collateral (as described in each such Security Document) shall be unaffected by and shall continue in full force and effect notwithstanding the amendment of the Credit Agreement as constituted hereby and the execution and delivery and effectiveness of this amendment shall not in any manner whatsoever reduce, release, discharge, impair or otherwise prejudice or change the rights of the Finance Parties arising under, by reason of or otherwise in respect of such Liens and other obligations constituted by each such Finance Document. For the avoidance of doubt, each Obligor hereby confirms that each Security Document to which it is a party secures its Secured Obligations and that each such Security Document continues in full force and effect.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

Eleventh Amending Agreement

PRIMERO MINING CORP.

By: ______________________________
Name: Joseph Conway
Title: Interim President & CEO

By: ______________________________
Name:
Title:

PRIMERO EMPRESA MINERA, S.A. DE C.V.

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

SILVER TRADING (BARBADOS) LIMITED

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

Eleventh Amending Agreement

PRIMERO MINING CORP.

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

PRIMERO EMPRESA MINERA, S.A. DE C.V.

By: ______________________________
Name: Martin Aguilar Villaseñor
Title: Officer

By: ______________________________
Name:
Title:

SILVER TRADING (BARBADOS) LIMITED

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

Eleventh Amending Agreement

PRIMERO MINING CORP.

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

PRIMERO EMPRESA MINERA, S.A. DE C.V.

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

SILVER TRADING (BARBADOS) LIMITED

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

Eleventh Amending Agreement

SILVER TRADING (BARBADOS) LIMITED

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

PRIMERO MINING LUXEMBOURG

By: ______________________________
Name: Wade Nesmith
Title: Manager "A"

By: ______________________________
Name:
Title:

Eleventh Amending Agreement

BANK OF MONTREAL, as Administrative Agent

By: R. Wright
Name:
Title:

By: ____________________
Name:
Title:

BANK OF MONTREAL, as Lender

By: R. Wright
Name:
Title: Robert H. Wright
Director

By: ____________________
Name:
Title:

Eleventh Amending Agreement

THE BANK OF NOVA SCOTIA, as Lender

By: ______________________________
Name: Elizabeth Daponte
Title: Managing Director

By: ______________________________
Name: Patricia Gomes-Bonner
Title: Associate Director

Eleventh Amending Agreement

CONSENT

Capitalized terms used herein have the meanings given to such terms in the attached amendment agreement dated as of December 22, 2017 between the Lenders, the Administrative Agent and the Borrower. By its signature below, Wheaton Precious Metals Corp. consents and agrees, pursuant to Section 2.15 of each of the SLW Guarantees, to the amendment to the Credit Agreement definition of "Maturity Date" by deleting "December 22, 2017" and replacing it with "January 11, 2018", as hereby constituted.

WHEATON PRECIOUS METALS CORP.

By: ______________________
Name: CURT D. BERNARDI
Title: Senior Vice President, Legal and Corporate Secretary

By: ______________________
Name:
Title:

Eleventh Amending Agreement

TWELFTII AMENDING AGREEMENT

THIS AGREEMENT made as of the 12 day of January, 2018.

BETWEEN:

PRIMERO MINING CORP, a corporation existing under the laws of the Province of British Columbia

(herein called the "Borrower")

- and -

BANK OF MONTREAL, a Canadian chartered bank

(herein called the "Administrative Agent")

- and-

BANK OF MONTREAL and THE BANK OF NOVA SCOTIA

(herein called the "Lenders" and individually, a "Lender")

WHEREAS the Borrower and the Administrative Agent entered into a credit agreement made as of May 23, 2014 (as amended pursuant to a first amending agreement dated December 22, 2014, a second amending agreement dated February 5, 2015, a third amending agreement dated December 31, 2015, a fourth amending agreement dated December 28, 2016, a fifth amending agreement dated March 30, 2017, a sixth amending agreement dated October 2, 2017, a seventh amending agreement dated November 23, 2017, an eighth amending agreement dated November 23, 2017, a ninth amending agreement dated November 30, 2017, a tenth amending agreement dated December 15, 2017 and an eleventh amending agreement dated December 22, 2017, the "Credit Agreement") and pursuant to which the Lenders established a certain credit facility in favour of the Borrower;

AND WHEREAS the parties hereto wish to amend certain provisions of the Credit Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements contained herein, the parties covenant and agree as follows:

Twelfth Amending Agreement

ARTICLE 1
DEFINED TERMS

1.1	Capitalized Terms.

All capitalized terms which are used herein without being specifically defined herein shall have the meaning ascribed thereto in the Credit Agreement as amended hereby.

ARTICLE 2
AMENDMENTS

2.1	General Rule.

Subject to the terms and conditions herein contained, the Credit Agreement is hereby amended to the extent necessary to give effect to the provisions of this agreement and to incorporate the provisions of this agreement into the Credit Agreement.

2.2	Defined Terms.

(a)	The definition of "Maturity Date" in Section 1.1 of the Credit Agreement is hereby deleted and replaced with the following:

""Maturity Date" means the date which is the earlier of (i) the Effective Date, (ii) the Termination Date and (iii) April 30, 2018.";

(b)	The following defined terms are hereby added to Section 1.1 of the Credit Agreement in alphabetical order:

'Acquiror" means	First Majestic Silver Corp.

"Arrangement Agreement" means the arrangement agreement dated January  11 , 2018 entered into between Primero and Acquiror.

"Effective Date" means the date on which all Shares issued by the Borrower are owned by the Acquiror pursuant to a plan of arrangement under the provisions of Division 5 of Part 9 of the Business Corporation Act (British Columbia).

"Termination Date" means the date which is seven Banking Days after the Arrangement Agreement has been terminated by one or both of the parties to the Arrangement Agreement."

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties.

To induce the Lenders and the Administrative Agent to enter into this agreement, the Borrower hereby represents and warrants to the Lenders and the Administrative Agent that the representations and warranties of the Borrower which are contained in Section 10.1 of the Credit Agreement, are true and correct on each of the date hereof and the date of the effectiveness of the amendment contemplated in Article 4, as if made on the date hereof and the date of the effectiveness of the amendment contemplated in Article 4, respectively. The Borrower hereby represents and warrants that no Default has occurred that will be continuing after giving effect to this agreement, nor will a Default arise as a result of the execution and delivery of this agreement.

Twelfth Amending Agreement

ARTICLE 4
CONDITIONS PRECEDENT TO EFFECTIVENESS OF AGREEMENT

4.1	Conditions Precedent.

This agreement shall become effective upon satisfaction of the following conditions precedent:

(a)	the execution and delivery of this Agreement by each of the parties hereto and the execution and delivery by Wheaton Precious Metals Corp. of the consent and agreement attached hereto;

(b)

the Borrower and PML shall have executed and delivered to the Administrative Agent, as applicable, confirmation letters in respect of each Security Document governed by the laws of Luxembourg to which it is a party;

(c)	all fees of legal counsel to the Administrative Agent shall have been paid;

(d)	the Lenders and Wheaton Precious Metals Corp. shall have received an executed copy of the Arrangement Agreement; and

(e)	the Administrative Agent has received, in form and substance satisfactory to it:

(i)

a duly certified copy of the resolution of the board of directors of the Borrower authorizing it to execute, deliver and perform its obligations under this Agreement and under the Credit Agreement, as amended by this Agreement; and

(ii)

an opinion of counsel to the Borrower addressed to the Administrative Agent and the other Finance Parties, relating to the status and capacity of the Borrower, the due authorization, execution and delivery of this Agreement and the validity and enforceability of this Agreement and the Credit Agreement, as amended by this Agreement, and such other matters as the Administrative Agent may reasonably request.

Twelfth Amending Agreement

ARTICLE 5
MISCELLANEOUS

5.1	Future References to the Credit Agreement.

On and after the date of this agreement, each reference in the Credit Agreement to "this agreement", "hereunder", "hereof', or words of like import referring to the Credit Agreement, and each reference in any related document to the "Credit Agreement", "thereunder", "thereof', or words of the like import relating to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. The Credit Agreement, as amended hereby, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

5.2	Governing Law.

This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

5.3	Enurement.

This agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

5.4	Counterparts.

This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same agreement. Delivery of an executed signature page of this agreement by facsimile transmission or by e-mail in pdf format shall be as effective as delivery of a manually executed counterpart thereof.

5.5	Confirmation of Finance Documents.

By its acknowledgment, each Obligor confirms and agrees that the Liens and other obligations expressed to be created under or pursuant to each Finance Document to which it is a party shall be binding upon such Obligor and its collateral (as described in each such Security Document) shall be unaffected by and shall continue in full force and effect notwithstanding the amendment of the Credit Agreement as constituted hereby and the execution and delivery and effectiveness of this amendment shall not in any manner whatsoever reduce, release, discharge, impair or otherwise prejudice or change the rights of the Finance Parties arising under, by reason of or otherwise in respect of such Liens and other obligations constituted by each such Finance Document. For the avoidance of doubt, each Obligor hereby confirms that each Security Document to which it is a party secures its Secured Obligations and that each such Security Document continues in full force and effect.

Twelfth Amending Agreement

5.6	Effective Date.

Notwithstanding the date on which this agreement or the consent appended hereto is executed and/or delivered, this agreement shall be to have effect from and as of January  11 , 2018.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

Twelfth Amending Agreement

PRIMERO MINING CORP.

By: _______________________________
Name: H. Maura Lendon
Title: Chief General Counsel and Corporate Secretary

By: _______________________________
Name:
Title:

PRIMERO EMPRESA MINERA, S.A. DE C.V.

By: _______________________________
Name:
Title:

By: _______________________________
Name:
Title:

SILVER TRADING (BARBADOS) LIMITED

By: _______________________________
Name: Ryan Snyder
Title: Director

By: _______________________________
Name:
Title:

Twelfth Amending Agreement

PRIMERO MINING CORP.

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

PRIMERO EMPRESA MINERA, S.A. DE C.V.

By: ______________________________
Name: Martin Aguilar Villaseñor
Title: Officer

By: ______________________________
Name:
Title:

SILVER TRADING (BARBADOS) LIMITED

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

Twelfth Amending Agreement

PRIMERO MINING LUXEMBOURG

By: ______________________________
Name: Wade Nesmith
Title: Manager "A"

By: ______________________________
Name:
Title:

Twelfth Amending Agreement

BANK OF MONTREAL, as Administrative Agent

By: R. Wright
Name:
Title:

By: J. Beadow
Name: Jeremy Beadow
Title: Vice President

BANK OF MONTREAL, as Lender

By: R. Wright
Name:
Title: Robert H. Wright
Director

By: J. Beadow
Name: Jeremy Beadow
Title: Vice President

Twelfth Amending Agreement

THE BANK OF NOVA SCOTIA, as Lender

By: ______________________
Name: Elizabeth Daponte
Title: Managing Director

By: ______________________
Name: Patricia Cemes-Banner
Title: Associate Director

Twelfth Amending Agreement

CONSENT

Capitalized terms used herein have the meanings given to such terms in the attached amendment agreement dated as of January 12, 2018 between the Lenders, the Administrative Agent and the Borrower. By its signature below, Wheaton Precious Metals Corp. consents and agrees, pursuant to Section 2.15 of each of the SLW Guarantees, to the amendment to the Credit Agreement by deleting the definition of "Maturity Date" and replacing it with the definition of "Maturity Date" set forth in Section 2.2(a) of the attached amendment agreement.

WHEATON PRECIOUS METALS CORP.

By: _______________________
Name: GARY D. BROWN
Title: Senior Vice President
Chief Financial Officer

By: _______________________
Name:
Title:

Twelfth Amending Agreement